                                                            As filed pursuant to
                                                            Rule 424(b)(5) under
                                                      the Securities Act of 1933
                                                      Registration No. 333-62784

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED JULY 27, 2001

                                 $1,200,000,000
                          AUTO RECEIVABLE BACKED NOTES

                        WFS FINANCIAL 2001-C OWNER TRUST

                     $180,000,000   3.63625% CLASS A-1 NOTES
                     $300,000,000   3.97000% CLASS A-2 NOTES
                     $410,000,000   FLOATING RATE CLASS A-3 NOTES
                     $310,000,000   5.18000% CLASS A-4 NOTES

                     [WFS LOGO] WFS RECEIVABLES CORPORATION
                                     SELLER

                          [WFS LOGO] WFS FINANCIAL INC
                                MASTER SERVICER
                               ------------------

     The issuer will issue four classes of notes, payments on which will be made quarterly on the 20th of March, June, September and December. The first payment will be made on December 20, 2001.

     Full and timely payment of the amounts due as interest and principal on the notes on each distribution date is unconditionally and irrevocably guaranteed under a financial guaranty insurance policy issued by Financial Security Assurance Inc.

     THE FINANCIAL GUARANTY INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. Noteholders will not have recourse against that fund.
                               ------------------

     YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE S-13 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 10 OF THE PROSPECTUS. The notes are auto receivable backed notes issued by a trust. The notes are not obligations of WFS Receivables Corporation, WFS Financial Inc or any of their affiliates, nor are the notes insured by the Federal Deposit Insurance Corporation.

                                                        FINAL SCHEDULED
                         PRINCIPAL        INTEREST        DISTRIBUTION                      UNDERWRITING   PROCEEDS TO THE
        CLASS              AMOUNT           RATE              DATE        PRICE TO PUBLIC    DISCOUNTS         SELLER
---------------------  --------------   -------------   ----------------  ---------------   ------------   ---------------
A-1 Notes............  $  180,000,000        3.63625%    June 20, 2002        100.00000%          0.13%         99.87000%
A-2 Notes............  $  300,000,000        3.97000%    June 20, 2004         99.99640%          0.17%         99.82640%
A-3 Notes............  $  410,000,000   LIBOR + 0.14%    March 20, 2006       100.00000%          0.21%         99.79000%
A-4 Notes............  $  310,000,000        5.18000%    March 20, 2009        99.98998%          0.25%         99.73998%
                       --------------                                     --------------     ----------    --------------
Total................  $1,200,000,000                                     $1,199,958,138     $2,380,000    $1,197,578,138

     The Price to Public and Proceeds to the Seller do not include accrued interest due from the date of initial issuance. The Proceeds to the Seller have not been reduced by the Seller's expenses which are estimated to be $575,000.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Delivery of the Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about August 8, 2001.

CREDIT SUISSE FIRST BOSTON
                  BANC OF AMERICA SECURITIES LLC
                                    DEUTSCHE BANC ALEX. BROWN
                                                  SALOMON SMITH BARNEY

                                 July 27, 2001

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS
  SUPPLEMENT..........................   S-3
WHERE TO FIND INFORMATION IN THESE
  DOCUMENTS...........................   S-3
SUMMARY OF TERMS......................   S-4
  The Parties.........................   S-4
  Important Dates.....................   S-4
  The Securities......................   S-4
  The Trust Property..................   S-6
  Repurchase of Contracts and
     Redemption of Securities.........  S-10
  Tax Status..........................  S-11
  Eligibility for Purchase by Money
     Market Funds.....................  S-11
  ERISA Considerations................  S-12
RISK FACTORS..........................  S-13
  The Ratings of the Notes May be
     Withdrawn or Revised Which May
     Have an Adverse Effect on the
     Market Price of the Notes........  S-13
  Losses on Contracts May be Affected
     Disproportionately Because of
     Geographic Concentration of
     Contracts in California..........  S-13
  Risks Associated with the Interest
     Rate Swap........................  S-13
GLOSSARY OF DEFINED TERMS.............  S-15
FORMATION OF THE TRUST................  S-15
  General.............................  S-15
  Capitalization......................  S-16
  The Owner Trustee...................  S-16
THE CONTRACTS POOL....................  S-16
  Distribution of Contracts by APR....  S-18
  Geographic Concentration of the
     Contracts........................  S-19
WEIGHTED AVERAGE LIVES OF THE NOTES...  S-20
  Percentage of Initial Note Balance
     at Various ABS Percentages.......  S-22
DELINQUENCY AND CONTRACT LOSS
  INFORMATION.........................  S-23

                                        PAGE
                                        ----
USE OF PROCEEDS.......................  S-24
THE NOTES.............................  S-24
  General.............................  S-24
  Payments of Interest................  S-24
  Interest Rate Swap..................  S-25
  Payments of Principal...............  S-26
  Optional Repurchase.................  S-27
  Optional Purchase...................  S-27
  The Indenture Trustee...............  S-27
  Events of Default...................  S-28
CERTAIN INFORMATION REGARDING THE
  SECURITIES..........................  S-29
  Payments on the Contracts...........  S-29
  Distributions on the Notes..........  S-29
  Payment Priorities of the Notes; The
     Spread Account...................  S-30
  Withdrawals from the Spread Account
     and Payments Under the Note
     Policy...........................  S-31
  Termination.........................  S-32
  Prepayment Considerations...........  S-32
CAPITALIZATION OF FINANCIAL SECURITY
  ASSURANCE INC.......................  S-33
THE SELLER............................  S-33
  Breach of Representations and
     Warranties; Defective Contract
     Documentation....................  S-33
WFS...................................  S-34
  General.............................  S-34
  Business Activities.................  S-34
  Litigation..........................  S-34
WESTERN FINANCIAL BANK................  S-35
  General.............................  S-35
  Business Activities.................  S-35
THE SWAP COUNTERPARTY.................  S-35
ERISA CONSIDERATIONS..................  S-36
UNDERWRITING..........................  S-36
LEGAL MATTERS.........................  S-37
EXPERTS...............................  S-37
INCORPORATION BY REFERENCE............  S-38
GLOSSARY..............................  S-39

                       IMPORTANT NOTICE ABOUT INFORMATION
                    PRESENTED IN THIS PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that progressively provide more detail: (1) the accompanying prospectus dated July 27, 2001 which provides general information, some of which may not apply to the notes, and (2) this prospectus supplement, which describes the specific terms of the notes. This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

     You should rely on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should rely on the information contained in this prospectus supplement for the specific terms of the notes. We have not authorized anyone to provide you with different information.

     If you purchase notes, you will also be provided with unaudited quarterly and annual reports concerning the automobile loan contracts which back the notes. These reports will also be available after they are released on WFS' website at www.wfsfinancial.com.

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     We have included cross-references to captions in this prospectus supplement and the prospectus where you can find further related discussions. We have started with an introductory section describing the trust and terms of this offering in abbreviated form, followed by a more complete description of the terms of this offering.

     Cross-references may be contained in the introductory section which will direct you elsewhere in this prospectus supplement. You can also find references to key topics in the Table of Contents on the preceding page.

     To the extent not defined in this prospectus supplement, capitalized terms have the meanings given in the prospectus.

     WFS, as master servicer, will provide without charge to each person to whom a copy of this prospectus supplement is delivered, including any beneficial owner of notes, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference into this prospectus supplement, except the exhibits to those documents, unless those exhibits are specifically incorporated by reference in any of those documents. Requests for those copies should be directed to Secretary, WFS Financial Inc, 23 Pasteur, Irvine, California 92618 or by calling (949) 727-1002. This prospectus supplement may also be found at the Company's web site at www.wfsfinancial.com.

                                SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. You will find a detailed description of the offering of securities following this summary.

THE PARTIES:

The Issuer.................  WFS Financial 2001-C Owner Trust, or the trust

Seller.....................  WFS Receivables Corporation, or WFSRC

Master Servicer............  WFS Financial Inc, or WFS

The Insurer................  Financial Security Assurance, Inc., or Financial
                             Security

Indenture Trustee..........  Bankers Trust Company

Owner Trustee..............  Chase Manhattan Bank USA, National Association

IMPORTANT DATES:

Cut-Off Date...............  August 1, 2001

Closing Date...............  Expected to be August 8, 2001

Distribution Dates.........  Payments of interest and principal will be made on the notes on each March 20, June 20, September 20 and December 20. If any of those days is not a business day, payment will be made on the next succeeding business day. Principal will be paid in order to the earliest maturing class of notes until that class is paid in full. The initial date upon which payments will be made will be December 20, 2001.

Final Scheduled
   Distribution Dates......  If not paid earlier, the outstanding principal balance of the Class A-1 Notes will be paid on June 20, 2002, of the Class A-2 Notes will be paid on June 20, 2004, of the Class A-3 Notes will be paid on March 20, 2006, and of the Class A-4 Notes will be paid on March 20, 2009. If any of those days is not a business day, payment will be made on the next succeeding business day.

THE SECURITIES:

The Notes..................  The WFS Financial 2001-C Owner Trust Auto
                             Receivable Backed Notes will represent obligations of the trust secured by the assets of the trust. The notes will be issued in four classes and will bear interest at the rates set forth or calculated in the manner described below under "The Terms of the Notes" and "Interest Calculation".

The Certificates...........  The trust will issue to the seller WFS Financial
                             2001-C Owner Trust Auto Receivable Backed
                             Certificates, which are not being offered by this prospectus supplement. All payments in respect of the certificates will be subordinated to payments on the notes.

The Terms of the Notes.....

                                                                    INTEREST
                                       NOTE     PRINCIPAL           RATE PER           FINAL SCHEDULED
                                       CLASS      AMOUNT              ANNUM           DISTRIBUTION DATE
                                       -----   ------------   ---------------------   -----------------
                                       A-1..   $180,000,000                3.63625%      June 20, 2002
                                       A-2..   $300,000,000                3.97000%      June 20, 2004
                                       A-3..   $410,000,000   3-month LIBOR + 0.14%     March 20, 2006
                                       A-4..   $310,000,000                5.18000%     March 20, 2009

                             It is a condition to the offering of the notes that the Class A-1 Notes be rated Prime-1/A-1+ and that the Class A-2, A-3 and A-4 Notes be rated Aaa/AAA. These ratings will be obtained from Moody's Investors Service, Inc. and Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc.

Interest Calculation.......  Interest on the Class A-1 Notes will accrue at the fixed interest rate applicable to that class from each distribution date (or from the closing date with respect to the first distribution date) to the day preceding the next distribution date.

                             Interest on the Class A-1 Notes will be calculated based upon the actual number of days elapsed and a 360-day year.

                             Interest on the Class A-2 Notes and Class A-4 Notes will accrue at the fixed interest rate applicable to each of those classes from, and including, the 20th day of the month of the prior distribution date (or from the closing date with respect to the first distribution date) to, but excluding, the 20th day of the month of the current distribution date.

                             Interest on the Class A-2 Notes and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                             Interest on the Class A-3 Notes will accrue at a floating rate equal to LIBOR plus the additional percentage amount applicable to that class from each distribution date (or from the closing date with respect to the first distribution date) to the day preceding the next distribution date. LIBOR is the rate for deposits in U.S. dollars for a three-month period which appears on the Dow Jones Telerate Page 3750 (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second London business day prior to the closing date with respect to the first distribution date and, as to each subsequent distribution date thereafter, on the second London business day prior to the prior distribution date.

                             Interest on the Class A-3 Notes will be calculated based upon the actual number of days elapsed and a 360-day year.

Priority of Principal
   Payments................  Principal of the notes will be paid on each distribution date in the following order:

                             - to the Class A-1 Notes until the Class A-1 Notes
                               are paid in full;

                             - to the Class A-2 Notes until the Class A-2 Notes
                               are paid in full;

                             - to the Class A-3 Notes until the Class A-3 Notes
                               are paid in full; and

                             - to the Class A-4 Notes until the Class A-4 Notes
                               are paid in full.

THE TRUST PROPERTY:

General....................  The trust property will include:

                             - a pool of retail installment sales contracts and
                               a limited number of installment loans originated by WFS, all of which are secured by new or pre-owned automobiles or light duty trucks;

                             - the funds in the spread account;

                             - an insurance policy issued by Financial Security
                               guaranteeing to the indenture trustee all payments of principal and interest to be made to holders of the notes; and

                             - an interest rate swap agreement.

The Contracts..............

                                                     [GRAPHIC]
                             - The trust receives the right to payments due
                               under the contracts on and after August 1, 2001. The aggregate principal balance of the contracts on August 1, 2001 will not be less than $1,200,000,000.

                             - The contracts are secured by first liens on the
                               vehicles purchased under each contract.

                             - The contracts originated through June 30, 2001
                               have a weighted average annual percentage rate of approximately 13.902% and a weighted average remaining maturity of approximately 63.73 months.

                             - Approximately 3.21% of the aggregate principal
                               amount of the contracts originated through June 30, 2001 are Rule of 78's contracts and approximately 96.76% are simple interest contracts.

                             - While the characteristics of the contracts
                               transferred to the trust on the closing date may differ somewhat from this information, we anticipate that the variations will not be significant. For additional information relating to the contracts see "The Contracts Pool".

The Spread Account.........  The spread account is a segregated trust account in the name of the indenture trustee that will afford you some limited protection against losses on the contracts. It will be created with an initial cash deposit by WFSRC in the amount of $24,000,000. On any distribution date, funds will be distributed to you to cover any shortfalls in interest and principal required to be paid on the notes from the spread account.

                             The funds in the spread account will be
                             supplemented on each distribution date by any funds in the collection account for such distribution date remaining after making all of the payments necessary on that distribution date. The funds in the spread account will be supplemented until they are at least equal to 4% or 9% of the sum of the remaining principal balance of the simple interest contracts and the present value of the remaining scheduled payments of the monthly principal and interest due on the Rule of 78's contracts. The amount of funds required to be in the spread account will depend upon loss and delinquency triggers.

                             If on the last day of any month or on any distribution date the amount on deposit in the spread account is greater than the amount required to be in that account on that date, the excess cash will be distributed in the following order:

                             - to Financial Security, to the extent of any
                               unreimbursed amounts due to it,

                             - to WFSRC, until it has received an amount equal
                               to the spread account initial deposit, and

                             - to WFSRC or any other holder of the certificates.

                             You will have no further rights to any excess cash paid to any of these entities.

The Note Policy............  On the closing date, Financial Security will issue a financial guaranty insurance policy, known as the note policy, for the indirect benefit of the holders of the notes. Under the note policy, Financial Security will unconditionally and irrevocably guarantee to the indenture trustee the payments of interest and principal due on the notes during the term of the note policy.

                             If, based upon a report due to the indenture trustee five days prior to a distribution date, it appears that insufficient funds will be available to pay to the holders of the notes on that distribution date the full amount of the payment which will then be due to them, that shortfall will be paid first by drawing upon funds in the spread account and second, a claim upon the note policy. To the extent any claim is made upon the note policy, it is anticipated that the amount of that claim will be distributed on that distribution date. Only the indenture trustee may make a claim under the note policy. Financial Security's obligations under the note policy upon a claim will be complete upon its payment of the amounts due under the claim to the indenture trustee. Noteholders will have no rights directly under the note policy against Financial Security.

Interest Rate Swap.........  On the closing date, the issuer will enter into an interest rate swap agreement to hedge the floating interest rate on the Class A-3 Notes with Credit Suisse First Boston International, as the swap counterparty. The interest rate swap for the Class A-3 Notes will have an initial notional amount equal to the principal amount of the Class A-3 Notes on the closing date. The notional amount of the interest rate swap will decrease by the amount of any principal payments on the Class A-3 Notes.

                             In general, under the interest rate swap agreement, on each distribution date the issuer will be obligated to pay the swap counterparty a fixed rate payment based on the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a floating rate payment based on the interest rate of the Class A-3 Notes on the same notional amount. Payments on the interest rate swap will be exchanged on a net basis. The obligations of the issuer under the interest rate swap agreement are secured under the indenture. Net swap payments made by the issuer rank higher in priority than payments on the securities.

                             The interest rate swap agreement may be terminated upon an event of default or other termination event specified in the interest rate swap agreement. In the event the interest rate swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the trust out of available funds.

                             For a more detailed description of the interest rate swap agreement and the swap counterparty, see "The Notes -- Interest Rate Swap" and "The Swap Counterparty".

REPURCHASE OF CONTRACTS AND REDEMPTION OF SECURITIES:

Optional Repurchase........  WFSRC will have the option to repurchase from the trust, on any distribution date, contracts which have an aggregate value on the date of repurchase of not more than $240,000,000, which amount will equal the sum of (i) the aggregate principal balance of simple interest contracts repurchased and (ii) the aggregate of the present values of the remaining monthly principal and interest due on Rule of 78's Contracts repurchased. If WFSRC exercises this optional repurchase right, WFSRC will pay to the trust a repurchase price equal to the lesser of (x) the sum of (i) the aggregate principal balance of simple interest contracts repurchased and (ii) the aggregate of the present values of the remaining monthly principal and interest due on Rule 78's Contracts repurchased, or
                             (y) the sum of the unpaid principal amount of all classes of notes outstanding plus the accrued interest on each of those classes of notes, on the date of repurchase. WFSRC will also pay a repurchase premium in an amount equal to the product of the repurchase price and the repurchase factor. See "The Notes -- Optional Repurchase -- Calculation of Repurchase Premium".

Optional Purchase..........  On any distribution date as of which the aggregate principal balance of the simple interest contracts plus the aggregate of the present values of the remaining monthly principal and interest payments due on the Rule of 78's Contracts transferred to the trust is equal to or less than $120,000,000, WFSRC may purchase from the trust all of the contracts then outstanding, without payment of a repurchase premium, at a purchase price equal to the unpaid principal amount of all classes of notes outstanding plus the accrued interest on each of those classes of notes.

Prepayment and Redemption
   following Optional
   Repurchase or Optional
   Purchase................  If WFSRC exercises its optional repurchase right or optional purchase right,

                             - the amount paid by WFSRC equal to the price to
                               repurchase or purchase the contracts, exclusive of any repurchase premium, will be treated as collections and distributed to the holders of the notes in order of their priority, in addition to the distributions to which the holders would then otherwise be entitled to receive,

                             - the amount received by the trust equal to the
                               repurchase premium will be distributed on the related distribution date pro rata to the holders of the notes, after giving effect to all other payments made on that distribution date other than the amount paid equal to the scheduled balances of the repurchased contracts,

                             - the contracts repurchased or purchased by WFSRC
                               will be transferred to WFSRC on that distribution date, and

                             - if the exercise of the optional repurchase right
                               or the optional purchase right results in the principal and accrued interest of all classes of notes outstanding being paid in full, the trust will be terminated.

Mandatory Redemption.......  The notes may be accelerated if an event of default has occurred and is continuing under the indenture. If an insurer default has occurred and is continuing and an event of default has occurred and is continuing, the indenture trustee may be permitted to accelerate the notes. If an event of default has occurred and is continuing but no insurer default has occurred and is continuing, Financial Security will have the right, in addition to its obligation to make scheduled payments on the notes in accordance with the terms of the note policy, but not the obligation, to elect to accelerate the notes. If the notes are accelerated, the master servicer or the indenture trustee will sell or otherwise liquidate the property of the trust and deliver the proceeds to the indenture trustee for distribution in accordance with the terms of the indenture.

TAX STATUS:

                             In the opinion of Mitchell, Silberberg & Knupp LLP, special counsel for federal income and California income tax purposes, as discussed under "Federal and California Income Tax Consequences" in the prospectus:

                             - the notes will be characterized as debt, and

                             - the trust will not be characterized as an
                               association or a publicly traded partnership taxable as a corporation.

                             If you purchase a note, you agree to treat it as debt for tax purposes.

ELIGIBILITY FOR PURCHASE BY MONEY MARKET FUNDS:

                             The Class A-1 Notes will be structured to be eligible securities for purchase by money market funds under

                             Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment in such notes satisfies the fund's investment policies and objectives.

ERISA CONSIDERATIONS:

                             The notes are generally eligible for purchase by employee and other benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. However, administrators of such employee and other benefit plans should review the matters discussed under "ERISA Considerations" in this prospectus supplement and in the prospectus and also should consult with their legal advisors before purchasing notes. Persons investing assets of employee benefit or other plans subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code will be deemed to make certain representations.

                                  RISK FACTORS

     In addition to the risk factors beginning on page 10 of the prospectus, you should also consider the following risk factors in deciding whether to purchase any of the notes.

THE RATINGS OF THE NOTES MAY BE WITHDRAWN OR REVISED WHICH MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF THE NOTES

     It is a condition of issuance that the notes be rated as follows:

                                                 MOODY'S   STANDARD & POOR'S
                                                 -------   -----------------
Class A-1 Notes..............................    Prime-1         A-1+
Class A-2, Class A-3 and Class A-4 Notes.....      Aaa            AAA

     The rating by Standard & Poor's of the Class A-1 Notes will be issued without regard to the benefit afforded by the note policy. The ratings by Standard & Poor's of all classes of notes other than the Class A-1 Notes, as well as the ratings by Moody's of the notes, will be based on the issuance of the note policy by Financial Security. In addition, the ratings by Moody's and Standard & Poor's do not address whether WFSRC will exercise its option to repurchase the Contracts and, upon exercise of that option, whether the Repurchase Premium will be paid.

     Moody's and Standard & Poor's can revise or withdraw their ratings at any time if they feel the circumstances which lead to the existing ratings have changed (including, except with respect to Standard & Poor's rating of the Class A-1 Notes, as a result of any change in the claims-paying ability of Financial Security). A revision or withdrawal of an existing rating may have an adverse effect on the market price of the related notes.

     A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by Moody's and Standard & Poor's of the likelihood that a class of notes will be paid in full by its final scheduled distribution date. The ratings do not consider to what extent the notes will be subject to prepayment.

LOSSES ON CONTRACTS MAY BE AFFECTED DISPROPORTIONATELY BECAUSE OF GEOGRAPHIC CONCENTRATION OF CONTRACTS IN CALIFORNIA

     As of the close of business on June 30, 2001, WFS' records indicate that 38.35% of the aggregate principal balance of the Contracts will be from contracts originated in California. As of that date, no other state accounted for more than 6.66% of the aggregate principal balance of the Contracts. Therefore, economic conditions or other factors affecting California in particular could adversely affect the losses on the Contracts. While the characteristics of the Contracts transferred to the trust at the closing date may be somewhat different from the characteristics disclosed in this risk factor, we anticipate that the variations will not be significant.

RISKS ASSOCIATED WITH THE INTEREST RATE SWAP

     The trust will enter into an interest rate swap agreement because the contracts owned by the trust bear interest at fixed rates while the Class A-3 Notes will bear interest at a floating rate based on LIBOR. The trust will use payments made by the swap counterparty to help make interest payments on the notes, to the extent required.

     During those periods in which the floating rate payable by the swap counterparty are substantially greater than the fixed rates payable by the trust, the trust will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to pay the net amount due and an insurer default has occurred and is continuing, you may experience delays and/or reductions in the interest and principal payments on your notes.

     On the other hand, during those periods in which the floating rate payable by the swap counterparty are less than the fixed rate payable by the trust, the trust will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the trust for the net amount due to the swap counterparty under the interest rate swap agreement. The swap counterparty's claim for payments including termination payments will be higher in priority than payments on the notes. If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in the interest and principal payments on your notes.

     The interest rate swap agreement generally may not be terminated except upon failure of either party to make payments when due, insolvency of either party, illegality, or due to failure of the swap counterparty to post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty's credit ratings drop below the levels required by the interest rate swap agreement. Depending on the reason for the termination, a termination payment may be due to the trust or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial. A termination payment due to the swap counterparty would be made by the trust out of funds that would otherwise be available to make payments on the notes.

     If the swap counterparty fails to make a termination payment owed to the trust, the trust may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on the floating rate Class A-3 Notes exceed the fixed rate the trust would have been required to pay the swap counterparty under the interest swap.

     If the interest rate swap agreement is terminated and no replacement is entered into and if an insurer default has occurred and is continuing, you may experience delays and/or reductions in the interest and principal payments on your notes.

     To the extent not paid by a replacement swap counterparty, swap termination payments paid to the swap counterparty will reduce the amount of funds available for payments of interest and principal on the notes.

                           GLOSSARY OF DEFINED TERMS

     A glossary containing the meaning of defined terms used in this prospectus supplement begins on page S-39 of this prospectus supplement.

                             FORMATION OF THE TRUST

GENERAL

     The following information regarding the Trust supplements the information in the prospectus under "Formation of the Trust".

     The Trust will be a business trust formed for the transaction described in this prospectus supplement and the prospectus under the laws of the State of Delaware in accordance with the Trust Agreement.

     On or before the Closing Date, WFS will sell and assign the Contracts, each of which is an installment sales contract or installment loan secured by a financed vehicle which is a new or pre-owned automobile or light duty truck, to WFSRC. On or before the Closing Date, the Trust will be established and on the Closing Date WFSRC will transfer and assign the Contracts directly to the Trust. Certificates representing WFSRC's beneficial interest in the Trust will be issued by the Trust to WFSRC as additional consideration for the Contracts. Although the transfer of the Contracts by WFSRC to the Trust will be treated as a financing rather than as a sale for accounting purposes, WFSRC is referred to as the Seller. The Indenture Trustee, acting on behalf of the Noteholders, will have a first priority perfected security interest in the Contracts. WFS will act as Master Servicer of the Contracts and will receive compensation and fees for those services. See "The Master Servicer -- Servicing Compensation" in the prospectus. WFS, as Master Servicer, will retain physical possession of the original executed Contracts, and certain other documents or instruments relating to the Contracts, as custodian for the Owner Trustee in accordance with the Sale and Servicing Agreement, or may employ one or more subservicers as custodians.

     In order to protect the Trust's ownership and security interests in the Contracts, the Trust's interests in the Contracts will be perfected by WFSRC filing a UCC-1 financing statement in the State of California to give notice of the Trust's ownership of and security interests in the Contracts. Under the Sale and Servicing Agreement and the Indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the Trustees in the Contracts. Neither the Indenture Trustee nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any Contract. WFS will not physically segregate the Contracts from other retail installment sales contracts and installment loans owned or serviced by it and will not stamp the Contracts with notice of the sale to WFSRC or by the Seller to the Trust. See "Certain Legal Aspects of the Contracts" in the prospectus.

     Simultaneously with the issuance of the Notes, Financial Security will issue the Note Policy to the Indenture Trustee for the benefit of the holders of the Notes. Under the Note Policy, Financial Security will unconditionally and irrevocably guarantee to the holders of the Notes full and complete payment of the Scheduled Payments for each Distribution Date, but not payment upon a default of WFSRC or upon exercise of its option to repurchase or purchase the Contracts. Financial Security will have a lien on the Contracts and other documents relating to the Contracts subordinate to the interest of the holders of the Notes, which lien cannot be executed upon until all required payments under the Note Policy have been made. See "The Note Policy" in the prospectus.

     The Trust's principal offices will be in Newark, Delaware, in care of Chase Manhattan Bank USA, National Association, as Owner Trustee, at 500 Stanton Christiana Road, Newark, Delaware 19713.

CAPITALIZATION

     The following table illustrates the capitalization of the Trust as of the Cut-Off Date, as if the issuance and sale of the Notes had taken place on that date:

Class A-1 Notes.............................................  $  180,000,000
Class A-2 Notes.............................................     300,000,000
Class A-3 Notes.............................................     410,000,000
Class A-4 Notes.............................................     310,000,000
                                                              --------------
  Total.....................................................  $1,200,000,000
                                                              ==============

THE OWNER TRUSTEE

     Chase Manhattan Bank USA, National Association will be the Owner Trustee under the Trust Agreement. Chase Manhattan Bank USA, National Association is a national banking association and its corporate trust office is located at 500 Stanton Christiana Road, Newark, Delaware, 19713.

     The Owner Trustee will have the rights and duties set forth in the prospectus under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees".

                               THE CONTRACTS POOL

     Each Contract will be a retail installment sales contract secured by a financed vehicle originated by a new or pre-owned car dealer located in California or one of the other states listed in the table entitled "Geographic Concentration of the Contracts" or an installment loan secured by a financed vehicle. Most of the Contracts will have been purchased by WFS from dealers; however, Contracts representing no more than 5.2% of the Cut-Off Date Aggregate Scheduled Balance are installment loans originated by WFS directly to consumers or by other independent auto finance companies which loans were then sold to WFS. Except as otherwise noted, all references in this prospectus supplement to Contracts include installment loans.

     WFS will select the Contracts from its portfolio of fixed-interest rate contracts. The Contracts transferred to the Trust were underwritten and purchased or originated by WFS in the ordinary course of its business operations.

     The information concerning the Contracts presented throughout this prospectus supplement is as of the close of business on June 30, 2001. These Contracts will be transferred to the Trust at the Closing Date along with additional Contracts purchased or originated through July 31, 2001. The Contracts transferred to the Trust will have an aggregate outstanding Principal Balance of not less than $1,200,000,000. While the characteristics of all of the Contracts transferred to the Trust at the Closing Date may differ somewhat from the information disclosed in this table, we anticipate that the variations will not be significant.

                                                                 CONTRACTS
                                                              ---------------
Outstanding Principal Balance...............................  $750,000,000.00
  Minimum...................................................  $        539.23
  Maximum...................................................  $     97,539.73
  Average...................................................  $     15,806.44
Number of Contracts.........................................           47,449
Financed Vehicles
  Percentage of New Vehicles................................            26.33%
  Percentage of Pre-Owned Vehicles..........................            73.67%
  Percentage of Automobiles.................................            45.97%
  Percentage of Light Duty Trucks...........................            54.03%
Percentage of Rule of 78's Contracts........................             3.21%
Percentage of Simple Interest Contracts.....................            96.76%
Annual Percentage Rate
  Minimum...................................................            5.900%
  Maximum...................................................           36.000%
  Weighted Average..........................................           13.902%
Remaining Maturities
  Minimum (Months)..........................................                3
  Maximum (Months)..........................................               84
  Weighted Average (Months).................................            63.73
Original Maturities
  Minimum (Months)..........................................               12
  Maximum (Months)..........................................               84
  Weighted Average (Months).................................            64.45
  Percent over 60 Months....................................            52.89%
  Percent over 72 Months....................................             2.32%

     Each of the Contracts will be fully amortizing and provides for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the Rule of 78's or the simple interest method. The amortization of the Rule of 78's Contracts will result in the outstanding Principal Balance on each of those Contracts being in excess of the Scheduled Balance of that Contract. For purposes of the Trust, all Rule of 78's Contracts will be amortized on an actuarial basis to prevent shortfalls of principal payments on the notes. As amortization on an actuarial basis produces a faster amortization than does application of the Rule of 78's, there will not be a shortfall of principal in any event, including as a result of prepayments or timely payment to maturity of a Rule of 78's Contract.

                        DISTRIBUTION OF CONTRACTS BY APR

     The following table provides information about those Contracts originated through June 30, 2001 relating to their annual percentage rate. While the characteristics of all of the Contracts transferred to the Trust at the Closing Date may differ somewhat from the information set forth in this table, we anticipate that the variations will not be significant. The percentages do not add to 100.00% due to rounding.

                                                                                  PERCENTAGE OF
                                                                  AGGREGATE      TOTAL AGGREGATE
                                                   NUMBER OF      PRINCIPAL         PRINCIPAL
                  CONTRACT APR                     CONTRACTS       BALANCE          BALANCES
                  ------------                     ---------   ---------------   ---------------
5.000% - 5.999%..................................       12     $    216,378.76         0.03%
6.000% - 6.999%..................................       88        1,452,788.81         0.19
7.000% - 7.999%..................................      897       16,299,580.84         2.17
8.000% - 8.999%..................................    2,061       37,992,520.68         5.07
9.000% - 9.999%..................................    3,224       59,584,862.05         7.94
10.000% - 10.999%................................    3,826       68,887,091.56         9.18
11.000% - 11.999%................................    3,903       70,012,309.37         9.33
12.000% - 12.999%................................    4,906       84,014,743.81        11.20
13.000% - 13.999%................................    4,340       74,154,354.43         9.89
14.000% - 14.999%................................    4,521       73,830,566.02         9.84
15.000% - 15.999%................................    4,154       63,997,735.01         8.53
16.000% - 16.999%................................    3,716       56,049,532.51         7.47
17.000% - 17.999%................................    3,086       43,804,123.11         5.84
18.000% - 18.999%................................    2,559       33,274,558.52         4.44
19.000% - 19.999%................................    1,685       20,760,658.55         2.77
20.000% - 20.999%................................    2,065       23,088,388.41         3.08
21.000% - 21.999%................................    1,415       13,855,126.76         1.85
22.000% and higher...............................      991        8,724,680.80         1.16
                                                   ---------   ---------------       ------
Total............................................   47,449     $750,000,000.00       100.00%
                                                   =========   ===============       ======

                   GEOGRAPHIC CONCENTRATION OF THE CONTRACTS

     The following table provides information about those Contracts originated through June 30, 2001 based upon the state in which the new or pre-owned car dealer which originated a Contract is located, or in the case of an installment loan, the state in which the office of the lender which originated the loan is located. While the characteristics of all of the Contracts transferred to the Trust at the Closing Date may differ somewhat from the information disclosed in this table, we anticipate that the variations will not be significant. The percentages do not add to 100.00% due to rounding.

                                              AGGREGATE        PERCENTAGE OF
                               NUMBER OF      PRINCIPAL       TOTAL AGGREGATE
               STATE           CONTRACTS       BALANCE       PRINCIPAL BALANCES
               -----           ---------   ---------------   ------------------
      California.............   18,733     $287,596,993.97          38.35%
      Arizona................    3,007       49,924,290.93           6.66
      Florida................    1,818       30,766,388.95           4.10
      Washington.............    2,076       30,525,080.70           4.07
      Ohio...................    2,011       29,400,829.11           3.92
      Texas..................    1,717       28,257,769.83           3.77
      Oregon.................    1,895       27,180,702.45           3.62
      North Carolina.........    1,202       21,243,479.38           2.83
      Colorado...............    1,307       20,518,765.00           2.74
      South Carolina.........    1,217       20,004,372.67           2.67
      Nevada.................    1,048       17,900,948.61           2.39
      Virginia...............      909       16,806,924.53           2.24
      Tennessee..............      900       16,121,693.73           2.15
      Illinois...............      887       14,392,360.36           1.92
      Georgia................      686       12,403,062.00           1.65
      Michigan...............      763       12,296,159.65           1.64
      Utah...................      746       11,666,471.81           1.56
      Idaho..................      772       10,620,025.14           1.42
      Missouri...............      578        9,193,189.40           1.23
      Pennsylvania...........      541        8,092,292.23           1.08
      Kentucky...............      491        7,903,512.08           1.05
      Maryland...............      342        6,817,714.74           0.91
      Wisconsin..............      431        6,350,992.19           0.85
      Indiana................      369        5,844,130.75           0.78
      Alabama................      330        5,758,219.80           0.77
      New Jersey.............      312        4,847,531.93           0.65
      New York...............      308        4,549,667.29           0.61
      Delaware...............      245        4,345,567.59           0.58
      Minnesota..............      247        4,022,759.46           0.54
      New Mexico.............      246        3,688,783.55           0.49
      Massachusetts..........      223        3,313,703.70           0.44
      Mississippi............      174        3,184,388.21           0.42
      Kansas.................      187        3,124,291.56           0.42
      Oklahoma...............      199        3,088,195.13           0.41
      West Virginia..........      127        2,003,664.51           0.27
      Connecticut............      105        1,575,312.93           0.21
      Iowa...................       85        1,366,019.06           0.18
      New Hampshire..........       84        1,324,833.65           0.18
      Wyoming................       47          705,985.45           0.09
      Nebraska...............       44          634,981.31           0.08
      Rhode Island...........       20          327,221.80           0.04
      South Dakota...........       13          228,987.15           0.03

                                              AGGREGATE        PERCENTAGE OF
                               NUMBER OF      PRINCIPAL       TOTAL AGGREGATE
               STATE           CONTRACTS       BALANCE       PRINCIPAL BALANCES
               -----           ---------   ---------------   ------------------
      Maine..................        6           80,877.51           0.01
      Hawaii.................        1              858.20              *
                                ------     ---------------         ------
      Total:.................   47,449     $750,000,000.00         100.00%
                                ======     ===============         ======

---------------

* Less than 0.01%.

                      WEIGHTED AVERAGE LIVES OF THE NOTES

     Prepayments on contracts can be measured relative to a payment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. ABS further assumes that all the contracts in question are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1% ABS rate means that 100 contracts prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the Contracts transferred to the Trust.

     As the rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Contracts, final payment of any class of Notes could occur significantly earlier than its Final Scheduled Distribution Date. Reinvestment risk associated with early payment of the Notes of any class will be borne exclusively by the holders of those Notes.

     The table captioned "Percentage of Initial Note Balance at Various ABS Percentages" is referred to as the ABS Table and has been prepared on the basis of the characteristics of the Contracts described under "The Contracts Pool", but with an assumed aggregate principal of $1,200,000,000. The ABS Table assumes that:

     - the Contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

     - the monthly principal and interest payment on each Contract is scheduled to be made and is made on the last day of each month and each month has 30 days,

     - payments are made on the notes on each Distribution Date (and each such date is assumed to be the twentieth day of each applicable month),

     - WFSRC does not exercise its Optional Repurchase right, and

     - WFSRC exercises its Optional Purchase right on the earliest Distribution Date on which that option may be exercised.

     The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percentage of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Table also assumes that the Contracts have been aggregated into hypothetical pools with all of the Contracts within each such pool having the following characteristics and that the level scheduled payment for each of the pools, which is based on the aggregate Principal Balance, annual percentage rate, original term to maturity and remaining term to maturity as of the Cut-Off Date will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                      REMAINING     ORIGINAL
                                            AGGREGATE                   TERM          TERM
                                            PRINCIPAL                TO MATURITY   TO MATURITY
               SUBPOOLS                      BALANCE         APR     (IN MONTHS)   (IN MONTHS)
               --------                 -----------------   ------   -----------   -----------
  1...................................  $    8,234,381.80   17.026%      34            34
  2...................................      24,817,790.61   16.276%      47            47
  3...................................     129,757,366.08   14.841%      60            60
  4...................................     188,172,899.26   12.850%      72            72
  5...................................       7,974,219.33   16.879%      33            34
  6...................................      22,537,702.07   16.262%      46            47
  7...................................     123,951,544.42   14.787%      59            60
  8...................................     174,881,013.90   12.735%      71            72
  9...................................       2,186,385.28   16.222%      32            34
 10...................................       5,708,878.81   16.444%      45            47
 11...................................      28,156,013.03   14.820%      56            60
 12...................................      33,621,805.41   12.809%      69            72
 13...................................      10,557,427.98   17.026%      34            34
 14...................................      31,819,272.34   16.276%      47            47
 15...................................     166,363,921.54   14.841%      60            60
 16...................................     241,259,378.14   12.850%      72            72
                                        -----------------
 Total................................  $1,200,000,000.00
                                        =================

     The actual characteristics and performance of the Contracts will differ from the assumptions used in preparing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Contracts will prepay at a constant ABS rate until maturity or that all of the Contracts will prepay at the same ABS rate. Moreover, the diverse terms of Contracts within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Contracts are as assumed. Any difference between those assumptions and the actual characteristics and performance of the Contracts, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.

         PERCENTAGE OF INITIAL NOTE BALANCE AT VARIOUS ABS PERCENTAGES

                                    CLASS A-1 NOTES              CLASS A-2 NOTES              CLASS A-3 NOTES
                               -------------------------    -------------------------    -------------------------
      DISTRIBUTION DATE        0.5%   1.0%   1.8%   2.5%    0.5%   1.0%   1.8%   2.5%    0.5%   1.0%   1.8%   2.5%
      -----------------        ----   ----   ----   ----    ----   ----   ----   ----    ----   ----   ----   ----
Closing Date.................  100%   100%   100%   100%    100%   100%   100%   100%    100%   100%   100%   100%
12/20/01.....................   58     45     24      6     100    100    100    100     100    100    100    100
3/20/02......................   26      4      0      0     100    100     81     63     100    100    100    100
6/20/02......................    0      0      0      0      96     78     50     24     100    100    100    100
9/20/02......................    0      0      0      0      77     55     19      0     100    100    100     91
12/20/02.....................    0      0      0      0      57     31      0      0     100    100     92     65
3/20/03......................    0      0      0      0      38      9      0      0     100    100     72     41
6/20/03......................    0      0      0      0      19      0      0      0     100     90     52     19
9/20/03......................    0      0      0      0       0      0      0      0      99     74     34      0
12/20/03.....................    0      0      0      0       0      0      0      0      85     59     16      0
3/20/04......................    0      0      0      0       0      0      0      0      71     44      0      0
6/20/04......................    0      0      0      0       0      0      0      0      57     30      0      0
9/20/04......................    0      0      0      0       0      0      0      0      43     16      0      0
12/20/04.....................    0      0      0      0       0      0      0      0      30      3      0      0
3/20/05......................    0      0      0      0       0      0      0      0      16      0      0      0
6/20/05......................    0      0      0      0       0      0      0      0       3      0      0      0
9/20/05......................    0      0      0      0       0      0      0      0       0      0      0      0
12/20/05.....................    0      0      0      0       0      0      0      0       0      0      0      0
3/20/06......................    0      0      0      0       0      0      0      0       0      0      0      0
6/20/06......................    0      0      0      0       0      0      0      0       0      0      0      0
9/20/06......................    0      0      0      0       0      0      0      0       0      0      0      0
WEIGHTED AVERAGE LIFE
 (YEARS).....................  0.57   0.49   0.43   0.38    1.58   1.30   0.99   0.83    3.13   2.66   2.03   1.66

                                    CLASS A-4 NOTES
                               -------------------------
      DISTRIBUTION DATE        0.5%   1.0%   1.8%   2.5%
      -----------------        ----   ----   ----   ----
Closing Date.................  100%   100%   100%    100%
12/20/01.....................  100    100    100     100
3/20/02......................  100    100    100     100
6/20/02......................  100    100    100     100
9/20/02......................  100    100    100     100
12/20/02.....................  100    100    100     100
3/20/03......................  100    100    100     100
6/20/03......................  100    100    100     100
9/20/03......................  100    100    100      97
12/20/03.....................  100    100    100      72
3/20/04......................  100    100    100      50
6/20/04......................  100    100     81       0
9/20/04......................  100    100     63       0
12/20/04.....................  100    100     48       0
3/20/05......................  100     88      0       0
6/20/05......................  100     73      0       0
9/20/05......................   88     59      0       0
12/20/05.....................   72     46      0       0
3/20/06......................   56      0      0       0
6/20/06......................   41      0      0       0
9/20/06......................    0      0      0       0
WEIGHTED AVERAGE LIFE
 (YEARS).....................  4.76   4.28   3.35   2.66

     The weighted average life of a Note is determined for the above table by
(x) multiplying the amount of each principal payment on a Note by the number of periods from the date of issuance of the Note to the related Distribution Date,
(y) adding the results and (z) dividing the sum by the original principal amount of the Note. This calculation assumes that WFSRC will not exercise its Optional Repurchase right but that it will exercise its Optional Purchase right on the earliest date possible.

     The foregoing table has been prepared based on the assumptions described under "Weighted Average Lives of the Notes", including the assumptions regarding the characteristics and performance of the Contracts, which will differ from their actual characteristics and performance, and should be read in conjunction with those assumptions.

                   DELINQUENCY AND CONTRACT LOSS INFORMATION

     The following tables set forth (i) the delinquency experience in regard to contracts originated and serviced by WFS and its affiliates, including contracts subsequently securitized, at December 31, 1996 through 2000 and at June 30, 2001 and (ii) the loss experience for contracts originated and serviced by WFS and its affiliates, including contracts subsequently securitized, for the years ended December 31, 1996 through 2000 and for the six month period ending June 30, 2001. There is no assurance that the future delinquency and loss experience of the Contracts will be similar to that set forth below. WFS defines delinquency as being past due based on the contractual due date of the underlying contract. The dollar amounts shown in these tables are net of interest not yet earned on Rule of 78's contracts. With respect to the Contract Loss Experience table, it is the policy of WFS to charge off a contract which becomes 120 days delinquent or is classified as a non-performing asset, whether that contract is owned by WFS or serviced by WFS for others. WFS believes that its chargeoff policy is consistent with that customarily used in the automobile finance industry.

                        CONTRACT DELINQUENCY EXPERIENCE

                                                                                     AT DECEMBER 31,
                                       JUNE 30,          ------------------------------------------------------------------------
                                         2001                     2000                     1999                     1998
                                ----------------------   ----------------------   ----------------------   ----------------------
                                 NUMBER                   NUMBER                   NUMBER                   NUMBER
                                   OF                       OF                       OF                       OF
                                CONTRACTS     AMOUNT     CONTRACTS     AMOUNT     CONTRACTS     AMOUNT     CONTRACTS     AMOUNT
                                ---------   ----------   ---------   ----------   ---------   ----------   ---------   ----------
                                                                     (DOLLARS IN THOUSANDS)
Contracts serviced............   662,941    $7,617,921    616,011    $6,818,182    524,709    $5,354,385    464,257    $4,367,099
                                 =======    ==========    =======    ==========    =======    ==========    =======    ==========
Period of delinquency
 30 - 59 days.................    15,869    $  152,109     16,787    $  157,843     12,868    $  107,416     13,885    $  112,208
 60 - 89 days.................     4,652        44,424      4,475        40,679      3,511        29,738      3,966        32,100
 90 days or more..............     1,927        17,736      2,006        18,487      1,711        14,872      1,768        14,441
                                 -------    ----------    -------    ----------    -------    ----------    -------    ----------
   Total contracts and amount
    delinquent................    22,448    $  214,269     23,268    $  217,009     18,090    $  152,026     19,619    $  158,749
                                 =======    ==========    =======    ==========    =======    ==========    =======    ==========
Delinquencies as a percentage
 of number and amount of
 contracts outstanding........      3.39%         2.81%      3.78%         3.18%      3.45%         2.84%      4.23%         3.64%

                                                AT DECEMBER 31,
                                -----------------------------------------------
                                         1997                     1996
                                ----------------------   ----------------------
                                 NUMBER                   NUMBER
                                   OF                       OF
                                CONTRACTS     AMOUNT     CONTRACTS     AMOUNT
                                ---------   ----------   ---------   ----------
                                            (DOLLARS IN THOUSANDS)
Contracts serviced............   408,958    $3,680,817    341,486    $3,046,585
                                 =======    ==========    =======    ==========
Period of delinquency
 30 - 59 days.................     6,605    $   54,450      4,511    $   38,173
 60 - 89 days.................     2,161        18,652      1,305        11,470
 90 days or more..............       918         7,762        567         5,144
                                 -------    ----------    -------    ----------
   Total contracts and amount
    delinquent................     9,684    $   80,864      6,383    $   54,787
                                 =======    ==========    =======    ==========
Delinquencies as a percentage
 of number and amount of
 contracts outstanding........      2.37%         2.20%      1.87%         1.80%

                            CONTRACT LOSS EXPERIENCE

                                                      FOR THE
                                                     SIX MONTHS
                                                       ENDED                      FOR THE YEAR ENDED DECEMBER 31,
                                                      JUNE 30,     --------------------------------------------------------------
                                                        2001          2000         1999         1998         1997         1996
                                                    ------------   ----------   ----------   ----------   ----------   ----------
                                                                               (DOLLARS IN THOUSANDS)
Contracts serviced
 At end of period.................................   $7,617,921    $6,818,182   $5,354,385   $4,367,099   $3,680,817   $3,046,585
                                                     ==========    ==========   ==========   ==========   ==========   ==========
 Average during period............................   $7,203,585    $6,076,814   $4,839,514   $4,006,185   $3,383,570   $2,627,622
                                                     ==========    ==========   ==========   ==========   ==========   ==========
 Gross chargeoffs of contracts during period......   $   98,937    $  165,937   $  150,518   $  173,422   $  136,773   $   86,464
 Recoveries of contracts charged-off in current
   and prior periods..............................       30,330        49,697       47,581       36,230       34,634       25,946
                                                     ----------    ----------   ----------   ----------   ----------   ----------
 Net chargeoffs...................................   $   68,607    $  116,240   $  102,937   $  137,192   $  102,139   $   60,518
                                                     ==========    ==========   ==========   ==========   ==========   ==========
 Net chargeoffs as a percentage of contracts
   outstanding during period (annualized).........         1.90%         1.91%        2.13%        3.42%        3.02%        2.30%

     Delinquencies as a percentage of amount of contracts outstanding increased from 2.20% at year end 1997 to 3.64% at year end 1998 and decreased to 2.84% in 1999, an increase of 65.5% and decrease of 22.0%, respectively. Delinquencies as a percentage of amount of contracts outstanding increased during 2000 to 3.18%, an increase of 12% from year end 1999. During the six months ended June 30, 2001, delinquencies as a percentage of amount of contracts outstanding decreased to 2.81%, a decrease of 11.6% from year end 2000.

     Net chargeoffs as a percentage of contracts outstanding for contracts originated and serviced by WFS increased from 3.02% in 1997 to 3.42% in 1998 and decreased to 2.13% in 1999, an increase and decrease of 13.25% and 37.7%, respectively. Net chargeoffs as a percentage of contracts outstanding for contracts originated or purchased and serviced by WFS further decreased to 1.91% in 2000 and to 1.90% for the six months ended June 30, 2001, a 10% decrease from 1999 and a .5% decrease from 2000, respectively.

     The decrease in loss and delinquency experience from 1998 to 2001 for contracts originated and serviced by WFS resulted from WFS originating a greater percentage of prime credit quality contracts, completing its restructuring efforts, and improving its underwriting and collection processes through automation. Loss and delinquency experience during 1998 and 1997 was impacted by a variety of factors, including an increase in the percentage of outstanding contracts which were originally underwritten in 1997 and 1998 at the lower end of the prime credit quality spectrum, an increase in the number of personal bankruptcy filings and general economic conditions. Loss and delinquency experience in 1998 was also impacted by a disruption of collection efforts arising from WFS' restructuring of its offices throughout the United States and the continued transitory effect of moving post-repossession collection efforts to recently created centralized asset recovery and vehicle recovery centers. As the characteristics of the Contracts transferred to the Trust may be different than that of the entire portfolio of contracts originated and serviced by WFS, no assurances can be given that the performance of these Contracts will be similar.

                                USE OF PROCEEDS

     WFSRC will apply the net proceeds from the sale of the Notes -- the proceeds of the public offering of the Notes minus expenses relating to the offering -- to the purchase of the Contracts from WFS.

                                   THE NOTES

GENERAL

     The Notes will be issued pursuant to an indenture between the Trust and the Indenture Trustee to be dated as of August 1, 2001. A copy of the Indenture will be filed with the Securities and Exchange Commission within 15 days of the Closing Date. You can obtain a copy of the Indenture, without exhibits, by writing to the Indenture Trustee at its corporate trust office or from the Securities and Exchange Commission. The following summary and the information contained under "Certain Information Regarding the Securities" describes the material terms of the Indenture and the Notes. You should, however, review the provisions of the Notes and the Indenture along with the following summary in order to have more complete information. Where particular provisions or terms used in the Notes or the Indenture are referred to, the actual provisions of those documents, including definitions of terms, are incorporated by reference as part of the summaries.

     Distributions of interest and principal on the notes will be made on quarterly distribution dates of March 20, June 20, September 20 and December 20 of each year or, if any of these days is not a Business Day, on the next succeeding Business Day, commencing December 20, 2001. Payments on the Notes on each Distribution Date will be paid to the holders of record of the related Notes on the Business Day immediately preceding that Distribution Date or, in the event that Definitive Securities are issued, as of the 15th day of the month immediately preceding the month in which that Distribution Date occurs.

PAYMENTS OF INTEREST

     Interest on the Class A-1 Notes will accrue at the fixed interest rate applicable to that class from, and including, each Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the next Distribution Date. Interest on the Class A-1 Notes will be calculated on a daily basis, based upon the actual days elapsed in an Interest Period and a 360-day year.

     Interest on the Class A-2 Notes and Class A-4 Notes will accrue at the fixed interest rate applicable to that class from, and including, the 20th day of the month of the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the 20th day of the month of the current Distribution Date. Interest on the Class A-2 Notes and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Interest on the Class A-3 Notes will accrue at a floating rate equal to LIBOR plus the additional percentage amount applicable to that class from, and including, each Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding the next Distribution Date. LIBOR is the rate for deposits in U.S. dollars for a three-month period (or, in the case of the first Distribution Date, four-month period) which appears on the Dow Jones Telerate Page 3750 (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR Determination Date. The LIBOR Determination Date will be the second London Business Day prior to the Closing Date with respect to the first Distribution Date and, as to each subsequent Distribution Date thereafter, on the second London Business Day prior to the prior Distribution Date. Interest on the Class A-3 Notes will be calculated based upon the actual number of days elapsed and a 360-day year.

     Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on that unpaid interest at the related interest rate set forth under "Summary of Terms -- The Securities -- The Terms of the Notes". Interest payments on the notes will be made from Net Collections after all accrued and unpaid trustees' fees and other administrative fees of the trust and payment of all applicable servicing compensation to the Master Servicer and the Net Swap Payment have been paid. See "Certain Information Regarding the Securities -- Distributions on the Notes -- Deposits to the Distribution Accounts; Priority of Payments".

INTEREST RATE SWAP

     On the Closing Date, the Trust will enter into the Interest Rate Swap Agreement to hedge the floating interest rate on the Class A-3 Notes with Credit Suisse First Boston International, as the Swap Counterparty. The interest rate swap for the Class A-3 Notes will have an initial notional amount equal to the principal amount of the Class A-3 Notes on the Closing Date. The notional amount of the interest rate swap will decrease by the amount of any principal payments on the Class A-3 Notes.

     In general, under the Interest Rate Swap Agreement, on each payment date the Trust will be obligated to pay the Swap Counterparty a fixed rate payment based on the notional amount of the interest rate swap and the Swap Counterparty will be obligated to pay a floating rate payment based on the interest rate of the Class A-3 Notes on the same notional amount. Payments on the interest rate swap will be exchanged on a net basis. The obligations of the Trust under the Interest Rate Swap Agreement is secured under the Indenture. Net Swap Payments made by the Trust rank higher in priority than payments on the securities.

     Upon the occurrence of any event of default specified in the Interest Rate Swap Agreement, the non-defaulting party may elect to terminate the Interest Rate Swap Agreement. These events include failure to make payments due under the Interest Rate Swap Agreement and the occurrence of certain bankruptcy and insolvency events.

     The Interest Rate Swap Agreement may also be terminated upon the occurrence of a termination event other than an event of default. These termination events include, among other things:

     - illegality of the transactions contemplated by the Interest Rate Swap Agreement;

     - an amendment to the Sale and Servicing Agreement, the Indenture or other transaction document that affects the Interest Rate Swap Agreement in certain respects without the prior consent of the Swap Counterparty;

     - failure of the Swap Counterparty to maintain its credit rating at certain levels required by the Interest Rate Swap Agreement, which failure may not constitute a termination event under certain conditions if the Swap Counterparty, among other things:

      -- posts collateral; and

      -- assigns its rights and obligations under the Interest Rate Swap
         Agreement to a substitute swap counterparty.

     In the event the Interest Rate Swap Agreement is terminated due to an event of default or a termination event, a Swap Termination Payment may be due to the Swap Counterparty by the Trust out of Net Collections or other assets of the Trust. The amount of any such Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the Interest Rate Swap Agreement, in each case in accordance with the procedures set forth in the Interest Rate Swap Agreement. Any such Swap Termination Payment could, if market rates or other conditions have changed materially, be substantial.

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the holders of the Notes, to the extent described below, on each Distribution Date in an amount equal to the related Note Principal Distributable Amount, in each case calculated as described under "Certain Information Regarding the Securities -- Distributions on the
Notes -- Deposits to the Distribution Accounts; Priority of Payments". Principal payments on the Notes will be made from Net Collections after all accrued and unpaid trustees' fees and other administrative fees of the Trust have been paid, after the Servicing Fee has been paid to the Master Servicer, after the Net Swap Payment has been paid, and after the Note Interest Distributable Amount has been distributed. See "Certain Information Regarding the Securities -- Distributions on the Notes -- Deposits to the Distribution Accounts; Priority of Payments".

     Principal payments on the Notes on each Distribution Date from the note distribution account will be made in the following order:

          (1) to the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero;

          (2) to the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero;

          (3) to the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero; and

          (4) to the Class A-4 Notes until the principal amount of the Class A-4 Notes has been reduced to zero.

     To the extent not previously paid prior to such dates, the outstanding principal amount of each class of Notes will be paid on its related Final Scheduled Distribution Date. The Final Scheduled Distribution Date for a class of Notes represents the last day on which the outstanding principal amount of the related Notes will be paid. In no event may the principal paid in respect of a class of Notes exceed the unpaid principal balance of that class of Notes. See "Certain Information Regarding the Securities -- Distributions on the
Notes -- Deposits to the Distribution Accounts; Priority of Payments".

     The actual date on which the outstanding principal amount of any class of Notes is paid may be earlier than its Final Scheduled Distribution Date based on a variety of factors, including the factors described under "The
Notes -- Optional Repurchase", "The Notes -- Optional Purchase", "Certain Information Regarding the Securities -- Prepayment Considerations", "Certain Legal Aspects of the Contracts -- Repurchase Obligation" in the prospectus and "The Seller -- Breach of Representations and Warranties; Defective Contract Documentation".

     All payments in respect of the certificates issued to WFSRC will be subordinated to payments on the Notes. Payments on the certificates will only be made from funds released from the Spread Account. See "Certain Information Regarding the Securities -- Withdrawals from the Spread Account and Payments Under the Note Policy".

OPTIONAL REPURCHASE

     If WFSRC exercises its Optional Repurchase right, it will give not less than 15 days' notice to the Indenture Trustee and will affect the repurchase at the following Distribution Date. The notice given to the Indenture Trustee will identify the Contracts selected by the Master Servicer to be repurchased by WFSRC on that Distribution Date. The repurchase price payable by WFSRC will be equal to the sum of the Base Price, the Repurchase Premium and any accrued but unpaid interest on the Contracts being repurchased. The Base Price will be the lesser of (x) the sum of the Scheduled Balances of Contracts to be repurchased, or (y) the sum of the unpaid principal amount of all Notes outstanding plus the accrued interest on each of those classes of Notes, on the date of repurchase. The Repurchase Premium will be the amount calculated as described in the next paragraph.

     Calculation of Repurchase Premium. The Repurchase Premium payable by WFSRC in connection with an exercise of its Optional Repurchase right will be equal to the product of the Base Price and the repurchase factor, as set forth below:

                                                              REPURCHASE
          DISTRIBUTION DATE OF OPTIONAL REPURCHASE              FACTOR
          ----------------------------------------            ----------
December 2001 to September 2002.............................      15%
December 2002 to September 2003.............................      10%
December 2003 to September 2004.............................       7%
December 2004 to March 2009.................................       4%

     The Base Price will be treated as collections and distributed to the holders of the Notes in the order of priority specified above under "-- Payments of Interest" and "-- Payments of Principal" in addition to the distributions to which the Noteholders would then otherwise be entitled to receive.

     In addition to any distribution which those holders are otherwise then entitled to receive, the Repurchase Premium will be distributed on a pro rata basis after giving effect to distributions on that Distribution Date other than distributions of the Base Price, to the holders of record as of the related record date for the Distribution Date on which WFSRC is repurchasing the Contracts. The repurchased Contracts will be transferred back to WFSRC on the related Distribution Date. If the repurchase results in the principal and accrued interest of all classes of Notes outstanding being paid in full, then upon payment to the Noteholders of the Base Price and Repurchase Premium, the Trust will be terminated.

OPTIONAL PURCHASE

     Each class of outstanding Notes will be subject to redemption in whole, but not in part, on any Distribution Date as of which an Optional Purchase occurs. An Optional Purchase may occur on any Distribution Date as of which the sum of the Scheduled Balances of the Contracts is equal to or less than $120,000,000. The redemption price for each class of Notes will equal the unpaid principal amount of that class plus accrued interest on that amount at the applicable interest rate for the related interest period. Upon payment of the redemption price, the repurchased Contracts will be transferred back to WFSRC and the Trust will be terminated.

THE INDENTURE TRUSTEE

     Bankers Trust Company will be the Indenture Trustee. The Indenture Trustee is a New York corporation and its Corporate Trust Office is located at Four Albany Street, New York, New York 10006.

     The Indenture Trustee will have the rights and duties set forth in the prospectus under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees".

EVENTS OF DEFAULT

     Upon the occurrence of an Event of Default under the Indenture as described under "The Notes -- Events of Default" in the prospectus:

          (1) If an Insurer Default has not occurred or is not continuing, Financial Security, in addition to its obligation to make Scheduled Payments on the Notes in accordance with the terms of the Note Policy, may elect to:

        - subject to the limitations listed below, first accelerate the principal of the Notes and then cause the Master Servicer or the Indenture Trustee to sell or otherwise liquidate all or part of the property of the Trust, in whole or in part on any date or dates following such acceleration as Financial Security, in its sole discretion, shall elect, and then to deliver the proceeds to the Indenture Trustee to distribute in accordance with the terms of the Note Policy.

          (2) If an Insurer Default has occurred and is continuing, the Indenture Trustee may, or if requested in writing by holders of at least 66 2/3% of the voting interests of all the notes, shall:

        - subject to the limitations listed below, declare the Notes due and payable at par, together with accrued interest on the Notes.

          (3) Notwithstanding any of the foregoing, upon the occurrence of a Trust insolvency, if an Insurer Default has occurred and is continuing:

        - subject to the limitations listed below, the Notes will become immediately due and payable at par, together with accrued interest on the Notes.

          (4) No sale or liquidation of the property of the Trust pursuant to the above provisions may occur if the proceeds from the sale or liquidation are not sufficient to pay all of the outstanding principal and accrued interest on the Notes, unless:

        - an Insurer Default has not occurred or is not continuing and the related Event of Default relates to failure of the Trust to pay interest or principal on any class of Notes or a trust insolvency; or

        - an Insurer Default has occurred and is continuing and:

             (i) holders of 100% of the voting interests of all the Notes consent to such sale or liquidation; or

             (ii) the Indenture Trustee determines that the property of the Trust will not continue to provide sufficient funds for the payment of the principal of and interest on the Notes, the Indenture Trustee provides prior written notice of that sale or liquidation to each Rating Agency, and holders of at least 66 2/3% of the voting interests of all the Notes consent to that sale or liquidation.

     Further, in the event that an Insurer Default has not occurred or is not continuing, following the occurrence of an Event of Default, if Financial Security has not elected to accelerate the principal of the Notes and such Event of Default is subsequently cured, Financial Security shall not have the right to elect to accelerate the principal of the Notes or to cause the property of the Trust to be sold or liquidated by reason of that Event of Default and the rights of all parties shall be restored as though that Event of Default had not occurred.

     Following the occurrence of an Event of Default and provided that (i) an Insurer Default has not occurred or is not continuing and (ii) Financial Security has not elected to accelerate the principal of the Notes, the Indenture Trustee and the Owner Trustee will continue to submit claims under the note policy for any shortfalls in Scheduled Payments on the Notes. See "The Note Policy" in the prospectus.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

PAYMENTS ON THE CONTRACTS

     As more fully described in the prospectus under "Certain Information Regarding the Securities -- Payments on the Contracts", all Net Collections of the Contracts will be deposited in or credited to the collection account or, in limited instances, the holding account.

     Subject to the remainder of this paragraph, distributions on the Notes will be made on each Distribution Date out of Net Collections for the related Due Period plus certain reinvestment earnings on eligible investments and any Advance made by the Master Servicer as described under "The Master
Servicer -- Advances" in the prospectus. The amount of those Net Collections, reinvestment earnings and Advances on each Distribution Date will be applied as described under "-- Distributions on the Notes". Amounts, to the extent available, will be withdrawn from the Spread Account to cover any shortfalls in distributions to Noteholders. Under the Note Policy, Financial Security will be obligated to provide for distribution on the Notes on each Distribution Date the amount, if any, by which the amount of Net Collections and funds available in the Spread Account is less than the sum of the interest and principal due on the Notes for that Distribution Date and will be obligated to provide for the payment of Scheduled Payments on the Notes on the respective Final Scheduled Distribution Date.

     If WFSRC exercises its Optional Repurchase right, the amount payable by it, which is equal to the Base Price, will be treated as Net Collections and will be deposited into the collection account and distributed as any other Net Collections at the time of their receipt. The amount payable by WFSRC equal to the Repurchase Premium will not be treated as Net Collections and will not be, directly or indirectly, distributed as any other Net Collections. Instead, the Repurchase Premium will be distributed to the holders of the Notes separately by the Indenture Trustee, on the Distribution Date as of which the Contracts are to be repurchased by WFSRC on a pro rata basis after giving effect to payments otherwise made on that Distribution Date other than the Base Price. The Indenture Trustee will deliver a report concurrently with the distribution of the Repurchase Premium reflecting the total amount of Repurchase Premium received by the Indenture Trustee expressed as a dollar amount per $1,000 of each class of Notes then outstanding.

DISTRIBUTIONS ON THE NOTES

     General. On or before the fifth Business Day prior to each Distribution Date, the Master Servicer will deliver to the Indenture Trustee, the Owner Trustee, Financial Security and the Rating Agencies a Distribution Date statement setting forth, among other things, the following amounts with respect to the related Due Period and that Distribution Date:

     - the amount of funds in the collection account allocable to collections on the Contracts in the related Due Period, excluding any Advances and repurchase amounts;

     - the amount required to repurchase all Contracts repurchased by the Seller or the Master Servicer during the related Due Period;

     - the Advances made by the Master Servicer and the amounts for which the Master Servicer is entitled to be reimbursed for unreimbursed Advances;

     - the amount of Net Collections;

     - the Note Interest Distributable Amount;

     - the Note Principal Distributable Amount;

     - the Repurchase Premium, if any; and

     - the Servicing Fee.

     Deposits to the Distribution Accounts; Priority of Payments. On each Distribution Date, the Master Servicer will allocate amounts on deposit in the collection account with respect to the related Due Period and that Distribution Date as described below and will instruct the Indenture Trustee to make the following deposits and distributions in the following amounts and order of priority, in each case after giving effect to all deposits and distributions of higher priority:

          (1) to the Master Servicer, from Net Collections, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Due Periods;

          (2) to the Swap Counterparty, the Net Swap Payment;

          (3) to the Indenture Trustee and the Owner Trustee, from Net Collections, any accrued and unpaid trustees' fees and administrative fees of the Trust;

          (4) to the note distribution account, from Net Collections, after giving effect to the reduction in Net Collections described in clauses (1),
     (2) and (3) above, the Note Interest Distributable Amount to be distributed to the holders of the Notes at their respective interest rates;

          (5) to the note distribution account, from any remaining Net Collections, the Note Principal Distributable Amount, which amount includes, if that Distribution Date is a Final Scheduled Distribution Date, the remaining principal amount of the related class of Notes to be distributed first to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, second to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero, third to the holders of the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero and fourth to the holders of Class A-4 Notes until the principal amount of the Class A-4 Notes has been reduced to zero;

          (6) from any remaining Net Collections, to Financial Security, any Unreimbursed Insurer Amounts; and

          (7) in the event that the distributions described in clauses (1) through (6) above have been funded exclusively from Net Collections, any remaining Net Collections, which amounts are known as excess amounts, will be deposited into the Spread Account, until the amount on deposit equals the Specified Spread Account Balance, with any remaining excess amounts being distributed as described under "-- Withdrawals from the Spread Account and Payments Under the Note Policy".

     In addition, upon the exercise by WFSRC of its Optional Repurchase right, the Indenture Trustee will distribute the Repurchase Premium to holders of Notes on a pro rata basis after giving effect to payments otherwise made on the Distribution Date, other than distributions of the Base Price.

     If the Notes are accelerated following an Event of Default, amounts collected following the sale or liquidation of the property of the Trust will be distributed in the priority described above. See "The Notes -- Events of Default".

PAYMENT PRIORITIES OF THE NOTES; THE SPREAD ACCOUNT

     General. The rights of the holders of the Trust to receive distributions with respect to the Contracts will be subordinated to the rights of the Master Servicer, to the extent that the Master Servicer has not been reimbursed for any outstanding Advances and has not been paid the Servicing Fee, the Swap Counterparty, to the extent the Swap Counterparty has not received all Net Swap Payments, and the Trustees, to the extent the Trustees and such other entities have not received all accrued and unpaid trustees' fees and other administrative fees of the Trust payable to them, and Financial Security, to the extent of any Unreimbursed Insurer Amounts. In addition, the rights of the holders of Notes to receive distributions with respect to the Contracts will be subject to the priorities set forth under "-- Distributions on the Notes -- Deposits to the Distribution Accounts; Priority of Payments". Such priorities and subordination are intended to enhance the likelihood of timely receipt by holders of Notes of the full amount of interest and principal required to be paid to them, and to afford such holders of Notes limited protection against losses in respect of the Contracts.

     The Spread Account. In the event of delinquencies or losses on the Contracts, the foregoing protection will be affected both by the preferential right of the holders of the Notes to receive current distributions with respect to the Contracts and by the establishment of the Spread Account, which is a segregated trust account in the name of the Indenture Trustee. The Spread Account will be part of the Trust. The Indenture Trustee will have a perfected security interest in the Spread Account and in all amounts deposited in or credited to the Spread Account as well as all investments made with such deposits and earnings. The Spread Account will be created with an initial cash deposit in the amount of $24,000,000, which amount is the Spread Account initial deposit. The Spread Account will thereafter be funded by the deposit therein of any excess amounts in respect of each Distribution Date, until the amount on deposit in the Spread Account is at least equal to the Specified Spread Account Balance.

     Amounts held from time to time in the Spread Account will continue to be held for the benefit of holders of the Notes and Financial Security and those amounts will be invested in eligible investments acceptable to the Rating Agencies. Investment income on monies on deposit in the Spread Account will be credited to the Spread Account. Any investment losses will be charged to the Spread Account.

     Calculation of Specified Spread Account Balance. The Specified Spread Account Balance will be calculated as of each Calculation Day, and will equal 4% of the Aggregate Scheduled Balance on such Calculation Day. However, if on any Calculation Day (i) the Charge-Off Percentage on that date exceeds the levels set forth in the Sale and Servicing Agreement or (ii) the Delinquency Percentage for the three calendar month period ending on that Calculation Day exceeds 2.50%, then the Specified Spread Account Balance shall equal 9% of the Aggregate Scheduled Balance on that Calculation Day, but only for so long as such Charge-Off Percentage or Delinquency Percentage thresholds continue to be exceeded on any subsequent Calculation Day). Notwithstanding the foregoing, in no event can the Specified Spread Account Balance be greater than $108,000,000, or 9% of the Aggregate Scheduled Balance as of the Cut-Off Date, or less than $21,600,000, the amount required by the Rating Agencies and Financial Security; provided, however, it shall not be greater than the outstanding aggregate principal amount of the Notes if that amount is less than $21,600,000. At no time after the Closing Date will the Seller, the Master Servicer, Financial Security or any other entity be required to deposit their own funds into the Spread Account.

     The Master Servicer may, from time to time after the date of this prospectus supplement, and with the approval of Financial Security, request the Rating Agencies to approve a formula for determining the Specified Spread Account Balance that is different from that described above and would result in a decrease in the amount of the Specified Spread Account Balance or the manner by which the spread account is funded. If each Rating Agency delivers a letter to the Indenture Trustee, the Owner Trustee and Financial Security to the effect that the use of any new formulation will not in and of itself result in a qualification, reduction or withdrawal of its then-current rating of any class of Notes, without giving effect to the guaranty under the Note Policy of payments owing to the holders of the Notes, then the Specified Spread Account Balance will be determined in accordance with such new formula. The Sale and Servicing Agreement will accordingly be amended to reflect that new calculation without the consent of any noteholder.

WITHDRAWALS FROM THE SPREAD ACCOUNT AND PAYMENTS UNDER THE NOTE POLICY

     Simultaneously with the issuance of the Notes, Financial Security will deliver the Note Policy to the Indenture Trustee for the benefit of each holder of the Notes. Under the Note Policy, Financial Security will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of each holder of Notes the full and complete payment of (i) Scheduled Payments on the Notes and
(ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

     On each Distribution Date on which the Note Distributable Amount exceeds the amount then on deposit in the note distribution account in respect of the related Due Period, the holders of the Notes will be entitled to receive that deficiency, including amounts necessary to reduce the outstanding principal balance of a given class of Notes to zero on the related Final Scheduled Distribution Date, first, from amounts on deposit in the Spread Account, and second, if those amounts are insufficient, from the payment of a claim under the Note Policy.

     If the amount on deposit in the Spread Account on any Calculation Day or any Distribution Date, after giving effect to all deposits thereto or withdrawals therefrom on that Distribution Date, is greater than the Specified Spread Account Balance, the Indenture Trustee will distribute any excess first, to Financial Security, to the extent of any Unreimbursed Insurer Amounts, and then to the Seller, or such other holders of the certificates.

     Upon any distributions to Financial Security, the Seller or the Master Servicer, the holders of the Notes will have no further rights in, or claims to, such amounts. None of the holders of the Notes, the Indenture Trustee, the Owner Trustee, the Seller, the Master Servicer or Financial Security will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the holders of the Notes. The obligations of Financial Security under the Note Policy will not be diminished or otherwise affected by any amounts distributed to Financial Security.

TERMINATION

     The obligations of the Master Servicer, the Seller, the Owner Trustee and the Indenture Trustee pursuant to the Trust Agreement, Sale and Servicing Agreement and the Indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, or
(ii) the payment to you of all amounts required to be paid to you pursuant to such agreements as to all classes of Notes, whether as the result of an Optional Repurchase, Optional Purchase or otherwise.

     The Indenture Trustee will give you written notice of termination at least 20 days prior to termination. The final distribution to you will be made only upon surrender and cancellation of your Notes at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining in the Trust at least 18 months after the date of termination and after the Indenture Trustee has attempted to locate a holder of the Notes and such measures have failed, will be distributed to a charity designated by the Master Servicer.

PREPAYMENT CONSIDERATIONS

     The following information supplements the discussion of prepayment considerations associated with the purchase of notes under "Certain Information Regarding the Securities -- Prepayment Considerations" in the prospectus. No assurance can be given that the Contracts will experience any specific rate of prepayment. WFS does not maintain specific records which would suggest any difference in prepayment rate for Rule of 78's Contracts as compared with Simple Interest Contracts.

              CAPITALIZATION OF FINANCIAL SECURITY ASSURANCE INC.

     The following table sets forth the capitalization of Financial Security and its subsidiaries as of March 31, 2001 on the basis of accounting principles generally accepted in the United States of America:

                                                                MARCH 30,
                                                                   2001
                                                              --------------
                                                              (IN THOUSANDS)
Deferred Premium Revenue (net of prepaid reinsurance
  premiums).................................................    $  600,774
                                                                ----------
Surplus Notes...............................................       120,000
                                                                ----------
Minority Interest...........................................        39,372
                                                                ----------
Shareholder's Equity:
  Common Stock..............................................        15,000
  Additional Paid-In Capital................................       789,922
  Accumulated Other Comprehensive Income (net of deferred
     income taxes)..........................................        78,912
  Accumulated Earnings......................................       663,418
                                                                ----------
  Total Shareholder's Equity................................     1,547,252
                                                                ----------
Total Deferred Premium Revenue, Surplus Notes, Minority
  Interest and Shareholder's Equity.........................    $2,307,398
                                                                ==========

     For further information regarding Financial Security, see the prospectus and the documents incorporated therein by reference. Financial Security's financial statements are included as exhibits to the annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission by Financial Security Assurance Holdings Ltd., or Holdings, and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Holding's website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

                                   THE SELLER

     WFSRC is a wholly owned, limited-purpose service corporation of WFS, and was incorporated under the laws of the State of California on December 22, 1999. The principal office of WFSRC is 6655 West Sahara Avenue, Las Vegas, Nevada 89146. WFSRC's telephone number is (702) 227-8100.

     WFSRC was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from WFS in connection with its activities as a finance subsidiary of WFS. WFSRC has not and will not engage in any activity other than (1) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by vehicles or (ii) originating one or more grantor or owner trusts owning installment sales contracts and installment loans secured by vehicles.

     WFSRC's articles of incorporation limit the activities of WFSRC to the above purposes and to any activities incidental to and necessary for such purposes.

BREACH OF REPRESENTATIONS AND WARRANTIES; DEFECTIVE CONTRACT DOCUMENTATION

     In the Sale and Servicing Agreement, the Seller will make certain representations and warranties with respect to each Contract transferred by it to the Trust as of the Closing Date, including but not limited to, perfection, validity, enforceability of and the absence of liens prior to the security interest granted pursuant to each Contract, title of the Trust in and to the Contracts, validity and enforceability of the Contracts as against the related obligors, and collision and comprehensive insurance coverage related to each financed vehicle. If any of those representations and warranties is found to have been incorrect as of the time it was made or any document evidencing or securing a Contract is found to be defective or not to be contained in the Contract files, the Seller must cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty is incorrect within 90 days of the discovery thereof. If the defect is not cured within that 90-day period, the Seller must repurchase the Contract affected by the defect at a price equal to the outstanding principal amount of that Contract plus accrued interest thereon to the last due date in the Due Period in which the repurchase occurs.

                                      WFS

GENERAL

     WFS Financial Inc, referred to in this prospectus supplement as "WFS" or, in its capacity as Master Servicer, the "master servicer", is an auto finance company incorporated in California in 1988. WFS purchases contracts in both the prime and non-prime credit quality segments of the auto finance market. During the year ended December 31, 2000 and for the six months ended June 30, 2001, WFS purchased approximately 70% and 73%, respectively, of its contracts from the prime credit quality segment and 30% and 27%, respectively, from the non-prime segment. WFS purchases the majority of its contracts from franchised dealers and to a lesser extent from independent dealers. During the year ended December 31, 2000 and for the six months ended June 30, 2001, contracts for new and pre-owned vehicles represented 24% and 76% of WFS' volume of contracts purchased.

     WFS is an operating subsidiary of Western Financial Bank. As an operating subsidiary, WFS is subject to regulation and supervision by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. At December 31, 2000 and June 30, 2001, WFS had total assets of $3.6 billion and $4.1 billion, respectively, total liabilities of $3.3 billion and $3.6 billion, respectively, and stockholders' equity of $317 million and $462 million, respectively. At December 31, 2000 and June 30, 2001, WFS' portfolio of contracts serviced, net of dealer participation, totaled approximately $6.8 billion and $7.6 billion, respectively.

     WFS' revenues are derived principally from contractual servicing fees, the retained interest on contracts sold for which servicing is retained, interest on contracts not sold and fee income including late fees, deferment fees, documentation fees and other fees, and, to a lesser extent, gain on other investments. Interest on borrowings and general and administrative costs are WFS' major expense items.

     The principal executive offices of WFS are located at 23 Pasteur, Irvine, California 92618 and its telephone number is (949) 727-1002.

BUSINESS ACTIVITIES

     WFS is engaged principally in the business of originating contracts secured by automobiles and light duty trucks from new and pre-owned car dealers and the public. WFS currently conducts its operations through its principal office and 44 production offices nationwide.

LITIGATION

     WFS is a party to legal actions arising from its activities as an automobile finance company. Some of those actions purport to be brought as consumer class actions and seek money damages and rescission of contracts. None of those actions name any securitization trust which has acquired contracts originated by WFS. WFS is vigorously defending those actions and does not anticipate that any of those actions will have an effect upon its ability to perform its obligations as Master Servicer or will have an effect upon the Trust to be created in connection with the Notes offered by this prospectus supplement. See "Certain Legal Aspects of the Contracts -- Repurchase Obligation" in the prospectus.

                             WESTERN FINANCIAL BANK

GENERAL

     Western Financial Bank is a federally chartered savings association. At December 31, 2000 and June 30, 2001, Western Financial Bank had total assets of $6.6 billion and $7.0 billion, respectively, total deposits of $2.5 billion and $2.3 billion, respectively, and stockholder's equity of $462 million and $448 million, respectively, on a generally accepted accounting principles basis. Western Financial Bank is a wholly owned subsidiary of Westcorp. Westcorp is a financial services holding company which operates principally through Western Financial Bank, its wholly owned subsidiary, and through WFS.

     As a federally chartered savings association, Western Financial Bank is subject to regulation and supervision by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Western Financial Bank is a member of the Federal Home Loan Bank of San Francisco.

     The principal executive office of Western Financial Bank is located at 15750 Alton Parkway, Irvine, California 92618 and its telephone number is (949) 727-1100.

BUSINESS ACTIVITIES

     Western Financial Bank provides a wide range of financial services through its community banking group which includes retail and commercial operations. Retail banking services are available through a network of 25 retail banking offices located throughout California. Commercial banking operations target selected southern California markets. Western Financial Bank maintains an ownership interest in WFS which exceeds 82 percent.

                             THE SWAP COUNTERPARTY

     Credit Suisse First Boston International was incorporated in England under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name 'Credit Suisse Financial Products' on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ, United Kingdom. Credit Suisse First Boston International is an institution under the Banking Act 1987 and is regulated by the Securities and Futures Authority. With effect from March 27, 2000, Credit Suisse Financial Products was renamed 'Credit Suisse First Boston International'. This change was a renaming only.

     Credit Suisse First Boston International is an unlimited company and, as such, its shareholders have joint, several and unlimited obligation to meet any insufficiency in the assets of Credit Suisse First Boston International in the event of its liquidation. Credit Suisse First Boston International's ordinary voting shares are owned, as to 56% by Credit Suisse First Boston, as to 24% by Credit Suisse First Boston (International) Holding AG and, as to 20% by Credit Suisse Group. Credit Suisse First Boston International commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities foreign exchange, commodities and credit.

     Credit Suisse First Boston International has been assigned a long-term counterparty rating of AA by Standard & Poor's, long-term debt and counterparty ratings of Aa3 by Moody's and long-term rating of AA by Fitch, Inc.

     The information in this subsection has been provided by Credit Suisse First Boston International for use in this prospectus supplement. Except for this subsection, Credit Suisse First Boston International and their respective affiliates have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement. No representation is made by the Master Servicer, WFSRC or any of its affiliates as to the accuracy or completeness of the information in this subsection.

                              ERISA CONSIDERATIONS

     Except as described below, the notes may be purchased by, on behalf of or with plan assets of an employee benefit plan or an individual retirement account, both a plan, subject to ERISA or Section 4975 of the Internal Revenue Code. A fiduciary of a plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Persons investing in the Notes on behalf of or with plan assets of a plan will be deemed to represent that the purchase and holding of the Notes are eligible for exemptive relief under a prohibited transaction class exemption. For additional information regarding treatment of the Notes under ERISA, See "ERISA Considerations" in the prospectus.

     The Notes may not be purchased with the assets of a plan if the Seller, the Master Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs for such plan; or (c) is an employer maintaining or contributing to such plan.

                                  UNDERWRITING

     Subject to certain conditions contained in an underwriting agreement, among Credit Suisse First Boston Corporation, Banc of America Securities LLC, Deutsche Banc Alex. Brown Inc. and Salomon Smith Barney Inc., for whom Credit Suisse First Boston Corporation is acting as representative, the Seller and WFS, the underwriters have agreed to severally purchase from the Seller, and the Seller has agreed to sell to the underwriters, the respective principal amounts of each class of Notes as set forth opposite their names below:

                                            PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                                              AMOUNT         AMOUNT         AMOUNT         AMOUNT
                                           OF CLASS A-1   OF CLASS A-2   OF CLASS A-3   OF CLASS A-4
               UNDERWRITER                    NOTES          NOTES          NOTES          NOTES           TOTAL
               -----------                 ------------   ------------   ------------   ------------   --------------
Credit Suisse First Boston Corporation...  $ 45,000,000   $ 75,000,000   $104,000,000   $ 79,000,000   $  303,000,000
Banc of America Securities LLC...........    45,000,000     75,000,000    102,000,000     77,000,000      299,000,000
Deutsche Banc Alex. Brown Inc............    45,000,000     75,000,000    102,000,000     77,000,000      299,000,000
Salomon Smith Barney Inc.................    45,000,000     75,000,000    102,000,000     77,000,000      299,000,000
                                           ------------   ------------   ------------   ------------   --------------
  Total..................................  $180,000,000   $300,000,000   $410,000,000   $310,000,000   $1,200,000,000
                                           ============   ============   ============   ============   ==============

     The Seller has been advised by the representative that the underwriters propose initially to offer the Notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at those prices less a concession not in excess of the respective amounts in the following table. The underwriters may allow, and such dealers may reallow, a discount not in excess of the respective amounts set forth in the following table.

     After the initial public offering, the public offering prices of the Notes and these concessions and discounts may be changed.

                                                               SELLING      REALLOWANCE
                           CLASS                              CONCESSION     DISCOUNT
                           -----                              ----------    -----------
Class A-1 Notes.............................................    0.080%        0.065%
Class A-2 Notes.............................................    0.110%        0.080%
Class A-3 Notes.............................................    0.125%        0.100%
Class A-4 Notes.............................................    0.150%        0.120%

     The underwriting agreement provides that the obligations of the underwriters are subject to approval of certain legal matters by counsel and to various other conditions. In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to severally purchase all the Notes offered hereby if any of the Notes are purchased. In the event of a default under the underwriting agreement by any underwriter, the underwriting agreement provides that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

     The Seller and WFS have agreed to jointly and severally indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect thereof.

     The representative of the underwriters has informed the Seller that it does not expect discretionary sales by the underwriters to exceed 5% of the principal amount of notes being offered hereby.

     Affiliates of Banc of America Securities LLC, Deutsche Banc Alex. Brown Inc. and Salomon Smith Barney Inc. have provided commercial banking services from time to time to WFS and its affiliates.

     The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934, as amended. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of such transactions.

     The closing of the sale of the Notes is conditioned on the issuance of the certificates.

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus, the seller or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

     We are not offering the Notes in any state where the offer of such securities is not permitted.

     Until October 25, 2001, all dealers that buy, sell or trade the Notes may be required to deliver a prospectus and this prospectus supplement, regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus and this prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes, including certain federal and California income tax matters, will be passed upon for the Seller by Mitchell, Silberberg & Knupp LLP, Los Angeles, California. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for the underwriters. Certain legal matters relating to the Note Policy will be passed upon for Financial Security by Bruce E. Stern, Esq., General Counsel, Financial Security or an Associate General Counsel of Financial Security.

                                    EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                           INCORPORATION BY REFERENCE

     All reports and other documents filed by WFS, as Master Servicer, on behalf of the Seller, or on behalf of the Trust, or by WFSRC, as registrant, and the financial statements of Financial Security Assurance, Inc. and Subsidiaries included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. (including specifically the Annual Report on Form 10-K for the year ended December 31, 2000 and the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001) as filed in each case pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Act of 1934, as amended, and those filed subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes offered hereby, shall be deemed to be incorporated by reference into this prospectus supplement and the prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated herein by this reference shall be deemed to be modified or superseded for purposes of this prospectus supplement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     The Seller on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the financial statements of Financial Security Assurance Inc. included in or as an exhibit to the annual report of Financial Security Assurance Holdings Ltd. filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    GLOSSARY

     "Advance" means an amount deposited by the Master Servicer to a collection account that has not previously been paid to the Master Servicer under the Contracts.

     "Aggregate Scheduled Balance" means the sum of the Scheduled Balances of the outstanding Contracts.

     "Aggregate Scheduled Balance Decline" means, with respect to any Distribution Date, the amount by which the Aggregate Scheduled Balance as of the beginning of the related Due Period -- or in the case of the first Distribution Date, as of the Cut-Off Date -- exceeds the Aggregate Scheduled Balance as of the end of such Due Period.

     "Base Price" means the base amount payable in respect of the Notes upon the exercise by WFSRC of an Optional Repurchase, as described under "The
Notes -- Optional Repurchase".

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Newark, Delaware or Los Angeles, California are authorized or obligated by law, executive order or government decree to be closed.

     "Calculation Day" means the last day of each month.

     "Charge-Off Percentage" shall mean, with respect to any Calculation Day, the fraction, expressed as a percentage, the numerator of which is equal to the Scheduled Balance of all Contracts which became Liquidated Contracts since the Cut-Off Date, as specified in clause (ii) or (iv) of the definition of Liquidated Contracts less any net liquidation proceeds received with respect to such Liquidated Contracts since the Cut-Off Date, and the denominator of which is equal to the Cut-Off Date Aggregate Scheduled Balance.

     "Closing Date" means the date the Notes are initially issued.

     "Contracts" means retail installment sales contracts and retail installment loans secured by new and pre-owned automobiles and light duty trucks that are transferred to the Trust and designed to provide funds for the payment of interest and principal on the Notes.

     "Cut-Off Date" means the opening of business on August 1, 2001.

     "Cut-Off Date Aggregate Scheduled Balance" means $1,200,000,000.

     "Defaulted Contract" means, with respect to any Due Period, a Contract either which is, at the end of such Due Period, delinquent in the amount of at least two monthly payments, or with respect to which the related financed vehicle has been repossessed or repossession efforts have been commenced.

     "Definitive Securities" means Notes issued as physical certificates.

     "Delinquency Percentage" means, with respect to any three calendar month period, the average of the percentages of delinquent Contracts as of the end of each month in that period. The percentage of delinquent Contracts for each month shall be the percentage equivalent of a fraction. The numerator of that fraction will consist of the sum of (i) the sum of the Scheduled Balances of all outstanding Contracts 60 days or more delinquent, after taking into account permitted extensions, plus (ii) the sum of the Scheduled Balances of all Contracts in respect of which the related financed vehicles have been repossessed but have not been liquidated, to the extent the related Contracts are not otherwise reflected in clause (i) above. The denominator of that fraction will consist of the Aggregate Scheduled Balance.

     "Distribution Date" is a date on which a payment of principal or interest on the Notes will be made and will be each March 20, June 20, September 20 and December 20, beginning on December 20, 2001. If any of these days is not a Business Day, payment will be made on the next succeeding Business Day.

     "Due Period" means, with respect to any Distribution Date, the three-month period commencing on the first day of the third month preceding the month in which that Distribution Date occurs -- or in the case of the first Distribution Date, commencing on the Cut-Off Date -- to the last day of the month immediately preceding the month in which that Distribution Date occurs.

     "Event of Default" means an event of default under the Indenture described under "The Notes -- Events of Default".

     "Final Scheduled Distribution Date" with respect to any class of Notes, will be the Distribution Date specified as such under "Summary of Terms -- Important Dates -- Final Scheduled Distribution Dates".

     "Indenture" means the Indenture, dated as of August 1, 2001, between the Trust and the Indenture Trustee.

     "Indenture Trustee" means Bankers Trust Company.

     "Insolvency Event" means certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Seller or the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations.

     "Insurer Default" means, with respect to Financial Security, either failure to perform any of its obligations under the Note Policy, or certain events of bankruptcy, insolvency, receivership or liquidations.

     "Interest Period" means, with respect to any Distribution Date and (i) the Class A-1 and Class A-3 Notes, the period from and including the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the current Distribution Date and
(ii) the Class A-2 and Class A-4 Notes, the period from, and including, the 20th day of the month of the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to but excluding the 20th day of the month of the current Distribution Date.

     "Interest Rate Swap Agreement" means the interest rate swap agreement, dated July 27, 2001, between the Swap Counterparty and the Trust.

     "LIBOR" means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of three-months (or, with respect to the first Distribution Date, four-months) commencing on the related LIBOR Determination Date which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If the rates used to determine LIBOR do not appear on the Telerate Page 3750, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of three-months and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The Indenture Trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR determination date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous interest period. The "Telerate Page 3750" is the display page named that on the Dow Jones Telerate Services (or any other page that replaces that page on that service for the purpose of displaying comparable name of rates). The reference banks are the four major banks in the London interbank market selected by the Indenture Trustee.

     "LIBOR Determination Date" means the second London Business Day prior to the Closing Date with respect to the first Distribution Date and, as to each subsequent Distribution Date, the second London Business Day prior to the immediately preceding Distribution Date.

     "Liquidated Contract" means, a Contract that (i) has been repurchased by the Seller or the Master Servicer or as to which all of the principal has been paid prior to its scheduled maturity; (ii) is a Defaulted Contract with respect to which the related financed vehicle was repossessed and, after any cure period required by law has expired, the Master Servicer has charged-off any losses prior to the four-month period referenced in clause (iv) below; (iii) has been paid in full on or after its scheduled maturity; or (iv) is delinquent as to all or part of four or more monthly principal and interest payments. Contracts that become Liquidated Contracts pursuant to clause (ii) or (iv) above and any collections thereon will thereupon no longer be part of the Trust, although collections thereon will be deposited in the collection account.

     "London Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.

     "Master Servicer" means WFS Financial Inc or WFS.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Collections" means all payments received by the Master Servicer on or in respect of the Contracts due on or after the Cut-Off Date, including: (i) prepayments, net liquidation proceeds, Net Swap Receipts excluding any Swap Termination Payments paid by the Swap Counterparty to the extent that such amounts are used to enter into a replacement interest rate swap agreement and net insurance proceeds, (ii) amounts other than the Repurchase Premium, paid upon purchase or repurchase of Contracts, and (iii) any Advances that may be made by the Master Servicer in respect of delinquent Contracts, which amounts are in each instance net of late payments in respect of which the Master Servicer has previously made an Advance or reimbursement to the Master Servicer for nonrecoverable Advances.

     "Net Swap Payment" means the net amount owed by the Trust to the Swap Counterparty on any date any such amount is due, including Swap Termination Payments.

     "Net Swap Receipt" means net amounts owed by the Swap Counterparty to the Trust, if any, on any date any such amount is due, including any Swap Termination Payments.

     "Note Distributable Amount" means, with respect to any Distribution Date, the sum of the Note Principal Distributable Amount and the Note Interest Distributable Amount.

     "Note Interest Carryover Shortfall" means, with respect to any Distribution Date and a class of Notes, the excess, if any, of the Note Interest Distributable Amount for that class for the immediately preceding Distribution Date over the amount in respect of interest that is actually deposited in the note distribution account with respect to that class on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to holders of such class of Notes on that preceding Distribution Date at the related interest rate for the related Interest Period.

     "Note Interest Distributable Amount" means, with respect to any Distribution Date and a class of Notes, the sum of the Note Quarterly Interest Distributable Amount and the Note Interest Carryover Shortfall for such class of Notes for that Distribution Date.

     "Note Policy" means the financial guaranty insurance policy issued by Financial Security Assurance Inc. pursuant to the Insurance, Indemnity and Pledge Agreement dated as of August 1, 2001.

     "Note Pool Factor" for each class of Notes means a six-digit decimal which the Master Servicer will compute prior to each Distribution Date indicating the unpaid principal amount of each class of Notes, after giving effect to payments to be made on that Distribution Date, as a fraction of the initial outstanding principal amount of that class of Notes.

     "Note Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the sum of the Note Quarterly Principal Distributable Amount for that Distribution Date and any Note Principal Carryover Shortfall for the immediately preceding Distribution Date over the amount in respect of principal that is actually deposited in the note distribution account on that Distribution Date.

     "Note Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Note Quarterly Principal Distributable Amount for that Distribution Date and any Note Principal Carryover Shortfall for the immediately preceding Distribution Date; provided, however, that the Note Principal Distributable Amount with respect to a class of Notes shall not exceed the outstanding principal amount of such class of Notes. Notwithstanding the foregoing, the Note Principal Distributable Amount on each Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the note distribution account on each Distribution Date and allocable to principal) to reduce the outstanding principal amount of the related class of Notes to zero.

     "Note Quarterly Interest Distributable Amount" means, with respect to any Distribution Date, the sum of all interest due on the outstanding Notes for the Interest Period related to that Distribution Date. Interest will be calculated based on the outstanding principal amount of each class of Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to holders of that class of Notes on or prior to that Distribution Date, or, in the case of the first Distribution Date, on the original principal amount of that class of Notes.

     "Note Quarterly Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (i) the Aggregate Scheduled Balance Decline for such Distribution Date, plus (ii) the sum of the Scheduled Balances as of such Distribution Date of all contracts that became Liquidated Contracts pursuant to clause (i), (ii) or (iv) of the definition of the term "Liquidated Contract" during the related Due Period.

     "Notes" means one or more of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes representing the right to receive payments of principal and interest and issued by the WFS Financial 2001-C Owner Trust.

     "Optional Purchase" means the exercise by WFSRC to purchase all outstanding Contracts from the Trust on any Distribution Date as of which the aggregate principal balance of the Simple Interest Contracts plus the aggregate of the present value of the remaining monthly principal and interest payments on the Rule of 78's Contracts is equal to or less than $120,000,000.

     "Optional Repurchase" means the exercise by WFSRC of its right to repurchase from the Trust, on any Distribution Date, contracts which have an aggregate value on the date of repurchase of not more than $240,000,000, which amount will be the sum of (i) the aggregate principal balance of Simple Interest Contracts repurchased and (ii) the aggregate of the present values of the remaining monthly principal and interests due on Rule of 78's Contracts repurchased.

     "Owner Trustee" means Chase Manhattan Bank USA, National Association.

     "Principal Balance" means, (i) as to a Simple Interest Contract, its actual principal balance and (ii) as to a Rule of 78's Contract, its actual principal balance net of unearned interest.

     "Rating Agency" means Moody's and Standard & Poor's.

     "Repurchase Premium" means the repurchase premium payable in respect of the Notes upon the exercise by WFSRC of an Optional Repurchase, as described under "The Notes -- Optional Repurchase".

     "Rule of 78's Contract" means, a Contract that provides for the payment by the obligor of a specified total number of payments, payable in equal monthly installments, which total represents the interest in an amount calculated by using the Rule of 78's. Under the Rule of 78's, the amount of a monthly payment allocable to interest on a Contract is determined by multiplying the total amount of interest payable over the term of the Contract by a fraction. The denominator of that fraction consists of a number equal to the sum of a series of numbers representing the number of each monthly payment due under the Contract. For example, with a Contract providing for 12 payments, the denominator of each month's fraction will be 78, the sum of a series of numbers from 1 to 12. Accordingly, in the example of a twelve payment Contract, the fraction for the first payment is 12/78, for the second payment 11/78, for the third payment 10/78, and so on through the final payment, for which the fraction is 1/78. The numerator of that fraction, for a given month, consists of the number of payments remaining before the maturity of the Contract. The applicable fraction is then multiplied by the total add-on interest payment over the entire term of the Contract, and the resulting amount is the amount of add-on interest earned that month. The difference between the amount of the monthly payment by the obligor and the amount of earned add-on interest calculated for the month is applied to the principal reduction. Under the law of Texas, a similar procedure is permitted for calculating the amount of add-on interest earned, except the fraction is derived by using the sum of monthly payments rather than the sum of the number of months (the "sum of the balances"). As a Contract using either the Rule of 78's or the sum of the balances method to compute interest earned is payable in equal monthly payments, the mathematical result is substantially identical under either system. Accordingly, for purposes of convenience, the term "Rule of 78's" is used in this prospectus supplement in referring to Contracts with add-on interest regardless of which system is used to calculate interest earned.

     "Sale and Servicing Agreement" means the sale and servicing agreement, dated as of August 1, 2001, among the Seller, the Master Servicer and the Trust.

     "Scheduled Balance" means, with respect to (i) a Rule of 78's Contract, the present value of the remaining scheduled payments of monthly principal and interest due on that Contract discounted on a monthly basis as described below, and (ii) a Simple Interest Contract, will be its Principal Balance. The monthly principal and interest for a Contract will be the installment of principal and interest due each month, each such date being a due date, and will be substantially equal for the term of the Contract. The Scheduled Balance of a Rule of 78's Contract for the Cut-Off Date and each due date will be set forth in a schedule to the Sale and Servicing Agreement and will be equal to the present value, determined as discussed below, at each of those dates of all payments of monthly principal and interest on the Contract that are due after that due date. That present value will be determined by discounting, on a monthly basis, each payment of monthly principal and interest from the last day of the month in which that payment of monthly principal and interest is due to the first day of the month in which that due date occurs, using a discount rate that will produce a present value at the Cut-Off Date equal to the outstanding principal balance of the Contract as of the Cut-Off Date.

     "Scheduled Payments" means, with respect to any Distribution Date, payments which are scheduled to be made on the Notes during the term of the Note Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes or of the Indenture except amendments or modifications to which Financial Security has given its prior written consent in an amount equal to (i) the Note Interest Distributable Amount and (ii) the Note Principal Distributable Amount. Scheduled Payments will not include (i) payments which become due on an accelerated basis as a result of (a) a default by the Trust, (b) any election to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless Financial Security elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration or (ii) any premium payable in connection with the exercise by the Seller of its Optional Repurchase option. If Financial Security does not so elect, the Note Policy will continue to guarantee Scheduled Payments on the Notes in accordance with their original terms. Scheduled Payments shall not include any portion of a Note Interest Distributable Amount due to holders of the Notes because a notice and certificate in proper form was not timely received by Financial Security unless, in each case, Financial Security elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include any amounts due in respect of the Notes attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or any Event of Default in respect of the Notes, or by reason of any deterioration of the creditworthiness of the Trust. Scheduled Payments shall also not include, nor shall coverage be provided under the Note Policy in respect of, any taxes, withholding or other charge with respect to any holder of the Notes imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a holder of the Notes.

     "Seller" means WFS Receivables Corporation, or WFSRC.

     "Servicing Fee" means the dollar value of the Servicing Fee Percent plus all late payment charges, extension fees and similar items paid in respect of the Contracts in addition to the amount, if any, by which the outstanding principal balance of a Contract that is prepaid in full prior to its maturity exceeds its Scheduled Balance of that Contract. The Master Servicer will determine when an extension is to be granted, subject to the limitations described in the prospectus under "The Master Servicer -- Collection of Payments".

     "Servicing Fee Percent" means compensation the Master Servicer shall be entitled to receive for each Contract from the monthly principal and interest paid in or in respect of that Contract in an amount equal to one-twelfth of 1.25% per annum of the Scheduled Balance of that Contract for the related month in respect of which the monthly principal and interest for that month has been collected or advanced.

     "Simple Interest Contract" means a Contract as to which interest is calculated each day on the basis of the actual principal balance of that Contract on that day.

     "Specified Spread Account Balance" means the amount required to be on deposit in the Spread Account, calculated as described under "Certain Information Regarding the Securities -- Payment Priorities of the Notes; The Spread Account -- Calculation of Specified Spread Account Balance".

     "Spread Account" means a segregated trust account in the name of the Indenture Trustee into which WFSRC will make an initial deposit of $24,000,000 and into which the Indenture Trustee will make other deposits and from which it will take withdrawals as described in this prospectus supplement.

     "Standard & Poor's" means Standard & Poor's Rating Services, a Division of The McGraw Hill Companies, Inc.

     "Swap Counterparty" means Credit Suisse First Boston International, as the swap counterparty under the Interest Rate Swap Agreement.

     "Swap Termination Payments" means payment due to the Swap Counterparty by the Trust or to the Trust by the Swap Counterparty due to a termination of the Interest Rate Swap Agreement under an event of default or termination event.

     "Trust" means the WFS Financial 2001-C Owner Trust, a Delaware business trust, to which the Seller will sell the Contracts and which will issue the Notes.

     "Trust Agreement" means the Amended and Restated Trust Agreement dated as of August 8, 2001, among the Seller, the Owner Trustee and the Insurer.

     "Trustees" means the Indenture Trustee and the Owner Trustee.

     "Unreimbursed Insurer Amounts" means any unreimbursed fees expenses or other amounts owing to Financial Security under the insurance agreement pursuant to which the note policy is issued.

PROSPECTUS

             AUTO RECEIVABLE BACKED SECURITIES, ISSUABLE IN SERIES

                     [WFS LOGO] WFS RECEIVABLES CORPORATION
                                     SELLER

                          [WFS LOGO] WFS FINANCIAL INC
                                MASTER SERVICER

                               ------------------

THE SECURITIES TO BE SOLD:

     - will be asset-backed securities issued from time to time in one or more series;

     - will be backed by one or more pools of automobile loans;

     - will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

     - will have the benefit of one or more forms of credit enhancement, such as an insurance policy, overcollateralization, subordination or spread account funds.

THE ASSETS:

     The securities are automobile loan asset-backed securities issued by a trust. The assets of each trust will consist of a pool of retail installment sales contracts secured by new or pre-owned automobiles or light duty trucks, and other assets specified in the applicable prospectus supplement.

     YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 10 OF THIS PROSPECTUS AS WELL AS THOSE IN THE RELATED PROSPECTUS SUPPLEMENT.

     The securities are not obligations of WFS Receivables Corporation, WFS Financial Inc or any of their affiliates, nor are the securities insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

     This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is July 27, 2001.

                       IMPORTANT NOTICE ABOUT INFORMATION
                          PRESENTED IN THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or enhance information contained in this prospectus. You should read both this prospectus and the related prospectus supplement.

     We have filed with the SEC a registration statement in connection with the securities being offered in this prospectus. This prospectus is a part of the registration statement but does not contain all of the information included in the registration statement. Some information in this prospectus is not complete and refers you to exhibits and schedules contained in the registration statement and to documents incorporated by reference in this prospectus. You can review and copy the registration statement at the following locations:

     - Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C.
       20549

     - Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661

     - 7 World Trade Center, Suite 1300, New York, New York 10048

     - http://www.sec.gov.

     If you purchase securities, you will also be provided with unaudited quarterly and annual reports concerning the automobile loan contracts which back the securities.

     You should rely on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     We have included cross-references to captions in this prospectus and the related prospectus supplement where you can find further related discussions. We have started with an introductory section describing each trust, and an abbreviated discussion of terms, of which some will apply to every offering while others will vary depending on the nature of the particular offering. A more complete description of terms follows the abbreviated discussion.

     Cross-references may be contained in the introductory section which will direct you elsewhere in this prospectus. You can also find references to key topics in the Table of Contents.

     WFS, as master servicer, will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner of notes, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, WFS Financial Inc, 23 Pasteur, Irvine, California 92618 or by calling (949) 727-1002.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
 IMPORTANT NOTICE ABOUT INFORMATION
   PRESENTED IN THIS PROSPECTUS.......    2
 WHERE TO FIND INFORMATION IN THESE
   DOCUMENTS..........................    2
 SUMMARY OF TERMS.....................    5
   The Parties........................    5
   The Offered Securities.............    5
   The Trust Property.................    6
   The Contracts......................    6
   Redemption of Securities and
      Repurchase of Contracts.........    8
   Tax Status.........................    9
   ERISA Considerations...............    9
 RISK FACTORS.........................   10
   Absence of Secondary Market for the
      Notes Could Limit Your Ability
      to Resell the Notes.............   10
   Prepayments on the Contracts Could
      Cause You to Be Paid Earlier
      Than You Expected, Which May
      Adversely Affect Your Yield to
      Maturity........................   10
   Possession of the Contracts by WFS
      Combined with the Insolvency of
      WFS May Cause Your Payments to
      Be Reduced or Delayed...........   10
   Losses and Delinquencies on the
      Contracts May Differ from WFS'
      Historical Loss and Delinquency
      Levels..........................   11
   Noteholders Have No Recourse
      Against WFS or WFSRC for
      Losses..........................   11
 GLOSSARY OF DEFINED TERMS............   12
 FORMATION OF THE TRUST...............   12
   General............................   12
   Capitalization.....................   13
   Interest Rate and Currency Swaps...   13
   Prefunding Account.................   14
   The Owner Trustee..................   14
 THE CONTRACTS POOL...................   14
   Underwriting Procedures Relating to
      the Contracts...................   14
   Servicing of Contracts.............   16
 POOL FACTORS AND TRADING
   INFORMATION........................   17
 THE NOTES............................   17
   General............................   17
   Payments of Interest and
      Principal.......................   17
   Optional Repurchase of Contracts...   17

                                        PAGE
                                        ----
   Prepayment Following Optional
      Repurchase......................   18
   Optional Purchase..................   18
   The Indenture Trustee..............   18
   Events of Default..................   18
 CERTAIN INFORMATION REGARDING THE
   SECURITIES.........................   19
   Book-Entry Registration............   19
   Definitive Securities..............   23
   Payments on the Contracts..........   24
   The Accounts and Eligible
      Investments.....................   24
   Distributions on the Notes.........   25
   Payment Priorities of the Notes;
      The Spread Account..............   26
   Withdrawals from the Spread
      Account.........................   26
   Payments from the Spread Account
      and Under the Note Policy.......   27
   Statements to Noteholders..........   27
   Evidence as to Compliance..........   28
   Certain Matters Regarding the
      Master Servicer.................   28
   Servicer Default...................   29
   Rights Upon Servicer Default.......   30
   Waiver of Past Defaults............   30
   Voting Interests...................   30
   Amendment..........................   31
   List of Noteholders................   33
   No Bankruptcy Proceedings..........   33
   Termination........................   33
   The Trustees.......................   33
   Duties of the Trustees.............   34
   Administration Agreement...........   35
   Prepayment Considerations..........   35
 THE NOTE POLICY......................   36
   Other Terms of the Note Policy.....   36
 FINANCIAL SECURITY ASSURANCE INC.....   37
   General............................   37
   Reinsurance........................   38
   Ratings............................   38
   Capitalization.....................   38
   Insurance Regulation...............   38
   Sources of Additional
      Information.....................   39
 THE MASTER SERVICER..................   39
   Collection of Payments.............   39
   Advances...........................   40
   Insurance on Financed Vehicles.....   40
   Servicer Determination and Reports
      to Trustees.....................   41
   Servicing Compensation.............   41
   Realization Upon Defaulted
      Contracts.......................   42

                                        PAGE
                                        ----
 CERTAIN LEGAL ASPECTS OF THE
   CONTRACTS..........................   42
   General............................   42
   Security Interests in the Financed
      Vehicles........................   42
   Enforcement of Security Interests
      in Financed Vehicles............   44
   Other Matters......................   45
   Repurchase Obligation..............   45
 WFS..................................   45
   General............................   45
   Business Activities................   46
 WFSRC................................   46
 THE BANK.............................   46
   General............................   46
   Business Activities................   46

                                        PAGE
                                        ----
 FEDERAL AND CALIFORNIA INCOME TAX
   CONSEQUENCES.......................   46
   Federal Income Tax Consequences....   46
   Tax Characterization of Trusts.....   47
   Tax Consequences to Holders of the
      Notes...........................   47
   California Income Tax
      Consequences....................   49
 ERISA CONSIDERATIONS.................   49
   Overview...........................   49
   Prohibited Transactions............   50
   The Notes..........................   50
 PLAN OF DISTRIBUTION.................   51
 LEGAL MATTERS........................   52
 EXPERTS..............................   52
 GLOSSARY.............................   53

                                SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering, carefully read this entire document and the accompanying prospectus supplement.

THE PARTIES:

The Issuer....................   Each series of notes will be issued by a
                                 separate owner trust, each of which is referred to in this prospectus as a trust

Seller........................   WFS Receivables Corporation, or WFSRC

Seller's Addresses............   6655 West Sahara Avenue, Las Vegas, Nevada
                                 89146

Seller's Telephone
   Numbers....................   (702) 227-8100

Master Servicer...............   WFS Financial Inc, or WFS

The Insurer...................   Financial Security Assurance, Inc. or Financial
                                 Security

Indenture Trustee.............   See the related prospectus supplement

Owner Trustee.................   See the related prospectus supplement

THE OFFERED SECURITIES:

                                 We will describe in each prospectus supplement the securities we are offering at that time. The offered securities will include one or more classes of asset-backed notes. The offered securities may be senior notes or senior and subordinated notes. If senior and subordinated notes are offered, the payment of interest and principal on each subordinated class of notes will be subordinated to payments on the senior notes as described in the related prospectus supplement. Subordinated notes may be offered by a prospectus supplement in addition to senior notes, but only if the subordinated notes are rated investment grade by one or more nationally recognized statistical rating agency. Any subordinated notes not so rated will not be offered securities. All references in this prospectus to the notes are to a series of senior notes, unless otherwise expressly noted or as otherwise described in the related prospectus supplement.

The Notes.....................   Each note will represent the right to receive
                                 payments of principal and interest as described in the related prospectus supplement. Payments will be made on distribution dates set forth in the related prospectus supplement.

THE TRUST PROPERTY:

General.......................   The property of each trust will be described in
                                 the applicable prospectus supplement. In general, trust property will include:

                                 - a pool of retail installment sales contracts
                                   and a limited number of installment loans originated by WFS, all of which are secured by new or pre-owned automobiles or light duty trucks;

                                 - an insurance policy issued by Financial
                                   Security guaranteeing all payments to be made to holders of the senior notes;

                                 - the funds in a spread account; and

                                 - any other credit enhancement features
                                   designed to provide protection against losses on trust assets.

THE CONTRACTS:

The contracts will consist
of............................   - retail installment sales contracts secured by
                                   new and pre-owned automobiles and light duty trucks purchased by WFS from new and pre-owned car dealers,

                                 - retail installment loans secured by new and
                                   pre-owned automobiles and light duty trucks made by WFS to the obligors under those loans, and

                                 - retail installment loans secured by new and
                                   pre-owned automobiles and light duty trucks made by independent auto finance companies to the obligors under those loans, which loans have been purchased by WFS,

                                 each a contract and together the contracts, including in each case the right to receive the payments due thereon on or after the cut-off date specified in the related prospectus supplement.

The Note Policy...............   Financial Security will issue an insurance
                                 policy to the indenture trustee, known as the note policy, that will guarantee payment to the indenture trustee of all payments due to the noteholders of insured classes of notes.

The Spread Account............   A spread account will be a segregated trust
                                 account in the name of the indenture trustee that will afford you some limited protection against losses on the contracts. It will be created with either an initial cash deposit in the amount specified in the related Prospectus
                                 Supplement, or the delivery of a letter of credit in favor of the trust acceptable to Financial Security. On any distribution date upon which payments are to be made with respect to the notes issued by a trust, funds will be distributed to you to cover any shortfalls in interest and principal required to be paid on the senior notes first from the spread account, and then from a draw under the letter of credit for the spread account, if any. Except as otherwise set forth in the related prospectus supplement, amounts on deposit in a spread account will not be available to holders of subordinated notes except to the extent distributed as excess funds from a fully funded spread account. The funds in the spread account will be supplemented on each distribution date by any available funds in the collection account remaining after making all of the payments necessary on that distribution date.
                                 The funds in the spread account will be
                                 supplemented until they are at least equal to a certain percentage described in the related prospectus supplement, which percentage will depend upon the loss and delinquency rate triggers in the related sale and servicing agreement.

                                 If on the last day of any month or on any distribution date the amount on deposit in the spread account is greater than the amount required to be in that account on that date, the excess cash will be distributed in the following order:

                                 - to Financial Security, to the extent of any
                                   unreimbursed amounts due to it,

                                 - to the party making any initial deposit to
                                   the spread account, whether by cash or by letter of credit, until it has received an amount equal to the spread account initial deposit and

                                 - to the seller or any other holder of the
                                   certificates.

                                 You will have no further rights to any excess cash paid to any of these entities.

REDEMPTION OF SECURITIES AND REPURCHASE OF CONTRACTS:

Optional Repurchase...........   WFSRC may repurchase any of the contracts it
                                 has transferred to a trust on any distribution date, subject to the limitations to be specified in the related prospectus supplement.
                                 If WFSRC exercises its option to repurchase, known as an optional repurchase, WFSRC will pay the trust an amount equal to the sum of (x) the repurchase price described in the related prospectus supplement, and (y) a repurchase premium in an amount to be specified in the related prospectus supplement.

Optional Purchase.............   WFSRC may purchase all of the contracts
                                 transferred to a trust on any distribution date as of which the aggregate principal balance of the simple interest contracts plus the aggregate of the present value of the remaining monthly principal and interest due on the Rule of 78's contracts transferred to the trust is equal to or less than an amount to be specified in the related prospectus supplement. If WFSRC exercises this option to purchase, known as an optional purchase, WFSRC will pay the trust an amount equal to the purchase price described in the related prospectus supplement.

Optional Redemption...........   If WFSRC purchases all of the contracts
                                 transferred to the trust pursuant to an
                                 optional repurchase or an optional purchase, WFSRC will pay the trust an amount equal to the repurchase price or purchase price, as specified in the related prospectus supplement, and in the case of an optional repurchase, a repurchase premium in an amount to be specified in the related prospectus supplement.

Mandatory Redemption..........   The senior notes may be accelerated if an event
                                 of default has occurred and is continuing under the indenture. Except as otherwise provided in the related prospectus supplement, if an insurer default has occurred and is continuing and an event of default has occurred and is continuing, the indenture trustee may be permitted to accelerate the senior notes.
                                 Except as otherwise provided in the related prospectus supplement, if an event of default has occurred and is continuing but no insurer default has occurred and is continuing, Financial Security may have the right, in addition to its obligation to make payments on the senior notes in accordance with the terms of the note policy, but not the obligation, to elect to accelerate the senior notes. If the senior notes are accelerated, the master servicer or the indenture trustee will sell or otherwise liquidate the property of the trust and deliver the proceeds to the indenture trustee for distribution in accordance with the terms of the indenture. The subordinated notes, if any, will not be accelerated but will receive any liquidation proceeds remaining after all obligations senior to the subordinated notes are paid in full.

TAX STATUS:
                                 In the opinion of Mitchell, Silberberg & Knupp LLP, special counsel for federal income and California income tax purposes:

                                 - the notes will be characterized as debt; and

                                 - the trust will not be characterized as an
                                   association or a publicly traded partnership taxable as a corporation.

                                 If you purchase a note, you agree to treat it as debt for tax purposes.

ERISA CONSIDERATIONS:
                                 The notes are generally eligible for purchase by employee and other benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended. However, administrators of employee and other benefit plans should review the matters discussed under "ERISA Considerations" in this prospectus and also should consult with their legal advisors before purchasing notes.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase any of the notes. You should also consider the risk factors set forth under the heading "Risk Factors" in the prospectus supplement.

ABSENCE OF A SECONDARY MARKET FOR THE NOTES COULD LIMIT YOUR ABILITY TO RESELL THE NOTES

     The absence of a secondary market for the notes could limit your ability to resell them. This means that if in the future you want to sell any notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for the notes. There currently is no secondary market for the notes. The underwriters named in the related prospectus supplement expect to make a market in the notes but will not be obligated to do so. There is no assurance that a secondary market for the notes will develop. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes.

PREPAYMENTS ON THE CONTRACTS COULD CAUSE YOU TO BE PAID EARLIER THAN YOU EXPECTED, WHICH MAY ADVERSELY AFFECT YOUR YIELD TO MATURITY

     The yield to maturity of the notes may be adversely affected by a higher or lower than anticipated rate of prepayments on the contracts. If you purchase a note at a premium, and the note pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a note at a discount and the note pays principal more slowly than you expected, your yield will be lower than you anticipated. The contracts may be prepaid in full or in part at any time. We cannot predict the rate of prepayments of the contracts, which is influenced by a wide variety of economic, social and other factors, including among others, obsolescence of the related vehicles, prevailing interest rates, availability of alternative financing, local and regional economic conditions and natural disasters. Therefore, we can give no assurance as to the level of prepayments that a trust will experience. Your notes could be subject to optional or mandatory redemption features, exposing you to investment risk. One or more classes of notes may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the contracts or the notes is less than a specified amount or percentage. Since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your notes. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

POSSESSION OF THE CONTRACTS BY WFS COMBINED WITH THE INSOLVENCY OF WFS MAY CAUSE YOUR PAYMENTS TO BE REDUCED OR DELAYED

     Any insolvency by WFS while in possession of the contracts may result in competing claims to ownership or security interests in the contracts which could result in delays in payments on the notes or losses to securityholders. In addition, if the seller, the master servicer, or a third party while in possession of the contracts, sells or pledges and delivers them to another party, that party could acquire an interest in the contracts with priority over the indenture trustee's interest. This could result in delays in payments on the notes or losses to you.

LOSSES AND DELINQUENCIES ON THE CONTRACTS MAY DIFFER FROM WFS' HISTORICAL LOSS AND DELINQUENCY LEVELS

     We cannot guarantee that the delinquency and loss levels of the contracts in the trust will correspond to the historical levels that WFS experienced on its loan and vehicle portfolio, including loans that have been sold but are still being serviced by WFS. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

     - changes in underwriting standards; or

     - changes in the local, regional or national economies.

NOTEHOLDERS HAVE NO RECOURSE AGAINST WFS OR THE SELLER FOR LOSSES

     There is no recourse against WFS or the seller for losses on the contracts. The notes represent obligations solely of the trust or debt secured by the trust property. No notes will be guaranteed by WFS, any seller or the applicable trustee. Consequently, if payments on the contracts, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from WFS, the seller or the applicable trustee.

                           GLOSSARY OF DEFINED TERMS

     A glossary containing the meaning of defined terms used in this prospectus begins on page 53 of this prospectus.

                             FORMATION OF THE TRUST

GENERAL

     Each Trust will be a business trust formed for the transaction described in this prospectus under the laws of the State of Delaware pursuant to a Trust Agreement which will be amended and restated on a date to be specified in the related prospectus supplement. All references in this prospectus to the Trust Agreement are to the amended and restated trust agreement. After its formation, each Trust may only engage in the following activities:

     - acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom;

     - issuing the Notes to investors (which may include affiliates of WFS and WFSRC);

     - issuing certificates to the Seller or its affiliates;

     - making payments on the Notes and certificates; and

     - engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or are incidental thereto or connected therewith.

     On or before the date the Notes are initially issued, the Seller will establish the Trust, as described in greater detail in the related prospectus supplement, to which the Contracts will be sold. On the Closing Date, WFS will sell the Contracts to the Seller and the Seller will transfer and assign the Contracts to the Trust. The Trust will, also on the Closing Date, issue the senior Notes and the subordinated Notes, if any, to the Seller. The Seller will sell the Notes being offered to the underwriters and the underwriters will distribute those Notes as described under the caption "Plan of Distribution" and in the related prospectus supplement under the caption "Underwriting". The Seller will receive certificates representing its beneficial interest in the assets of the Trust. All classes of subordinated Notes, if any, will be subordinated to all classes of senior Notes and the certificates will be subordinated to the Notes.

     WFS will act as Master Servicer of the Contracts and will receive compensation and fees for those services. WFS, as Master Servicer, may retain physical possession of the original executed Contracts, and certain other documents or instruments relating to the Contracts, as custodian for the Owner Trustee pursuant to the Sale and Servicing Agreement, or may employ one or more subservicers as custodians. In order to protect the Trust's ownership interest in the Contracts, the Trust's interest in the Contracts will be perfected by filing UCC-1 financing statements in the applicable States to give notice of the Trust's ownership of the Contracts. Under the Sale and Servicing Agreement and the Indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the trustees in the Contracts. Neither the Indenture Trustee nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any contract. WFS will not physically segregate the Contracts from other retail installment sales Contracts and installment loans owned or serviced by it and will not stamp the Contracts with notice of the sale to the Seller or the Trust. See "Certain Legal Aspects of the Contracts".

     Simultaneously with the issuance of the Notes, Financial Security will issue the Note Policy to the Indenture Trustee for the benefit of the holders of the senior Notes, except as otherwise set forth in the related prospectus supplement. Under the Note Policy, Financial Security will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of the related holders of each class of insured Notes full and complete payment of the Scheduled Payments for each Distribution Date. Financial Security will have a lien on the Contracts and other documents relating to the Contracts subordinate to the interest of the holders of the Notes, which lien cannot be executed upon until all required payments under the Note Policy have been made. Detailed information about the Note Policy and the insurer are set forth under the headings "The Note Policy" and "Financial Security Assurance Inc.".

     On and after the Closing Date, the property of the Trust will consist of:

     - Contracts secured by financed vehicles consisting of new or pre-owned automobiles and light duty trucks;

     - principal and interest due under the Contracts on and after the cut-off date to be specified in the prospectus supplement;

     - security interests in the financed vehicles;

     - the Note Policy;

     - amounts on deposit in the collection account, the note distribution account, the spread account and the holding account, including all eligible investments made with those amounts and all income upon those eligible investments and all proceeds therefrom;

     - proceeds from claims under certain insurance policies in respect of individual financed vehicles or obligors under the Contracts; and

     - rights as a third party beneficiary under a Sale and Servicing Agreement, among the Trust, the Seller and the Master Servicer.

     Pursuant to the Indenture, the property of the Trust, other than the note distribution account and the Note Policy, will be held by the Master Servicer for the benefit of the Indenture Trustee on behalf of the holders of the Notes and the insurer.

     After the sale and assignment of the Contracts to the Trust, WFS as Master Servicer must repurchase Contracts only if:

          (a) one of the following occur:

        - any representation or warranty made by WFS is incorrect;

        - WFS breaches its obligations under the Sale and Servicing Agreement regarding collection of payments on the Contracts; or

        - WFS fails to maintain the Trust's first priority perfected security interest in each Contract;

          (b) such incorrectness or breach listed in (a) above is not cured within 30 days; and

          (c) that incorrectness or breach materially and adversely affects a Contract.

     See "The Master Servicer".

CAPITALIZATION

     Each prospectus supplement sets forth further details regarding the capitalization of the trust.

INTEREST RATE AND CURRENCY SWAPS

     The Trust may include a derivative arrangement for any series or class of Notes. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement. The related prospectus supplement will contain further details regarding any such arrangement.

PREFUNDING ACCOUNT

     The amount of Notes issued by a particular Trust may exceed the Aggregate Scheduled Balance of the Contracts sold to that Trust. If so, the difference will be placed in the prefunding account. The amounts in the prefunding account will be used to purchase additional Contracts by the Trust. The prefunding account will not exceed 25% of the principal amount of the Notes sold by a Trust. The related prospectus supplement will contain further details regarding the prefunding account, if any and the purchase of additional Contracts for a Trust with the funds in that account.

THE OWNER TRUSTEE

     The Owner Trustee will have the rights and duties set forth in this prospectus under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees". Each prospectus supplement will contain further information regarding the Owner Trustee.

                               THE CONTRACTS POOL

     Each Contract to be transferred to a Trust is a retail installment sales contract or installment loan originated by a new or pre-owned car dealer or an auto finance company. Most of the Contracts will be purchased by WFS from new and pre-owned car dealers; however, a limited number of Contracts may be installment loans originated by branch offices or affiliates of WFS directly to consumers or by other independent auto finance companies which loans are then sold to WFS. Each Contract is secured by a financed vehicle. Except as otherwise noted, all references herein to Contracts include installment loans.

     WFS will select the Contracts to be transferred to a Trust from its portfolio of fixed-interest rate contracts which are secured by new and pre-owned automobiles or light duty trucks. The Contracts are underwritten and purchased by WFS in the ordinary course of its business operations. Each of the Contracts is fully amortizing and provides for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the Rule of 78's, or the simple interest or actual number of days method. The amortization of the Rule of 78's Contracts will result in the outstanding principal balance on each of those Contracts being in excess of the Scheduled Balance of that Contract. For purposes of the Trust, all Rule of 78's Contracts are amortized on an actuarial basis to prevent shortfalls of principal payments on the Notes. As amortization on an actuarial basis produces a faster amortization than does application of the Rule of 78's, there will not be a shortfall of principal in any event, including as a result of prepayments or timely payment to maturity of a Rule of 78's Contract.

     The prospectus supplement sets forth details regarding the percentage of Contracts which are Rule of 78's Contracts and the percentage of Contracts which are simple interest Contracts. Each prospectus supplement also will contain details regarding the distribution of Contracts by annual percentage rate, the geographic concentration of the Contracts, and the percentage of Contracts relating to new and pre-owned vehicles.

UNDERWRITING PROCEDURES RELATING TO THE CONTRACTS

     WFS and its predecessors and affiliates have underwritten and purchased contracts since 1973. The discussion in this prospectus regarding contracts is applicable to those Contracts to be transferred to a Trust and none of those contracts will have been underwritten under special financing programs. WFS purchases contracts across the full spectrum of the prime credit quality market. It offers competitive rates commensurate with the risks inherent in its obligors' ability to make payments under their contracts.

     Substantially all contracts are nonrecourse to the originating dealer or lender. In the case of new vehicle contracts, the original amount financed does not exceed the sum of the dealer's cost, taxes, license fees, service warranty cost and, if applicable, premiums for credit life or credit disability insurance, and in some cases, miscellaneous costs. Over-advances (i.e., advances in excess of the amount specified in the previous sentence) may be made under certain circumstances to assist a dealer in selling an automobile or light duty truck by permitting a lower down payment, and in some cases no down payment, based on the creditworthiness of the applicant. For pre-owned vehicles, the amount financed does not exceed the wholesale "blue book" value for the vehicle plus the related expenses and the over-advances just described. WFS does not have a fixed maximum amount financed as a percentage of the wholesale or retail value of the financed vehicle. Any amount financed in excess of the wholesale value of the financed vehicle is dependent upon the creditworthiness of the applicant. WFS believes that, with respect to substantially all contracts, the total amount financed, including any over-advance, does not exceed the retail value of the financed vehicle.

     Each contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined generally on a simple interest basis, or otherwise on the basis of the sum of the digits, also known as the Rule of 78's. WFS does not have minimum maturity requirements; however, contracts with maturities of less than three years are seldom purchased or made due to low customer demand.

     The underwriting process begins when an application is faxed to WFS' centralized data entry center. WFS' data entry group enters the applicant information into its front-end underwriting computer system. Once the application has been entered, the computer system automatically obtains credit bureau information on the applicant which is then routed through one of WFS' multiple proprietary credit scorecards.

     WFS uses credit scoring to differentiate credit applicants and to rank order credit risk in terms of expected default probabilities, which enables WFS to tailor contract pricing and structure according to this statistical assessment of credit risk. For example, a consumer with a lower score would indicate a higher probability of default; therefore, WFS would structure and price the transaction to compensate for this higher default risk. Multiple scorecards are used to accommodate the full spectrum of contracts WFS purchases. In addition to a credit score, the system highlights certain aspects of the credit application which have historically impacted the creditworthiness of the borrowers.

     Given the different risk characteristics of the contracts WFS acquires, WFS has separate credit analysts who specialize in reviewing either prime or non-prime contracts. Credit analysts are responsible for properly structuring and pricing deals to meet WFS' risked-based criteria. Credit analysts review the information, structure and price of an application and make a determination whether to approve or decline it, or make a counteroffer to the dealer. Each credit analyst's lending levels and approval authorities are established based on the individual's credit experience and portfolio performance, credit manager audit results and quality control review results. Higher levels of approvals are required for higher credit risk and are controlled by system driven parameters and limits. System driven controls include limits on interest rates, contract term, contract advances, payment to income ratios, debt to income ratios, collateral values and low side overrides.

     Once adequate approval has been received, the computer system automatically sends a fax back to the dealer with WFS' credit decision, specifying approval, denial or conditional approval based upon modification to the transaction such as increase in down payment, reduction of term, or the addition of a co-signer. As part of the approval process, the system or the credit analyst may require that some of the information be verified, such as income, employment, residence or credit history of the applicant. The system increases efficiency by automatically denying approval in certain circumstances without additional underwriting being performed. These automated notices are controlled by parameters set by WFS to be consistent with WFS' credit policy.

     If the dealer and obligor accept the terms of the approval, the dealer is required to deliver the necessary documentation for each contract to the appropriate office. The operations group audits such documents for completeness and consistency with the application, providing final approval and funding of the contract. A direct deposit is made or a check is prepared and is promptly sent to the dealer for payment. The dealer's proceeds include an up-front dealer participation paid to the dealer for consideration of the acquisition of the contract. The completed contract file is then forwarded to the records center for imaging.

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

     Under the direction of WFS' credit pricing committee, the chief credit officer of WFS oversees credit risk management, sets underwriting policy, monitors contract pricing and tracks compliance to underwriting policies and re-underwrites select contracts. If re-underwriting statistics are unacceptable, all monthly and quarterly incentives are forfeited by the office that originated the contracts. WFS' internal quality control group reviews contracts on a statistical sampling basis to ensure adherence to established lending guidelines and proper documentation requirements. Credit managers within each regional business center provide direct management oversight to each credit analyst. In addition, the chief credit officer provides oversight management to ensure that all credit managers and analysts are following overall corporate guidelines.

     Contracts purchased from independent auto finance companies are fully underwritten by WFS in the same manner and using the same criteria as contracts originated by WFS. WFS purchases contracts from independent auto finance companies only after WFS has completed a thorough review of the business practices and lending criteria applied by that independent auto finance company and WFS has entered into a written agreement with that company. The written agreement contains representations and warranties as to the contracts no less broad than those made by WFS or the Seller in the Sale and Servicing Agreement to the related Trust.

SERVICING OF CONTRACTS

     WFS services all of the contracts WFS purchases or originates, both those held by WFS and those sold in securitization transactions. The servicing process includes the routine collection and processing of payments, responding to obligor inquiries, maintaining the security interest in the vehicle, maintaining physical damage insurance coverage and repossessing and selling collateral when necessary.

     WFS uses monthly billing statements to serve as a reminder to borrowers as well as an early warning mechanism in the event an obligor has failed to notify WFS of an address change. Approximately 15 days before a borrower's payment is due, WFS mails a billing statement directing the borrower to mail payments to WFS' lockbox address. Payments received in the mail or through WFS' offices are processed by WFS' remittance processing center using state of the art lockbox equipment. To expedite the collection process, WFS accepts payments from obligors through automated payment programs, direct debits and third party payment processing services. WFS' customer service center uses interactive voice response technology to answer routine account questions and route calls to the appropriate service counselor.

     WFS' fully integrated servicing and collections system automatically forwards accounts based on estimated likelihood of default and delinquency status to WFS' automated dialers or to WFS' collection centers throughout the country. Obligors who are past due initially receive a call from a collector queued by WFS' automated telephone dialing system. If the system is unable to reach an obligor within a specified number of days or if the account is more than 30 days delinquent, the account is forwarded to a collection specialist within the office that originated the contract. This process balances the efficiency of centralized collection efforts with the effectiveness of decentralized personal collection efforts. WFS' systems also track delinquencies and chargeoffs, monitor the performance of WFS' collection associates and forecast potential future delinquency. To assist in the collections process, WFS can access original documents through WFS' imaging system which stores all the documents related to each contract. WFS limits deferments to a maximum of three deferments over the life of the contract and rarely rewrites contracts.

     If satisfactory payment arrangements are not made by delinquent obligors, the vehicle is generally repossessed within 60 to 90 days of the date of delinquency, subject to compliance with applicable law. WFS uses independent contractors to perform repossessions. The vehicle remains in WFS' custody generally for 15 days, or longer if required by local law, to provide the obligor the opportunity to redeem the contract. If after the redemption period the delinquency is not cured, WFS writes down the vehicle to fair value and reclassifies the contract as a repossessed asset. After the redemption period expires, WFS prepares the vehicle for sale. WFS sells substantially all repossessed vehicles through wholesale auto auctions. WFS does not provide the financing on repossessions sold. WFS uses regional remarketing

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

departments to sell repossessed vehicles. Once the vehicles are sold, any remaining deficiency balances are then charged off.

                      POOL FACTORS AND TRADING INFORMATION

     The note pool factor for each class of Notes will be a six-digit decimal which the Master Servicer will compute prior to each Distribution Date indicating the unpaid principal amount of each class of Notes, after giving effect to payments to be made on that Distribution Date, as a fraction of the initial outstanding principal amount of that class of Notes. Each note pool factor will be initially 1.000000 and will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes. A noteholder's portion of the aggregate outstanding principal amount of the related class of Notes will be the product of (i) the original denomination of such noteholder's Note and (ii) the applicable note pool factor at the time of determination.

     The noteholders will receive reports on or about each distribution date concerning payments received on the Contracts, the Aggregate Scheduled Balance, each note pool factor and various other items of information. In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Statements to Noteholders".

                                   THE NOTES

GENERAL

     Each Trust will issue one or more classes of Notes pursuant to the terms of an Indenture between the Trust and the Indenture Trustee. You can obtain a copy of the Indenture, without exhibits, by writing to the Indenture Trustee at its corporate trust office set forth in the related prospectus supplement. The following summary and the information contained under "Certain Information Regarding the Securities" describes certain terms of the Indenture and the Notes, but does not purport to be complete. You should review the applicable prospectus supplement, the provisions of the Notes and the Indenture along with the following summary in order to have more complete information. Where particular provisions or terms used in the Notes or the Indenture are referred to, the actual provisions of such documents (including definitions of terms) are incorporated by reference as part of such summaries.

PAYMENTS OF INTEREST AND PRINCIPAL

     The applicable prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rates and amount of or method of determining payments of principal and interest on each class of Notes of a given series, including the final scheduled Distribution Date for each class of Notes. In particular, interest and/or principal may be paid at different intervals, monthly, quarterly, or semiannually. Interest may be payable on either a fixed or floating rate basis. As set forth in the related prospectus supplement, the rights of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of Notes of that series. The rights of holders of subordinated Notes will be subordinated to the rights of each class of senior Notes.

OPTIONAL REPURCHASE OF CONTRACTS

     WFSRC will have the option to repurchase from a Trust, on any Distribution Date, any of the Contracts it has transferred to such Trust, subject to the limitations to be specified in the related prospectus supplement. If WFSRC exercises its option to repurchase, WFSRC will pay the Trust an amount equal to the sum of (x) the repurchase price described in the related prospectus supplement, and (y) a repurchase premium in an amount to be specified in the related prospectus supplement.

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

PREPAYMENT FOLLOWING OPTIONAL REPURCHASE

     If WFSRC exercises its Optional Repurchase right as described above, except as otherwise set forth in the related prospectus supplement:

     - the amount paid by WFSRC equal to the price to repurchase the Contracts, exclusive of any repurchase premium, known as the Base Price, will be treated as other collections on the Contracts and distributed to the noteholders in the order of priority specified in the related prospectus supplement in addition to the distributions which the noteholders would then otherwise be entitled to receive,

     - the amount received by the Trust equal to the prepayment premium, known as the repurchase premium, will be distributed by the Trust on a pro rata basis to all classes of Notes then outstanding based upon the principal amount of each such class outstanding following all other payments made on the Distribution Date on which the distribution occurs other than the amount paid equal to the base price, and

     - the repurchased Contracts will be transferred back to WFSRC and if the repurchase results in the principal and accrued interest of all classes of Notes outstanding being paid in full, the Trust will be terminated.

The effect of the exercise by WFSRC of its Optional Repurchase right will be a reduction of the average life of each class of Notes outstanding at the time the Optional Repurchase occurs. The extent of that reduction will be a function of when, following the Closing Date, the repurchase occurs. The reduction will be greater the sooner after the Closing Date the repurchase occurs.

OPTIONAL PURCHASE

     Each class of outstanding Notes may be subject to redemption on terms set forth in the applicable prospectus supplement. On any Distribution Date as of which the aggregate Principal Balance of the Simple Interest Contracts plus the aggregate of the present value of the remaining monthly principal and interest due on the Rule of 78's Contracts owned by the Trust is equal to or less than an amount to be specified in the applicable prospectus supplement, WFSRC may purchase from the Trust all of the Contracts then outstanding, without payment of a repurchase premium, at a price to be specified in the related prospectus supplement.

THE INDENTURE TRUSTEE

     The Indenture Trustee will have the rights and duties set forth under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees". Each prospectus supplement will contain further information regarding the Indenture Trustee.

EVENTS OF DEFAULT

     With respect to the Notes of a given series, unless otherwise specified in the related prospectus supplement, events of default under each Indenture will occur if:

          (1) the Trust fails to pay any interest on the Notes of any class within 5 days after the interest payment becomes due and payable, without taking into account the effect of any payment under the Note Policy;

          (2) the Trust fails to pay any principal of the Notes of any class when it becomes due and payable, without taking into account the effect of any payment under the Note Policy;

          (3) the Indenture Trustee notifies the Trust, or if the holders of Notes evidencing at least 25% of the voting interests of all the Notes, notifies the Trust or the Indenture Trustee, or if Financial

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

     Security notifies WFS as Master Servicer that one of the following events has occurred, and continues for a period of 30 days after the notice is given:

        - the Trust fails to observe or perform any covenant or agreement it made in the Indenture; or

        - the representations or warranties made by the Trust in the Indenture or in any certificate delivered pursuant to or in connection with the Indenture was incorrect in a material respect at the time it was made; or

          (4) certain events of bankruptcy, insolvency, receivership or liquidation relating to the Trust occur, each of which is a trust insolvency.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

     The Trusts May Use Book-Entry Registration Instead of Issuing Definitive Securities. Except as otherwise described in the related prospectus supplement or in this prospectus, each class of senior Notes offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of Cede, the nominee of The Depository Trust Company, or DTC. The senior Notes will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, the nominee is expected to be the holder of record of any class of senior Notes issued in book-entry form. If a class of senior Notes is issued in book-entry form, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of senior Notes will not be entitled to receive a physical certificate representing your interest in the senior Notes of that class. Beneficial owners will not be recognized by the indenture trustee as "Noteholders," as such term will be used in the indenture. Beneficial owners will only be permitted to exercise the rights of Noteholders indirectly through DTC and its participants, as further described below.

     If a class of senior Notes is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of that class of senior Notes refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders of that class of senior Notes refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of that class of senior Notes, for distribution to noteholders of that class of notes in accordance with DTC's procedures with respect thereto. The rules applicable to DTC and its participants are on file with the SEC.

     Any notes of a given Trust owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Indenture, Trust Agreement or Sale and Servicing Agreement, except that, unless the Seller and its affiliates own the entire class, such senior Notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the related agreements.

     The prospectus supplement will specify whether the holders of the senior Notes of the Trust may hold their respective notes as book-entry securities.

     To facilitate subsequent transfers, all senior Notes deposited by participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of senior Notes with DTC and their registration in the name of Cede will not change beneficial ownership. DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such senior Notes are credited, which may or may not be the ultimate owners. Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to participants, by participants to indirect

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

participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     You may hold your senior Notes through DTC in the United States, Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Except as required by law, none of the Administrator, if any, the applicable Owner Trustee or the applicable Indenture Trustee, the Seller, the Master Servicer or Financial Security, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the senior Notes of any Trust held by DTC's nominee, DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

     Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last Distribution Date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of
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

doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositaries, as appropriate, to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the preceding Distribution Date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

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

     The Noteholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, senior Notes may do so only through direct and indirect participants. In addition, noteholders will receive all distributions of principal and interest from the Indenture Trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, noteholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward the payments to its participants, which thereafter will forward them to indirect participants or Noteholders. To the extent the related prospectus supplement provides that book-entry securities will be issued, the only "Noteholder" will be DTC's nominee. Noteholders will not be recognized by the applicable trustee as "Noteholders" and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its participants.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a Noteholder to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these notes, may be limited due to the lack of a physical certificate for these notes.

     Neither DTC nor Cede will consent or vote with respect to the senior Notes. Under its usual procedures, DTC will mail an omnibus proxy to the indenture trustee or the owner trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote. The omnibus proxy will assign Cede's consenting or voting rights to those participants to whose accounts the related notes will be credited on that record date, identified in a listing attached to the omnibus proxy.

     DTC will advise the related administrator of each Trust that it will take any action permitted to be taken by a Noteholder under the related Indenture, Trust Agreement or Sale and Servicing Agreement only at the direction of one or more participants to whose accounts with DTC the senior Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

     Non-United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

     The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of notes of the Trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any Trust notes. Indirect access to Clearstream is
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

also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

     The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust notes. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

DEFINITIVE SECURITIES

     Physical certificates known as Definitive Securities representing the subordinated Notes or any class of senior Notes not held in book-entry form will be issued to the related beneficial owners rather than to DTC, only if:

     - DTC is no longer willing or able to discharge its responsibilities as depository with respect to the notes, and neither the Indenture Trustee nor the administrator is able to locate a qualified successor;

     - the administrator, at its option, elects to terminate the book-entry system with respect to the related senior Notes through DTC;

     - after an event of default or servicer default, holders of the senior Notes evidencing 51% or more of the voting interests of all senior Notes advise the related trustee through DTC and its participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the related owners; or

     - the class of Notes is subordinated and the issuer elects not to utilize DTC.

     Upon the occurrence of any of the first three events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify the related beneficial owners, through participants, of the availability through DTC of Definitive Securities. Upon surrender by DTC of the certificates representing all senior Notes of any affected class and the receipt of instructions for

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

re-registration, such trustee will issue Definitive Securities to the related owners, who thereupon will become noteholders for all purposes of the Indenture or the Trust Agreement, respectively.

     Distributions on the Definitive Securities will be made by the Indenture Trustee directly to holders of such Definitive Securities in accordance with the procedures described herein and to be set forth in the Indenture. Interest payments and any principal payments on the Notes on each Distribution Date will be made to holders in whose names the Definitive Securities were registered at the close of business on the record date with respect to such Distribution Date. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the Indenture. The final payment on any Notes, whether Definitive Securities or Notes registered in the name of Cede, however, will be made only upon presentation and surrender of such Notes at the office or agency specified in the notice of final distribution to noteholders. The Indenture Trustee will mail such notice to registered holders of the Notes within five business days of receipt from the Master Servicer of notice of termination of the Trust.

     Definitive Securities will be transferable and exchangeable at the offices of the Indenture Trustee, or any security registrar appointed by the Indenture Trustee, as will be set forth in the Indenture, as the case may be. No service charge will be imposed for any registration of transfer or exchange, but such trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

PAYMENTS ON THE CONTRACTS

     All Net Collections on or in respect of the Contracts will be deposited in or credited to the collection account or, in limited instances, the holding account. Net Collections will include all payments received by the Master Servicer on or in respect of the Contracts due on or after the cut-off date, net of late payments in respect of which the Master Servicer has previously made an Advance or reimbursement to the Master Servicer for nonrecoverable Advances. Net Collections will include:

          (a) prepayments, net liquidation proceeds and net insurance proceeds;

          (b) any amounts deposited in the collection account by:

           - the Seller to purchase Contracts, including the Scheduled Balances of Contracts repurchased in connection with an Optional Repurchase or an Optional Purchase, or

           - the Master Servicer to purchase Contracts; and

          (c) any Advances that may be made by the Master Servicer in respect of delinquent Contracts.

     Subject to the remainder of this paragraph, distributions on the senior Notes will be made on each Distribution Date out of Net Collections for the related Due Period plus certain reinvestment earnings on eligible investments and any Advance made by the Master Servicer as described under "The Master Servicer -- Advances". The amount of those Net Collections, reinvestment earnings and Advances on each Distribution Date will be applied as described under "Certain Information Regarding the Securities -- Distributions on the Notes". Amounts, to the extent available, will be withdrawn from the Spread Account to cover any shortfalls in distributions to holders of the senior Notes. Except as otherwise described in the related prospectus supplement, under the Note Policy, Financial Security will be obligated to provide for distribution on the senior Notes on each Distribution Date the amount, if any, by which the amount of Net Collections and funds available in the Spread Account is less than the sum of the interest and principal due on the senior Notes for that Distribution Date and will be obligated to provide for the payment of Scheduled Payments on each class of senior Notes on its final scheduled Distribution Date. Distributions to holders of subordinated Notes will be made in the manner described in the related prospectus supplement.

THE ACCOUNTS AND ELIGIBLE INVESTMENTS

     General. All Net Collections received by the Master Servicer on or in respect of the Contracts and any Advances made by the Master Servicer will be deposited in or credited to the collection account or, in
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

certain limited instances, the holding account. All amounts paid under the Note Policy will be deposited in or credited to the collection account. On each Distribution Date, the Indenture Trustee will distribute the amounts on deposit in the collection account with respect to such Distribution Date to the note distribution account. All payments to holders of the senior Notes will be made from the note distribution account.

     The Collection Account. The Master Servicer will cause all collections made on or in respect of the Contracts during a Due Period, other than amounts to be deposited in the holding account as described below, to be deposited in or credited to the collection account to be established by the Master Servicer under the Sale and Servicing Agreement. The collections deposited will be net of late payments in respect of which the Master Servicer has previously made an Advance and reimbursements to it for nonrecoverable Advances. The collection account may, upon prior written approval of Financial Security, be an uninsured general ledger account or a deposit account at Western Financial Bank, which owns the majority of the outstanding stock of WFS. Funds in the collection account will be invested in a reinvestment contract under which Western Financial Bank and WFS Financial Auto Loans 2, Inc., a subsidiary of WFS, will be the obligors, so long as the reinvestment contract is an eligible investment as described below. The reinvestment earnings on the reinvestment contract for each Distribution Date will be equal to the amount, if any, by which the related payment of interest for that Distribution Date exceeds the aggregate amount of interest accrued on the Contracts during the related Due Period. If the reinvestment contract does not qualify as an eligible investment, the Indenture Trustee shall invest the funds on deposit in the collection account in one or more other eligible investments. Payments under the reinvestment contract will be deposited in the collection account no later than the Business Day immediately preceding each Distribution Date.

     If an event of default under the Sale and Servicing Agreement has occurred and is continuing, funds in the collection account eligible to be invested in eligible investments will be invested at the direction of the Indenture Trustee. Eligible investments will be specified in the Sale and Servicing Agreement and will be limited to investments which meet the criteria of the rating agencies as being consistent with their then-current ratings of the senior Notes. All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments shall be charged to, the collection account.

     Note Distribution Account. The Master Servicer will establish and maintain an account known as the note distribution account with the Indenture Trustee in the name of the Indenture Trustee on behalf of the holders of the senior Notes in which amounts released from the collection account for distribution to holders of the senior Notes will be deposited and from which all distributions to holders of the senior Notes will be made.

     The Holding Account. The Master Servicer will establish an account known as the holding account into which it will deposit during each Due Period payments on Rule of 78's Contracts that are due in one or more subsequent Due Periods. Funds in the holding account due in the next Due Period will be transferred to the collection account immediately after the next succeeding Distribution Date.

DISTRIBUTIONS ON THE NOTES

     Beginning on the Distribution Date specified in the applicable prospectus supplement, payments of principal and interest, or, where applicable, of principal or interest only, on each class of senior Notes entitled thereto will be made by the applicable Indenture Trustee to the holders of the senior Notes. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Notes and the effect of subordination of any subordinated Notes will be set forth in the applicable prospectus supplement.

     With respect to each Trust, on each Distribution Date, collections on the Contracts will be withdrawn from the collection account and will be paid to the holders of the senior Notes to the extent provided in the applicable prospectus supplement. Credit enhancement, including the Note Policy and amounts on deposit in the Spread Account, will be available to cover any shortfalls in the amount available for

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

payment to the holders of the senior Notes on that date to the extent specified in the applicable prospectus supplement. As more fully described in the related prospectus supplement:

          1. payments of principal of a class of Notes of a given series will be subordinate to payments of interest on that class;

          2. payments in respect of one or more classes of Notes may be subordinated to payments in respect of one or more other classes of Notes of the same series; and

          3. payments in respect of one or more classes of subordinated Notes will be subordinated to payments on the senior Notes.

PAYMENT PRIORITIES OF THE NOTES; THE SPREAD ACCOUNT

     General. The rights of the Noteholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Master Servicer, to the extent that the Master Servicer has not been reimbursed for any outstanding Advances and has not been paid all servicing fees; the Trustees, to the extent the Trustees and such other entities have not received all trust fees and expenses payable to them, and Financial Security, to the extent of any amounts due but unreimbursed to it. In addition, the rights of the Noteholders to receive distributions with respect to the Contracts will be subject to the priorities set forth under "-- Distributions on the Notes," to the extent described above. Such priorities and subordination are intended to enhance the likelihood of timely receipt by holders of classes of senior Notes with a higher priority of the full amount of interest and principal required to be paid to them, and to afford such Noteholders limited protection against losses in respect of the Contracts.

     The Spread Account. In the event of delinquencies or losses on the Contracts, the foregoing protection will be effected both by the right of the holders of the senior Notes to receive current distributions with respect to the Contracts and by the establishment of a segregated trust account in the name of the Indenture Trustee, or the Spread Account. A Spread Account will be part of each Trust. The Indenture Trustee will have a perfected security interest in the Spread Account and in all amounts deposited in or credited to the Spread Account as well as all eligible investments made with such deposits and earnings. The Spread Account will be created with either an initial cash deposit which amount is the Spread Account initial deposit, or the delivery of a letter of credit in favor of the Trust acceptable to Financial Security and the rating agencies. The Spread Account will thereafter be funded by the deposit therein of any amounts in respect of each Distribution Date not required to be paid to any other party, until the amount on deposit in the Spread Account is at least equal to the specified Spread Account balance. Except as otherwise described in the related prospectus supplement, amounts on deposit in a spread account will not be available to holders of subordinated Notes except to the extent distributed as excess funds from a fully funded Spread Account.

     Amounts held from time to time in the Spread Account will be invested in eligible investments. Investment income on monies on deposit in the Spread Account will be credited to the Spread Account. Any loss on that investment will be charged to the Spread Account.

     Calculation of Specified Spread Account Balance. The specified Spread Account balance is the amount which must be on deposit in the Spread Account at any time for the Spread Account to be fully funded and will be calculated as described in the related prospectus supplement. As funds are deposited into the Spread Account, the amount available under the letter of credit in respect of the Spread Account will be reduced to the extent that the sum of the amount on deposit in the Spread Account and the amount of the letter of credit exceeds the specified Spread Account balance.

WITHDRAWALS FROM THE SPREAD ACCOUNT

     Amounts held from time to time in the Spread Account will be held for the benefit of the Noteholders and Financial Security. On each Distribution Date, funds will be withdrawn from the Spread Account to the extent that the amount on deposit in the note distribution account is less than the Note Distributable Amount and will be deposited in the note distribution account. See "Certain Information

Regarding the Securities -- Withdrawals from the Spread Account and Payments Under the Note Policy" in the related prospectus supplement.

     If on the last day of any month or on any Distribution Date the amount on deposit in the Spread Account is greater than the amount required to be in that account on that date, the excess cash will be distributed in the following order:

     - to Financial Security, to the extent of any unreimbursed amounts due to it,

     - to the party making any initial deposit, whether by cash or by letter of credit, until it has received an amount equal to the Spread Account initial deposit, and

     - to the Seller, or any other holder of the certificates.

You will have no further rights to any excess cash paid to any of these entities.

     Upon any distributions to Financial Security, the Seller, or to the holders of subordinated Notes, the holders of the Notes will have no further rights in, or claims to, such amounts. None of the noteholders, the Indenture Trustee, the Owner Trustee, the Master Servicer, the Seller, or Financial Security will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Noteholders. The obligations of Financial Security under the Note Policy will not be diminished or otherwise affected by any amounts distributed to Financial Security.

PAYMENTS FROM THE SPREAD ACCOUNT AND UNDER THE NOTE POLICY

     On each Distribution Date on which the Note Distributable Amount exceeds the amount then on deposit in the note distribution account, the holders of senior Notes will be entitled to receive that deficiency, including amounts necessary to reduce the outstanding principal balance of a given class of senior Notes to zero on the related final scheduled Distribution Date, first, from amounts on deposit in the Spread Account, and if those amounts are insufficient, then from the payment of a claim under the Note Policy.

STATEMENTS TO NOTEHOLDERS

     On or prior to each Distribution Date, you will be provided with a statement to Noteholders prepared by the Master Servicer setting forth with respect to that Distribution Date or related due period, as applicable, among other things, the following information:

          (i) the amount of the Noteholder's distribution allocable to principal, stated separately for each class of Notes;

          (ii) the amount of the Noteholder's distribution allocable to interest, stated separately for each class of Notes;

          (iii) the Aggregate Scheduled Balance as of the close of business on the last day of the related Due Period;

          (iv) the amount of the Servicing Fee paid to the Master Servicer with respect to the related Due Period;

          (v) the amount of any Note Interest Carryover Shortfall, Note Principal Carryover Shortfall, on that Distribution Date and the change in such amounts from those with respect to the immediately preceding Distribution Date;

          (vi) the note pool factor for each class of Notes as of that Distribution Date;

          (vii) the balance on deposit in the Spread Account on that Distribution Date, after giving effect to distributions made on that Distribution Date, and the change in that balance from the immediately preceding Distribution Date; and

          (viii) if applicable, following an Optional Repurchase, the amount of base price and repurchase premium payable.

     Each amount set forth pursuant to subclauses (i), (ii), (iv), (v) and
(viii) above with respect to a Note will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a Note. Copies of the statements may be obtained by owners of Notes by a request in writing addressed to the Indenture Trustee at its corporate trust office. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a Noteholder, a statement containing the sum of the amounts described in clauses (i), (ii), (iv), (v) and (viii) above for the purposes of such holder's preparation of federal income tax returns. See "Federal and California Income Tax Consequences."

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement. The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Indenture Trustee and the Owner Trustee and Financial Security, on or before 90 days after the end of each fiscal year of the Master Servicer, a statement as to compliance by the Master Servicer during the preceding fiscal year, or since the Closing Date in the case of the first such statement, with certain standards relating to the servicing of the Contracts.

     The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee, the Owner Trustee and Financial Security, on or before 90 days after the end of each fiscal year of the Master Servicer, of a certificate signed by two officers of the Master Servicer stating that the Master Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding fiscal year, or since the Closing Date in the case of the first such certificate, or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of those statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee at its corporate trust office.

     The Indenture. The Trust will be required to file annually with the Indenture Trustee and Financial Security a written statement as to the fulfillment of its obligations under the Indenture.

     The Indenture Trustee will be required to mail each year to all related noteholders a brief report relating to, among other things:

     - its eligibility and qualification to continue as Indenture Trustee under the Indenture;

     - any amounts advanced by it under the Indenture;

     - the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity;

     - the property and funds physically held by the Indenture Trustee as Indenture Trustee; and

     - any action taken by it that materially affects the Notes and that has not been previously reported.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     Each Sale and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer except upon determination that the Master Servicer's performance of such duties is no longer permissible under applicable law. No resignation will become effective until (i) the Indenture Trustee or a successor Master Servicer has assumed the Master Servicer's servicing obligations and duties under the Sale and Servicing Agreement and (ii) the rating agencies confirm that the selection of such successor Master Servicer will not result in the qualification, reduction or withdrawal of its then-current rating of any class of Notes.

     Each Sale and Servicing Agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trust or the Noteholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be
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

protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Master Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders thereunder. In any event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Master Servicer will be entitled to be reimbursed therefor out of funds on deposit in the collection account. Any indemnification or reimbursement could reduce the amount otherwise available for distribution to noteholders.

     Any corporation into which the Master Servicer may be merged or consolidated, any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party or any corporation succeeding to the business of the Master Servicer or the Master Servicer's obligations as the Master Servicer, will be the successor of the Master Servicer under the Sale and Servicing Agreement.

SERVICER DEFAULT

     Except as otherwise provided in the related prospectus supplement, "Servicer Defaults" under each Sale and Servicing Agreement will consist of:

          (a) a claim being made under the Note Policy;

          (b) any failure by the Master Servicer to deposit in, credit to, or make the required distribution from the following, and such failure is not remedied within three Business Days after the Master Servicer receives written notice from the Indenture Trustee, the Owner Trustee or Financial Security or after the Master Servicer discovers such failure:

        - the collection account,

        - the note distribution account or the account established to distribute monies to the certificateholders,

        - the Spread Account, or

        - the holding account;

          (c) any failure by the Master Servicer to deliver to the Indenture Trustee, the Owner Trustee or Financial Security certain reports required by the Sale and Servicing Agreement by, except as otherwise provided in the related prospectus supplement, the fourth Business Day prior to the related Distribution Date or to perform certain other covenants under the Sale and Servicing Agreement;

          (d) any failure by the Master Servicer or the Seller to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of holders of the senior Notes, Financial Security, the Indenture Trustee or the Owner Trustee and which continues unremedied for 30 days after the giving of written notice of such failure to:

        - the Master Servicer or the Seller, as the case may be, by the Owner Trustee, the Indenture Trustee or Financial Security, or

        - to the Master Servicer, or the Seller, as the case may be, and to the Indenture Trustee or the Owner Trustee by:

         - holders of senior Notes evidencing at least 25% of the voting interests of all senior Notes, voting together as a single class, or

         - so long as a default under the Note Policy has not occurred or is not continuing and no insolvency of Financial Security has occurred, by Financial Security;

          (e) an Insolvency Event occurs with respect to the Seller or the Master Servicer; and

          (f) any material breach of any of the representations and warranties of the Master Servicer or the Seller, except for any breaches relating to Contracts repurchased by the Seller or the Master Servicer, that has a material adverse effect on the holders of senior Notes and, within 30 days after written notice thereof shall have been given to the Master Servicer or the Seller by:

        - the Indenture Trustee or the Owner Trustee,

        - by holders of senior Notes, voting together as a single class, evidencing at least 25% of the respective voting interests thereof, or

        - so long as no default under the Note Policy has occurred and is continuing and no insolvency of Financial Security has occurred, by Financial Security.

RIGHTS UPON SERVICER DEFAULT

     Except as otherwise provided in the related prospectus supplement, as long as a Servicer Default remains unremedied, the Indenture Trustee, Financial Security or holders of senior Notes representing not less than 25% of the voting interests thereof, voting together as a single class, may terminate all the rights and obligations of the Master Servicer under the Sale and Servicing Agreement. After such termination, the Indenture Trustee will automatically succeed to all the responsibilities, duties and liabilities of the Master Servicer in its capacity as such under such agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee, Financial Security, or the holders of the senior Notes from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Master Servicer under the Sale and Servicing Agreement. Notwithstanding such termination, the Master Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination.

     So long as Financial Security is not in default under the Note Policy it may direct the actions of the Indenture Trustee upon an event of default.

WAIVER OF PAST DEFAULTS

     The holders of senior Notes evidencing at least 51% of the voting interests thereof, voting together as a single class, may, on behalf of all holders of the senior Notes, with the consent of Financial Security, waive any default by the Master Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. A default, however, in making any required deposits to or payments from the collection account, the holding account, the Spread Account or the note distribution account in accordance with that agreement or in respect of a covenant or provision of that agreement that cannot be modified or amended without the consent of each Noteholder affected thereby, may only be waived by the approval of holders of all of the Notes. No such waiver will impair the Noteholders' rights with respect to subsequent Servicer Defaults.

VOTING INTERESTS

     The "voting interests" of the Notes of a class or classes will be allocated among the Noteholders or related owners, as the case may be, in accordance with the unpaid principal amount of the Notes of each class or classes represented thereby; except that in certain circumstances notes held by the Seller, WFS or

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

any of their respective affiliates will be excluded from such determination. Except as otherwise described in this prospectus or in the related prospectus supplement, subordinated Notes shall not have voting rights so long as any class of senior Notes is outstanding, the Note Policy has not expired by its terms or any amounts are due and owing to Financial Security.

AMENDMENT

     Amendment of the Sale and Servicing Agreement. The Sale and Servicing Agreement may be amended, with the consent of Financial Security but without the consent of the Noteholders to:

     - cure any ambiguity,

     - correct or supplement any provision therein which may be inconsistent with any other provision therein,

     - add any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions thereof,

     - add or provide for any credit enhancement for any class of Notes, or

     - permit certain changes with respect to the specified Spread Account balance.

     The requirements that must be met to make the above listed amendments are:

          (a) that any amendment will not, in the opinion of counsel satisfactory to the related Trustee, materially and adversely affect the interests of any noteholder, and

          (b) that in the case of a change with respect to the specified Spread Account balance:

        - the trustee receives a letter from Standard & Poor's, if it has rated the Notes, which basically states that its then-current rating on each class of Notes will not be qualified, reduced or withdrawn due to that amendment, and

        - the Master Servicer provides Moody's, if it has rated the Notes, notice of such amendment.

     The Sale and Servicing Agreement may also be amended with the consent of the holders of senior Notes evidencing at least 51% of the respective voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the related Noteholders of each class; provided, that no such amendment may (i) except as described above, increase or reduce in any manner the amount of or accelerate or delay the timing of collections of payments on or in respect of the Contracts, required distributions on the senior Notes, or the specified Spread Account balance or the manner in which the Spread Account is funded, or (ii) reduce the percentage of the voting interests of which the holders of any class of senior Notes are required to consent to any such amendment, without the consent of Financial Security and the holders of all of the relevant classes of senior Notes and the subordinated Notes, if any, to the extent that holders of such subordinated Notes would be adversely affected by that amendment.

     Amendment of the Trust Agreement. The Trust Agreement may be amended, with the consent of the insurer but without the consent of the Noteholders, to:

     - cure any ambiguity,

     - correct or supplement any provision which may be inconsistent with any other provision, or

     - add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions thereof.

     The Trust Agreement may also be amended with the consent of holders of senior Notes evidencing at least 51% of the respective voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the Noteholders; provided, that no such amendment may increase or reduce in any manner the

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

amount of or accelerate or delay the timing of (i) collections of payments on or in respect of the Contracts or required distributions on the senior Notes, or any interest rate or (ii) reduce the aforesaid percentage of the voting interests of which the holders of any class of senior Notes are required to consent to any such amendment, without the consent of Financial Security and the holders of all of the relevant class of senior Notes and of the subordinated Notes, if any, to the extent that holders of such subordinated Notes would be adversely affected by that amendment.

     Amendment of the Indenture. The Trust and the Indenture Trustee, on behalf of the Trust, may, without the consent of the Noteholders but with the consent of Financial Security, enter into one or more supplemental Indentures for any of the following purposes:

          (i) to correct or amplify the description of the property subject to the lien of the Indenture or to subject additional property to the lien of the Indenture;

          (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust;

          (iii) to add additional covenants for the benefit of the related Noteholders or to surrender any rights or powers conferred upon the Trust;

          (iv) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;

          (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental Indenture which may be inconsistent with any other provision in the Indenture, any supplemental Indenture, the Sale and Servicing Agreement or certain other agreements; provided, that any such action shall not adversely affect the interests of any noteholder;

          (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

          (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

          (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided, that any of those actions will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interests of any Noteholder or result in the creation of a new security; and further provided that any of those actions shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder unless such Noteholder's consent is otherwise obtained as described below.

     Without the consent of the holder of each outstanding Note, including subordinated Notes, if any, affected thereby, no supplemental Indenture may:

     - change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate thereon, or the method by which such interest or principal is calculated, or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such note or any interest thereon is payable;

     - impair the right to institute suit for the enforcement of provisions of the Indenture regarding payment;

     - reduce the percentage of the voting interests of any such Notes, the consent of the holders of which is required for any such supplemental Indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

     - modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Seller, the Master Servicer or any of their respective affiliates;
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

     - reduce the percentage of the voting interests of the Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the property of the Trust if the proceeds of that sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes;

     - decrease the percentage of the voting interests of such Notes required to amend the provisions of the Indenture which specify the applicable percentage of voting interests of the Notes necessary to amend such Indenture or certain other related agreements; or

     - permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of such Indenture on any of the collateral for the Notes or deprive the holder of any Note of the security afforded by the lien of the Indenture;

provided, that any of those actions will not, in the opinion of counsel satisfactory to the related Indenture Trustee, result in the creation of a new security.

LIST OF NOTEHOLDERS

     Three or more holders of Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with the other Noteholders with respect to their rights under the Indenture or under the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.

     Neither the Trust Agreement nor the Indenture will provide for the holding of any annual or other meetings of Noteholders.

NO BANKRUPTCY PROCEEDINGS

     The Trust Agreement will provide that the Owner Trustee, and the Indenture will provide that the Indenture Trustee and each Noteholder agree that they will not at any time institute, or join in any institution against, the Trust, or the Seller, any bankruptcy proceedings relating to the Notes, the Trust Agreement, the Indenture or certain other agreements.

TERMINATION

     The obligations of the Master Servicer, the Seller, the Owner Trustee and the Indenture Trustee pursuant to the Trust Agreement, Sale and Servicing Agreement and Indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment to you of all amounts required to be paid to you pursuant to such agreement whether upon an Optional Repurchase or Optional Purchase or otherwise and (iii) the occurrence of the event described below.

     The Indenture Trustee will give you written notice of termination at least 20 days prior to such termination. The final distribution to you will be made only upon surrender and cancellation of your Notes at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining in the Trust at least 18 months after the date of termination and after the Indenture Trustee has attempted to locate a noteholder and such measures have failed, will be distributed to a charity designated by the Master Servicer.

THE TRUSTEES

     Each of the Owner Trustee and the Indenture Trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor. The administrator may also remove the Owner Trustee or the Indenture Trustee, in each case if such Trustee becomes insolvent or ceases to

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

be eligible to continue as a trustee under each Trust Agreement or Indenture, as the case may be. In such event, the administrator will be obligated to appoint a successor Trustee. Any resignation or removal of a trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     Each Trustee and any of its affiliates may hold Notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the administrator and the Owner Trustee or Indenture Trustee acting jointly, or in some instances, the Owner Trustee and Indenture Trustee acting without the administrator, will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the affected Trustee by the Indenture, Sale and Servicing Agreement or Trust Agreement will be conferred or imposed upon that Trustee and the separate Trustee or co-trustee jointly, or, in any jurisdiction in which that Trustee will be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of that Trustee.

     Each Trust Agreement will further provide that each Trust will, or will cause the administrator to, pay the fees of the Indenture Trustee. Each Trust Agreement will further provide that the Owner Trustee will be entitled to indemnification by the Master Servicer for, and will be held harmless against, any loss, liability or expense incurred by it not resulting from its own willful misconduct, bad faith or negligence, other than by reason of a breach of any of its representations or warranties set forth in such agreement. The Indenture will further provide that the Indenture Trustee will be entitled to indemnification by the Trust or the administrator for any loss, liability or expense incurred by it not resulting from its own willful misconduct, negligence or bad faith.

DUTIES OF THE TRUSTEES

     Neither Trustee will make any representations as to the validity or sufficiency of each Trust Agreement or Indenture, the Notes, other than the execution and authentication thereof by the Indenture Trustee, or of any Contracts or related documents. Neither Trustee will be accountable for the use or application by the Seller or the Master Servicer of any funds paid to the Seller or the Master Servicer in respect of the Notes or the related Contracts, or the investment of any monies by the Master Servicer before such monies are deposited into the collection account. The Trustees will not independently verify the existence or characteristics of the Contracts. If an event of default or servicer default has not occurred or is not continuing, each Trustee will be required to perform only those duties specifically required of it under the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be. Generally those duties will be limited to the receipt of the various certificates and reports or other instruments required to be furnished to such Trustee under such agreements, in which case it will only be required to examine them to determine whether they conform to the requirements of such agreements. No trustee will be charged with knowledge of a failure by the Master Servicer to perform its duties under the relevant agreements which failure constitutes an event of default or a Servicer Default unless such Trustee obtains actual knowledge of such failure as specified in such agreements.

     No Trustee will be under any obligation to exercise any of the rights or powers vested in it by the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request order or direction of any of the Noteholders, unless those Noteholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder will have any right to institute any proceeding with respect to the Indenture, Trust Agreement or Sale and Servicing Agreement, unless that holder previously has given to the appropriate Trustee written notice of default and (i) the default arises from the Master Servicer's failure to remit payments when due or (ii) the holders of Notes evidencing not less than 25% of the voting interests of the related Notes, voting together as a single class, have made written request upon the Indenture Trustee to institute that proceeding in its own name as Indenture Trustee thereunder and

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

have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute that proceeding.

ADMINISTRATION AGREEMENT

     WFS, in its capacity as administrator, will enter into an administration agreement, with the Trust, the Seller and the Indenture Trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee, which fee will be paid by the Seller and not from the proceeds of the Contracts or other assets of the Trust.

PREPAYMENT CONSIDERATIONS

     Because the rate of distribution of principal on the Notes will depend on the rate of payment on the Contracts, including prepayments, liquidations, the exercise of the Optional Repurchase or Optional Purchase by the Seller and repurchases of Contracts by the Seller or the Master Servicer following breach of certain representations or warranties or servicing obligations and the sale or liquidation of the property of the Trust under certain conditions following the occurrence of an event of default, the final distribution on each class of Notes is likely to occur earlier than the related final scheduled Distribution Date. The right of the Seller to repurchase all of the Contracts upon certain events is described under "-- Termination" and "The Master Servicer," and the right of WFSRC to repurchase Contracts is described under "The Notes -- Optional Repurchase".

     The law of California and most other states generally requires that retail installment sales contracts such as the Contracts permit full and partial prepayment without penalty, although a minimum finance charge may be applicable in some circumstances. Any prepayments, including certain partial prepayments not designated as advance payments by the obligor on the related contract, can reduce the average life of the contracts. The Master Servicer will permit the sale or other transfer of a financed vehicle without accelerating the maturity of the related Contract if such Contract is assumed by a person satisfying WFS' then-current underwriting standards. Partial prepayments not designated as advance payments by the obligor on a Contract and all partial prepayments as to Simple Interest Contracts will affect the average life of the Contracts because those partial prepayments will be passed through to holders of the senior Notes on the Distribution Date following the Due Period in which they are received. Those partial prepayments designated as advance payments for Rule of 78's Contracts only will be held until passed through in accordance with the original schedule of payments for the related Contract or until the amount of such partial prepayment equals the remaining principal amount plus accrued interest due on the related Contract. Any reinvestment risk resulting from the rate of prepayments of the Contracts and the distribution of such prepayments to holders of the senior Notes will be borne entirely by the holders of the senior Notes, which will be partially offset to the extent WFSRC pays the premium set forth in the related prospectus supplement in connection with the exercise of an Optional Repurchase.

     Purchases by the Seller of Contracts because of certain defects in contract documentation or due to breaches of its respective representations and warranties in respect thereof, in either case that materially and adversely affect the interests of holders of the senior Notes, the Indenture Trustee, the Owner Trustee or Financial Security, and purchases by the Master Servicer of Contracts due to certain breaches in representations and warranties made by the Master Servicer or due to certain breaches by the Master Servicer in servicing procedures, in either case that materially and adversely affect such Contracts can reduce the average lives of the Contracts and the Notes. Any reduction in the average lives of the related Notes will reduce the aggregate amount of interest received by the holders of those Notes over the lives of those Notes.

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

                                THE NOTE POLICY

     The following summary of the terms of the Note Policy does not purport to be complete. You should review the summary along with the Note Policy, which is included as an exhibit to the registration statement of which this prospectus is a part, for complete information. The following summary does, however, describe the material terms of the Note Policy as it relates to insured classes of Notes.

     On each Closing Date, Financial Security will issue the Note Policy to the Indenture Trustee pursuant to the insurance, indemnity and pledge agreement, or the insurance agreement, among Financial Security, the Trust, the Seller, Bankers Trust Company, as collateral agent for Financial Security, and WFS. Under the Note Policy, Financial Security will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of each holder of the insured classes of Notes the full and complete payment of (i) Scheduled Payments on the insured classes of Notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law, but will not guarantee payment of any premium paid in connection with the exercise by WFSRC of its Optional Repurchase right. Except as otherwise described in the related prospectus supplement holders of subordinated Notes will not have the benefit of the Note Policy.

     Payment of claims on the Note Policy made in respect of Scheduled Payments will be made by Financial Security following receipt by Financial Security of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the fourth Business Day following receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the date on which such payment was due on the insured classes of Notes.

OTHER TERMS OF THE NOTE POLICY

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Note Policy, Financial Security shall cause such payment to be made on the later of:

          (a) the date when due to be paid pursuant to the order referred to below or

          (b) the first to occur of:

             (i) the fourth Business Day following receipt by Financial Security from the Indenture Trustee of:

                (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the holder of the senior Notes is required to return principal or interest paid on the Notes during the term of the Note Policy, in either case because such distributions were avoidable as preference payments under applicable bankruptcy law,

                (B) a certificate of the holder of the senior Notes that the order has been entered and is not subject to any stay and

                (C) an assignment duly executed and delivered by such holder of the senior Notes, in such form as is reasonably required by Financial Security and provided to such holder of the senior Notes by Financial Security, irrevocably assigning to Financial Security all rights and claims of such holder of the senior Notes relating to or arising under the related class of senior Notes, against the debtor which made such preference payments or otherwise with respect to such preference payment, or

             (ii) the date of receipt by Financial Security from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of receipt, Financial Security shall have received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice.

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

     Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the Indenture Trustee or any Noteholder directly, unless a holder of the senior Notes has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order in which case such payment shall be disbursed to the related trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to Financial Security. In connection with the foregoing, and as will be provided in the Indenture and Sale and Servicing Agreement, Financial Security will have certain rights to direct proceedings regarding the seeking to avoid payments made on or in respect of the Contracts or the senior Notes as preferential.

     The terms receipt and received, with respect to the Note Policy, shall mean actual delivery to Financial Security and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day and delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding Business Day. If any notice or certificate given under the Note Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and Financial Security or its fiscal agent shall promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended notice.

     For purposes of the Note Policy, Business Day will mean any day other than
(i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed.

     Financial Security's obligations under the Note Policy in respect of Scheduled Payments shall in each case be discharged to the extent funds are transferred to the Indenture Trustee, as provided in the Note Policy whether or not such funds are properly applied by the Indenture Trustee. Noteholders will have no rights directly under the Note Policy against Financial Security.

     Financial Security shall be subrogated to the rights of each holder of the senior Notes to receive payments of principal and interest to the extent of any payment by Financial Security under the Note Policy.

     Claims under the Note Policy will constitute direct, unsecured and unsubordinated obligations of Financial Security ranking not less than pari passu with other unsecured and unsubordinated indebtedness of Financial Security for borrowed money. Claims against Financial Security under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of Financial Security. The terms of the Note Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Note Policy may not be cancelled or revoked prior to distribution in full of all Scheduled Payments. The Note Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Note Policy is governed by the laws of the State of New York. As a result, if a claim is made on the Note Policy for the benefit of the holders of the senior Notes and Financial Security is insolvent and unable to pay the amount then due under that policy, the holders of the senior Notes would not be permitted to file a claim against the Property/Casualty Insurance Fund specified in Article 76 of the New York Insurance Law. In that circumstance, the holders of the senior Notes would have recourse against the estate of Financial Security only, as any other general creditor of Financial Security.

                       FINANCIAL SECURITY ASSURANCE INC.

GENERAL

     Financial Security Assurance Inc., which is referred to in this prospectus as "Financial Security" or "the Insurer," is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

     Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. Financial guaranty
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

insurance provides a guaranty of scheduled payments on an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

     Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this Prospectus as Holdings. Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance in France, Belgium and other European countries. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

     The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

     Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by Financial Security as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATINGS

     Financial Security's insurance financial strength is rated "Aaa" by Moody's and "AAA" by Fitch IBCA, Inc. Financial Security's insurer financial strength is rated "AAA" by Standard & Poor's and Standard & Poor's (Australia) Pty. Ltd. Financial Security's claims-paying ability is rated "AAA" by Japan Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies.

CAPITALIZATION

     Information regarding the capitalization of Financial Security is presented in the accompanying prospectus supplement.

INSURANCE REGULATION

     Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

SOURCES OF ADDITIONAL INFORMATION

     For further information concerning Financial Security, see the accompanying prospectus supplement and the consolidated financial statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference into this prospectus and the related prospectus supplement. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

                              THE MASTER SERVICER

     The Contracts will be serviced by WFS in its capacity as Master Servicer. While WFS may or may not use a subservicer in servicing the Contracts, WFS is referred to as the Master Servicer in this prospectus.

     The Master Servicer will be obligated pursuant to the Sale and Servicing Agreement, subject to the limitations set forth therein, to service the Contracts and to repurchase Contracts under certain circumstances if certain representations and warranties made by the Master Servicer are incorrect or if the Master Servicer breaches certain of its servicing obligations under the Sale and Servicing Agreement, in either case in a manner that materially and adversely affects the holders of the Notes. The Master Servicer may perform its servicing duties through one or more subservicers, provided that the employment of a subservicer shall not relieve the Master Servicer from any liability of the Master Servicer under the Sale and Servicing Agreement.

     If the Master Servicer uses a subservicer, the Master Servicer will enter into a subservicing agreement with that subservicer. The subservicing agreement must not be inconsistent with the terms of the Sale and Servicing Agreement. The Master Servicer may terminate a subservicing agreement and either service the related Contracts directly or enter into a new subservicing agreement for those Contracts with a subservicer that need not be an affiliate of the Master Servicer. Notwithstanding any subservicing agreement, the Master Servicer will remain obligated and liable to the Indenture Trustee, the Owner Trustee and the Noteholders for servicing and administering the Contracts in accordance with the Sale and Servicing Agreement as if the Master Servicer alone were servicing the Contracts. References herein to actions required or permitted to be taken by the Master Servicer include the actions by a subservicer.

COLLECTION OF PAYMENTS

     The Master Servicer will service the Contracts and will provide certain accounting and reporting services with respect to the Contracts and the Notes. The Master Servicer must take all actions necessary to maintain continuous perfection of the security interests granted by the obligors in the financed vehicles. The Master Servicer will be obligated to service the Contracts in accordance with the customary and usual servicing procedures employed by financial institutions that service retail installment sales contracts and/or installment loan agreements secured by motor vehicles and, to the extent more exacting, the procedures used for such Contracts owned by the Master Servicer. In its judgment, the Master Servicer may reduce the annual percentage rate of a delinquent Contract, but not below the sum of the weighted average interest rate of the Notes as of the Closing Date and the Servicing Fee Percent, may reduce the principal balance and may extend the scheduled maturity of a delinquent contract for up to 90 days in the aggregate past the originally scheduled date of the last payment on such Contract, so long as the Master Servicer makes an appropriate Advance as will be required in the Sale and Servicing Agreement, but in no event beyond the last final scheduled Distribution Date.

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

     The Master Servicer shall deposit in or credit to the collection account or the holding account, within two Business Days of receipt, all Net Collections received on or in respect of the Contracts, except that as to Contracts serviced by a subservicer, such proceeds shall be deposited within three Business Days of receipt by the subservicer. The Master Servicer will also deposit in or credit to the collection account or the holding account, within two Business Days of receipt, all net liquidation proceeds and net insurance proceeds, after deducting the amount of any outstanding and unreimbursed Advances. See "Certain Information Regarding the Securities -- The Accounts and Eligible Investments".

ADVANCES

     The Master Servicer will be obligated to advance delinquent payments of monthly principal and interest payments on individual Rule of 78's Contracts and to advance 30 days of interest at the sum of the weighted average interest rate and the Servicing Fee Percent for each month of delinquency in that due period on individual Simple Interest Contracts, each of which is an "Advance," to the extent that any Advance, if made, would not, in the good faith judgment of the Master Servicer, constitute a "nonrecoverable Advance". A nonrecoverable Advance will be an Advance previously made or to be made by the Master Servicer which, in the good faith judgment of the Master Servicer, may not be ultimately recoverable by the Master Servicer from proceeds of Liquidated Contracts and proceeds of any insurance applicable to a financed vehicle or otherwise. Concurrently with the furnishing of the related distribution date statement to the Indenture Trustee and the Owner Trustee, the Master Servicer will deposit in the collection account all Advances, if any, in respect of the related Due Period. The Master Servicer will not be entitled to any interest on Advances when it is reimbursed for Advances. The amount of Advances deposited in the collection account for any Distribution Date may be net of amounts otherwise payable to the Master Servicer on such Distribution Date.

     In making Advances, the Master Servicer will be endeavoring to maintain a regular flow of interest and principal payments to the noteholders rather than to guarantee or insure against losses. Advances will be reimbursed to the Master Servicer out of recoveries on the related Contracts, including late payments by the obligor, net liquidation proceeds and net insurance proceeds, or, to the extent any portion of an Advance is determined to be a nonrecoverable Advance, out of unrelated installments of monthly principal and interest payments or prepayment proceeds.

INSURANCE ON FINANCED VEHICLES

     Each obligor on a Contract is required to maintain insurance covering physical damage to the financed vehicle of such obligor in an amount not less than the lesser of its actual cash value or the unpaid Principal Balance under that Contract; provided, however, that the Master Servicer will not be obligated to enforce this requirement when the Principal Balance of a Contract is less than $4,000 or there are six or fewer months remaining to its scheduled maturity. The Master Servicer or a subservicer is required to be named as a loss payee under the policy of insurance obtained by the obligor. In addition, to the extent required by applicable law, the policy of insurance will be delivered to the Master Servicer or subservicer, as appropriate. The financed vehicle is required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. The Master Servicer shall obtain a limited dual interest insurance policy which provides coverage for physical damage to, or loss of, a financed vehicle if the obligor fails to maintain the required insurance and may add the premium for that insurance to the balance due on the Contract to the extent permitted by applicable law; provided, however, that the Master Servicer shall not be required to maintain that insurance in respect of any financed vehicle as to which the related Contract has an unpaid principal balance of less than $4,000 or there are six or fewer months remaining until the Contract matures. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. The Scheduled Balance of a Contract will not include any amount for premiums paid by the Master Servicer, and payments by an obligor in respect of such financed premium will not be applied to distributions on the Notes.

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

SERVICER DETERMINATION AND REPORTS TO TRUSTEES

     The Master Servicer will perform monitoring and reporting functions for the Owner Trustee, the Indenture Trustee and Financial Security. The Master Servicer will prepare and deliver to the Owner Trustee, the Indenture Trustee and Financial Security the following:

          (a) each statement to noteholders and

          (b) an additional report covering:

           - the aggregate amount, if any, paid by or due from the Master Servicer or the Seller for the purchase of Contracts which the Master Servicer or the Seller has become obligated to purchase, and

           - the net amount of funds which have been deposited in or credited to the collection account or holding account.

SERVICING COMPENSATION

     The Master Servicer will be entitled to compensation for the performance of its obligations under the Sale and Servicing Agreement. The Master Servicer shall be entitled to receive for each Contract from the monthly principal and interest paid on or in respect of that Contract an amount equal to a certain percentage, or the Servicing Fee Percent, which, except as otherwise specified in the related prospectus supplement, shall equal one-twelfth of 1.25% per annum of the Scheduled Balance of that Contract for the related month in respect of which the monthly principal and interest for that month has been collected or advanced. As additional compensation, the Master Servicer or its designee shall be entitled to retain all late payment charges, extension fees and similar items paid in respect of the Contracts. The Master Servicer will determine when an extension is to be granted, subject to the limitations described under "The Master Servicer -- Collection of Payments". The Master Servicer or its designee will also receive as additional servicing compensation the amount, if any, by which the outstanding Principal Balance of a Contract that is prepaid in full prior to its maturity exceeds the Scheduled Balance of that Contract. The sum of the foregoing items is the Servicing Fee. The Master Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Sale and Servicing Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute liquidation expenses or expenses recoverable under an applicable insurance policy.

     The servicing fee will compensate the Master Servicer for:

          (a) performing the functions of a third party servicer of the Contracts as an agent for the Indenture Trustee and the Owner Trustee, including:

        - collecting and posting all payments,

        - responding to inquiries of obligors,

        - investigating delinquencies,

        - sending payment statements and reporting tax information to obligors,

        - paying costs of collections, and

        - policing the collateral,

          (b) administering the Contracts, including:

        - accounting for collections, and

        - furnishing quarterly and annual statements to the Indenture Trustee and the Owner Trustee with respect to distributions and generating federal income tax information and certain taxes, accounting fees, auditor fees, data processing costs and other costs incurred in connection with administering the Contracts, and

          (c) maximizing the performance of the Contracts for the benefit of the Seller, including:

        - focusing servicing activities on delinquent obligors to reduce the likelihood of those obligors defaulting upon their Contracts, and

        - increasing realization upon defaulted Contracts in an efficient manner so as to maximize the amount distributable to the Seller from the Spread Account.

REALIZATION UPON DEFAULTED CONTRACTS

     The Master Servicer will liquidate any Contract that goes into default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Liquidation of a Defaulted Contract may be through repossession or sale of the financed vehicle or otherwise. In connection with a repossession or other conversion, the Master Servicer will follow normal and usual procedures for holders of motor vehicle retail installment sales contracts and installment loans. In this regard, the Master Servicer may sell the financed vehicle at a repossession or other sale.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

GENERAL

     The Contracts are "chattel paper" as defined in the Uniform Commercial Code, as in effect in California and the other states in which the Contracts are originated. Pursuant to the UCC, an ownership or security interest in chattel paper may be perfected by possession of the chattel paper or filing a UCC-1 financing statement with the secretary of state or other central filing office in the appropriate state as required by the applicable UCC.

     WFS and the Seller will each take or cause to be taken those actions as are required to perfect a Trust's rights in the Contracts sold or otherwise transferred by the Seller and will represent and warrant that the Trust, subject to the interest of Financial Security under each insurance agreement pursuant to which a Note Policy will be issued, has good title, or a first priority security interest, free and clear of liens and encumbrances, to each Contract on the Closing Date. Under each Sale and Servicing Agreement, WFS, as Master Servicer, or one or more subservicers, will have custody of the Contracts following the sale of the Contracts to a Trust and will hold the Contracts as bailee for the benefit of the Trust. However, the Contracts will not be physically marked to indicate the ownership or security interest thereof by a Trust. UCC-1 financing statements will be filed with the Secretary of States of such states as is appropriate to perfect by filing and to give notice of a Trust's ownership or security interest in the Contracts. If, through inadvertence or otherwise, any of the Contracts were sold to another party who purchased those Contracts in the ordinary course of its business and took possession of them, the purchaser would acquire an interest in those Contracts superior to the interests of a Trust if the purchaser acquired the contracts in good faith, for value and without actual knowledge of the Trust's ownership or security interest in those Contracts. The Master Servicer will agree in the Sale and Servicing Agreement to take all necessary actions to preserve and protect a Trust's ownership or security interest in the Contracts. The Seller will represent and warrant that each Contract is secured by a financed vehicle. Notwithstanding the failure of a Trust to have obtained a valid, first priority ownership or security interest in a Contract, Financial Security will remain unconditionally and irrevocably obligated on its guarantee of Scheduled Payments payable to Noteholders on each Distribution Date. See "The Note Policy".

SECURITY INTERESTS IN THE FINANCED VEHICLES

     All of the financed vehicles were registered in the State of California or another of the states listed under "The Contracts Pool -- Geographic Concentration of the Contracts" in the related Prospectus Supplement at the time of origination of the related Contracts. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. Security interests in vehicles registered in the State of

California (except as otherwise noted in the related prospectus supplement, the state in which the largest number of financed vehicles is located) may be perfected by depositing with the California Department of Motor Vehicles a properly endorsed certificate of title showing the secured party as legal owner or an application for an original registration together with an application for registration of the secured party as legal owner. Security interests in vehicles registered in most other states are perfected, generally, in a similar manner. California and some other states permit the required documents to perfect a security interest to be filed electronically as well as physically. The Seller will represent and warrant to the Trust in the Sale and Servicing Agreement that all steps necessary to obtain a perfected first priority security interest with respect to the financed vehicles securing the Contracts sold or transferred by the Seller have been taken. If the Master Servicer fails, because of clerical error or otherwise, to effect or maintain such notation for a financed vehicle, the Trust may not have a first priority security interest in that financed vehicle.

     All contracts purchased or originated by WFS name WFS as obligee or assignee and as the secured party. WFS also takes all actions necessary under the laws of the state in which the related financed vehicles are located to perfect its security interest in those vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of the certificates of title.

     The Seller will transfer Contracts to the Trust and will assign its security interests in the financed vehicles to that Trust and Financial Security. However, because of the administrative burden and expense, neither a Trust nor Financial Security will amend any certificate of title to identify the Trust or Financial Security as the new secured party nor will the certificates of title be delivered to the trustee. Accordingly, WFS will continue to be named as the secured party on the certificates of title for the financed vehicles. Under the law of California and most other states, the assignment of the Contracts is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the new secured party succeeds thereby to the assignor's rights as secured party. However, there exists a risk in not identifying a Trust as the new secured party on the certificates of title that, through fraud or negligence, the security interest of the Trust in one or more financed vehicles could be released.

     In the absence of fraud or forgery by the financed vehicle owner or administrative error by state recording officials, notation of the lien of WFS on the certificates of title or in the electronic records of the state officials where electronic titles are permitted should be sufficient to protect the Trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which WFS has failed to perfect the security interest assigned to the Trust, the security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

     In the event that the owner of a financed vehicle relocates to a state other than the state in which the financed vehicle is registered, under the laws of most states the perfected security interest in the financed vehicle would continue for four months after that relocation and thereafter, in most instances, until the owner registers the financed vehicle in that state. A majority of states, including California, generally require surrender of a certificate of title to initially register in that state a vehicle originally registered in another state. Therefore, the Master Servicer on behalf of the Trust must surrender possession, if it holds the certificate of title to a relocated financed vehicle, for the financed vehicle owner to effect the registration. If the financed vehicle owner moves to a state that provides for notation of lien on the certificate of title to perfect the security interests in the financed vehicle, WFS, absent clerical errors or fraud, would receive notice of surrender of the certificate of title if WFS' lien is noted thereon. Accordingly, WFS will have notice and the opportunity to reperfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, registration in that state could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle loans, WFS takes steps to effect reperfection upon receipt of notice of reregistration or information from the obligor as to relocation. Similarly, when an obligor under a contract sells a financed vehicle, the Master Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Sale and Servicing Agreement, the Master Servicer, at its cost, will be obligated to maintain the continuous perfection of security interests in the financed vehicles.

     Under the law of California and most other states, liens for unpaid taxes and possessory liens for storage of and repairs performed on a motor vehicle take priority even over a perfected security interest in that vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The Seller will represent in the Sale and Servicing Agreement that, as of the Closing Date, the security interest in each financed vehicle is prior to all other present liens upon and security interests in that financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a Contract. No notice will be given to the Trustees, the Master Servicer or Noteholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the Closing Date would not give rise to the Seller's repurchase obligations under the Sale and Servicing Agreement.

ENFORCEMENT OF SECURITY INTERESTS IN FINANCED VEHICLES

     The Master Servicer, on behalf of the Trust, may take action itself or through one or more subservicers to enforce its security interest with respect to Defaulted Contracts by repossession and resale of the financed vehicles securing such Defaulted Contracts. In addition to the provisions of the UCC, under California law the Contracts originated in California are subject to the provisions of its Rees-Levering Motor Vehicle Sales and Finance Act, commonly known as the Rees-Levering Act. Contracts originated in other states are subject to retail installment sales laws and similar laws of those states including in many of those states their version of the Uniform Consumer Credit Code. The provisions of the Rees-Levering Act and similar laws of other states control in the event of a conflict with the provisions of the UCC. Under the UCC and laws applicable in most states, a creditor can, without prior notice to the debtor, repossess a motor vehicle securing a loan by voluntary surrender, by "self-help" repossession without breach of peace, and by judicial process. The Rees-Levering Act and similar laws of other states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor's right to redeem the vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale.

     In the event of repossession and resale of a financed vehicle, the Master Servicer for the benefit of the Trust would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments. Under California law the proceeds from the resale of the motor vehicle securing the debtor's loan are required to be applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. The priority of application of proceeds of sale as to repossessed vehicles under the Contracts originated in most other states is similar.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of a creditor to repossess and resell collateral or enforce a deficiency judgment.

     In the event that deficiency judgments are not satisfied or are satisfied at a discount or are discharged in whole or in part in bankruptcy proceedings, including proceedings under Chapter 13 of the Bankruptcy Reform Act of 1978, as amended, the loss will be borne by the Trust.

OTHER MATTERS

     The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which give rise to the transaction, and certain related lenders and assignees, to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a transferred contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule, which would be applicable to a Trust and Financial Security, is limited to amounts paid under a Contract; however, the obligor may also assert the rule to set off remaining amounts due as a defense against a claim brought by a trustee against that obligor.

     The courts have imposed general equitable principles on repossession and litigation involving deficiency balances. These equitable principles may have an effect of relieving an obligor from some or all of the legal consequences of a default.

     Numerous other federal and state consumer protection laws, regulations and rules impose requirements applicable to the origination and servicing of the contracts, including the Truth-in-Lending Act (and Federal Reserve Board Regulation Z), the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act (and Federal Reserve Board Regulation B), the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and the California Rees-Levering Act and motor vehicle retail installment sale acts in other states, and similar laws and rules. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of a trustee as an assignee to enforce noncomplying Contracts. The Seller will represent and warrant in the Sale and Servicing Agreement that each of the Contracts, and the sale of the financed vehicles sold thereunder, complied with all material requirements of such laws.

REPURCHASE OBLIGATION

     In each Sale and Servicing Agreement the Master Servicer will make certain representations, warranties and affirmative covenants regarding, among other things, the maintenance of the security interest in each financed vehicle, the breach of which would create an obligation of the Master Servicer to repurchase any affected contract unless the breach is cured.

                                      WFS

GENERAL

     WFS is an auto finance company incorporated in California in 1988. WFS was formerly known as Westcorp Financial Services, Inc., or "Westcorp Financial," a wholly owned operating subsidiary of Western Financial Bank, and a licensed consumer finance company. Prior to May 1, 1995, the auto finance activities described in this prospectus were conducted separately by Western Financial Bank, through its auto finance division, and by Westcorp Financial. Effective May 1, 1995, Western Financial Bank's auto finance division was combined with the consumer auto finance activities of Westcorp Financial, with Westcorp Financial then changing its corporate name to WFS Financial Inc. In August 1995, WFS completed an initial public offering of 19.7% of its common stock. In February 2000, WFS completed a public offering of additional common stock, following which Western Financial Bank owned 82.6% of WFS. WFS is a majority owned operating subsidiary of Western Financial Bank.

     WFS' revenues are derived principally from contractual servicing fees, the retained interest on contracts sold for which servicing is retained, interest on contracts not sold and fee income including late fees, deferment fees, documentation fees and other fees, interest charged on its portfolio of contracts and, to a lesser extent, gain on other investments. Interest on borrowings and general and administrative costs are WFS' major expense items.

     The principal executive offices of WFS are located at 23 Pasteur, Irvine, California 92618 and its telephone number is (949) 727-1002.

BUSINESS ACTIVITIES

     WFS is engaged principally in the business of originating contracts secured by automobiles and light duty trucks from new and pre-owned car dealers and the public. WFS currently conducts its operations through its principal office and 44 production offices nationwide.

                                     WFSRC

     WFSRC is a wholly owned, limited-purpose service corporation of WFS, and was incorporated under the laws of the State of California on December 22, 1999. The principal office of WFSRC is 6655 West Sahara Avenue, Las Vegas, Nevada 89146. WFSRC's telephone number is (702) 227-8100.

     WFSRC was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from WFS in connection with its activities as a finance subsidiary of WFS. WFSRC has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by vehicles or (ii) originating one or more grantor or owner trusts owning installment sales contracts and installment loans secured by vehicles.

     WFSRC's Articles of Incorporation limit the activities of WFSRC to the above purposes and to any activities incidental to and necessary for such purposes.

                                    THE BANK

GENERAL

     Western Financial Bank, or the "Bank", is a federally chartered savings association. The Bank is a wholly owned subsidiary of Westcorp. Westcorp is a financial services holding company which operates principally through the Bank, its wholly owned subsidiary, and through WFS.

     As a federally chartered savings association, the Bank is subject to regulation and supervision by the OTS and the FDIC. The Bank is a member of the Federal Home Loan Bank of San Francisco.

     The principal executive office of the Bank is located at 15750 Alton Parkway, Irvine, California 92618 and its telephone number is (949) 727-1100.

BUSINESS ACTIVITIES

     The Bank provides a wide range of financial services through its community banking group which includes retail and commercial operations. Retail banking services are available through a network of 25 retail banking offices located throughout California. Commercial banking operations target selected southern California markets. The Bank maintains an ownership interest in WFS which exceeds 82 percent.

                 FEDERAL AND CALIFORNIA INCOME TAX CONSEQUENCES

FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules contained within the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder. To the extent the tax consequences related to subordinated Notes, if any, differs from the consequences discussed in this prospectus, those consequences will be discussed in the related prospectus supplement.

     Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the Notes. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

     This summary does not purport to deal with all aspects of federal income taxation that may be relevant to investors in light of their individual investment circumstances, such financial institutions, broker-dealers, life insurance companies and tax-exempt organizations.

TAX CHARACTERIZATION OF TRUSTS

     In the opinion of Mitchell, Silberberg & Knupp LLP, special tax counsel to WFSRC, the Trust will not be an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of each Trust Agreement and related documents will be complied with, and on that counsel's conclusions that the nature of the income of such Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If a Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. Such Trust's taxable income would include all its income on the related Contracts, which may be reduced by its interest expense on the Notes. Any corporate income tax could materially reduce cash available to make payments on the Notes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Mitchell, Silberberg & Knupp LLP, special tax counsel to the Seller, will render an opinion that the Notes will be classified as debt for federal income tax purposes. All of the discussion below assumes this characterization of the Notes is correct.

     OID. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount, or OID, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of such OID regulations.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon, and any premium received upon an Optional Repurchase, will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with more than a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

     However, because a failure to pay interest currently on Notes is not a default and does not give rise to a penalty, under the OID regulations Notes might be viewed as having been issued with OID. This interpretation would not significantly affect accrual basis holders of Notes, although it would somewhat accelerate taxable income to cash basis holders by in effect requiring them to report interest income on the accrual basis.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign holders. Interest payments made, or accrued, to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, each a "foreign person," generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of a Trust or the Seller, including a holder of 10% of outstanding Notes deemed voting equity for federal income tax purposes, or a "controlled foreign corporation" with respect to which a Trust or the Seller is a "related person" within the meaning of the Internal Revenue Code or bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code and (ii) a foreign person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement, on Form W-8BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of a Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If that interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty. Certain partnerships or trusts that are non-United States persons may have additional operating obligations.

     Payments of portfolio interest that are effectively connected with the conduct of a trade or business within the United States by a non-United States person generally will not be subject to United States federal withholding tax, provided that the non-United States person provides a property executed IRS Form W-8ECI (or successor form) stating that the interest paid is not subject to withholding tax because it is effectively connected with the non-United States person's conduct of a trade or business in the United States.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note, other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, each Trust will be required to withhold a portion from the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, such Notes might be treated as equity interests in a trust. If so treated, a Trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described above, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity. Alternatively, and most likely in the view of special tax counsel, such Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of Notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

     NOTEHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

CALIFORNIA INCOME TAX CONSEQUENCES

     In the opinion of Mitchell, Silberberg & Knupp LLP, special tax counsel to the Seller, the Trust will not be an association taxable as a corporation for California income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with. Mitchell, Silberberg & Knupp LLP has rendered an opinion that Noteholders who are not residents of or otherwise subject to tax in California will not, solely by reason of their acquisition of an interest in any class of Notes, respectively, be subject to California income, franchise, excise or similar taxes with respect to interest on any class of Notes or with respect to any of the other Trust property. To the extent the tax consequences related to subordinated Notes, if any, differs from the consequences discussed in this prospectus, those consequences will be discussed in the related prospectus supplement.

     Investors should consult their own tax advisors to determine the state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes.

                              ERISA CONSIDERATIONS

OVERVIEW

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain restrictions on employee benefit plans and on certain other retirement plans and arrangements, such as individual retirement accounts and annuities and Keogh plans, and on collective investment funds and separate accounts in which those plans, accounts or arrangements are invested, each of which is referred to in this prospectus as a "plan", and on persons who are parties in interest or disqualified persons with respect to such plans; these restrictions could affect the decision to purchase the senior notes by or on behalf of plans. Certain employee benefit plans, such as certain governmental plans, church plans that have not made an election under Section 410(d) of the Internal Revenue Code, are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code and assets of those plans may be invested without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law, including, for any government or
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

church plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code, the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

     Investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that a plan's investment be made in accordance with the documents governing the plan.

PROHIBITED TRANSACTIONS

     Section 406 of ERISA prohibits parties in interest with respect to a plan from engaging in certain transactions involving the plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Internal Revenue Code and Section 502(i) of ERISA impose certain excise taxes on the parties to such prohibited transactions. Notes purchased by a plan would be assets of the plan. Under regulations issued by the U.S. Department of Labor, the Contracts in certain circumstances may also be deemed to be assets of each plan that purchases senior Notes. If this were so, not only persons that cause a plan to acquire Notes but also those who sponsor or insure the related Contracts or manage, control or service the Contracts may be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code.

     Under a regulation issued by the United States Department of Labor, the assets of the Trust would be treated as assets of a plan for the purposes of ERISA and the Internal Revenue Code only if the plan acquires an "equity interest" in the Trust and none of the exceptions contained in this plan assets regulation is applicable. An equity interest is defined under the plan assets regulation as an interest other than an investment which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the senior Notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the senior Notes, including the reasonable expectation of purchasers of the senior Notes that the senior Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the senior Notes could change if the Trust incurs losses. However, even if the senior Notes are treated as debt for such purposes, the acquisition or holding of Notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the Trust, the owner of the equity interest in the Trust, or any of their affiliates is or becomes a party-in-interest or a disqualified person with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers". In addition, PTCE 2000-58, which amended certain administrative exemptions that had been granted to a number of underwriters to provide relief for certain transactions involving issuers of asset backed securities which are either debt or equity investments, may provide exemptive relief for the acquisition and holding of certain Notes. Each investor which acquires the Notes on behalf of or with plan assets of a plan will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by one of the exemptions listed above or by another U.S. Department of Labor class exemption. However, there can be no assurance that an exemption will apply to all transactions that may arise in connection with an investment in the Notes.

THE NOTES

     The senior Notes may be purchased by a plan subject to ERISA or Section 4975 of the Internal Revenue Code. A fiduciary of a plan must determine that the purchase of a Note is consistent with its

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

fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

     The senior Notes may not be purchased with the assets of a plan if the Seller, the Master Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (i) has investment or administrative discretion with respect to such plan assets; (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such plan assets and (b) will be based on the particular investment needs for such plan; or (iii) is an employer maintaining or contributing to that plan.

     If subordinated Notes are offered by a related prospectus supplement, the eligibility of such Notes for purchase by plans will be described in that prospectus supplement.

                              PLAN OF DISTRIBUTION

     The Notes will be offered through one or more of the methods described below. The prospectus supplement will provide specific details as to the method of distribution for particular offerings, and set forth the time and place for delivery of Notes. Offerings may be made through one or more of the following methods by:

     - negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     - placements with institutional investors through dealers;

     - direct placements with institutional investors; and

     - competitive bid.

     If underwriters are used for the sale of any securities, other than for underwriting on a best efforts basis, the Notes will be acquired by the underwriters for their own account and may be resold from time to time through one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The Notes will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of Notes, underwriters may receive compensation from the company or from purchasers of Notes in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of Notes may be deemed to be underwriters in connection with the Notes, and any discounts or commissions received by them from the company and any profit on the resale of Notes by them may be deemed to be underwriting discounts and commissions under the Act. The prospectus supplement will describe any compensation paid to underwriters.

     It is anticipated that the underwriting agreement pertaining to the sale of Notes will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the Notes if any are purchased, other than in connection with underwriting on a best efforts basis, and that, in limited circumstances, the Seller and the Master Servicer will jointly and severally indemnify the several underwriters and the underwriters will indemnify the Seller as against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made.

     The prospectus supplement with respect to any Notes offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of Notes.

     If subordinated Notes are offered by a related prospectus supplement, the method of distribution of such offered subordinated Notes will be described in that prospectus supplement.

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

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes, including certain federal and California income tax matters, will be passed upon for the Seller by Mitchell, Silberberg & Knupp LLP, Los Angeles, California. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for the underwriters. Certain legal matters relating to the Note Policy will be passed upon for Financial Security by the counsel identified in the related prospectus supplement.

                                    EXPERTS

     Financial statements of Financial Security are contained in or incorporated by reference in the related prospectus supplement.

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

                                    GLOSSARY

     "Advance" means an amount deposited by the Master Servicer to a collection account that has not previously been paid to the Master Servicer under the Contracts.

     "Aggregate Scheduled Balance" means the sum of the Scheduled Balances of the outstanding Contracts.

     "Aggregate Scheduled Balance Decline" means, with respect to any Distribution Date, the amount by which the Aggregate Scheduled Balance as of the beginning of the related Due Period - or in the case of the first Distribution Date, as of the cut-off date - exceeds the Aggregate Scheduled Balance as of the end of such Due Period.

     A "Business Day" will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Newark, Delaware or Los Angeles, California are authorized or obligated by law, executive order or government decree to be closed.

     "Calculation Day" means the last day of each month.

     "Clearstream" means Clearstream Banking, a societe anonyme and a professional depository under the laws of Luxembourg.

     "Closing Date" means the date the Notes are initially issued.

     "Contracts" means retail installment sales contracts and retail installment loans secured by new and pre-owned automobiles and light duty trucks that are sold to a Trust and designed to provide funds for the payment of interest and principal on the Notes.

     "Defaulted Contract" means, with respect to any Due Period, a Contract either which is, at the end of such Due Period, delinquent in the amount of at least two monthly payments, or with respect to which the related financed vehicle has been repossessed or repossession efforts have been commenced.

     "Definitive Securities" means Notes issued as physical certificates.

     "Distribution Date" is a date established under the Indenture on which a payment of principal or interest on the Notes is required.

     "Due Period" means, with respect to any Distribution Date, the three-month period commencing on the first day of the third month preceding the month in which that Distribution Date occurs - or in the case of the first Distribution Date, commencing on the cut-off date - to the last day of the month immediately preceding the month in which that Distribution Date occurs.

     "Euroclear" means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation.

     "Indenture" means a trust indenture pursuant to the Trust Indenture Act of 1939, as amended, stating the terms under which the Notes are issued.

     "Indenture Trustee" means the trustee under the Indenture.

     "Insolvency Event" means certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Seller or the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations.

     "Liquidated Contract" means, a Contract that (i) has been repurchased by the Seller or the Master Servicer or as to which all of the principal has been paid prior to its scheduled maturity; (ii) is a Defaulted Contract with respect to which the related financed vehicle was repossessed and, after any cure period required by law has expired, the Master Servicer has charged-off any losses prior to the four-month period referenced in clause (iv) below; (iii) has been paid in full on or after its scheduled maturity; or (iv) is delinquent as to all or part of four or more monthly principal and interest payments. Contracts that

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

become Liquidated Contracts pursuant to clause (ii) or (iv) above and any collections thereon will thereupon no longer be part of the Trust, although collections thereon will be deposited in the collection account.

     "Master Servicer" means WFS Financial Inc or WFS.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Collections" means all payments received by the Master Servicer on or in respect of the Contracts due on or after the cut-off date, including: (i) prepayments, net liquidation proceeds and net insurance proceeds, (ii) amounts, other than any repurchase premium, paid upon purchase or repurchase of Contracts, and (iii) any Advances that may be made by the Master Servicer in respect of delinquent Contracts, which amounts are in each instance net of late payments in respect of which the Master Servicer has previously made an Advance or reimbursement to the Master Servicer for nonrecoverable Advances.

     "Net Liquidation Proceeds" means proceeds received by the Master Servicer, net of liquidation expenses, upon liquidation of a Defaulted Contract. Liquidation expenses will be the reasonable out-of-pocket expenses, exclusive of overhead expenses, incurred by the Master Servicer in realizing upon a Defaulted Contract. Net insurance proceeds will be proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance related to a Contract, other than funds used for the repair of the related financed vehicle or otherwise released to the related obligor in accordance with normal servicing procedures, after reimbursement to the Master Servicer of expenses recoverable under such insurance policy.

     "Note Distributable Amount" means, with respect to any Distribution Date, the sum of the Note Principal Distributable Amount and the Note Interest Distributable Amount for that Distribution Date.

     "Note Interest Carryover Shortfall" means, with respect to any Distribution Date and a class of Notes, the excess, if any, of the sum of the Note Quarterly Interest Distributable Amount for that class for the immediately preceding Distribution Date plus any outstanding Note Interest Carryover Shortfall for that class on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the note distribution account with respect to that class on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to holders of such class of Notes on that preceding Distribution Date at the related interest rate for the related interest period.

     "Note Interest Distributable Amount" means, with respect to any Distribution Date and a class of Notes, the sum of the Note Quarterly Interest Distributable Amount and the Note Interest Carryover Shortfall for such class of Notes for that Distribution Date.

     "Note Policy" means the financial guaranty insurance policy issued by Financial Security in favor of an Indenture Trustee for the benefit of insured classes of Notes pursuant to an insurance, indemnity and pledge agreement.

     "Note Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the sum of the Note Quarterly Principal Distributable Amount and any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date over the amount in respect of principal that is actually deposited in the note distribution account on that Distribution Date.

     "Note Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Note Quarterly Principal Distributable Amount for that Distribution Date and any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date; provided, however, that the Note Principal Distributable Amount with respect to a class of Notes shall not exceed the outstanding principal amount of such class of Notes. Notwithstanding the foregoing, the Note Principal Distributable Amount on each final scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the note distribution account on such Distribution

Date and allocable to principal) to reduce the outstanding principal amount of the related class of Notes to zero.

     "Note Quarterly Interest Distributable Amount" means, with respect to any Distribution Date, the sum of all interest due on the outstanding Notes for the interest period related to that Distribution Date. Interest will be calculated based on the outstanding principal amount of each class of Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to holders of that class of Notes on or prior to that Distribution Date, or, in the case of the first Distribution Date, on the original principal amount of that class of Notes.

     "Note Quarterly Principal Distributable Amount" has the meaning given in the related prospectus supplement.

     "Notes" means one or more series or classes of promissory notes representing the right to receive payments of principal and interest.

     "Optional Purchase" means the exercise by WFSRC of its right to purchase all outstanding Contracts from the Trust on any Distribution Date as of which the aggregate Principal Balance of the Simple Interest Contracts plus the aggregate of the present value of the remaining monthly principal and interest payments on the Rule of 78's Contracts is equal to or less than the amount specified in the related prospectus supplement.

     "Optional Repurchase" means the exercise by WFSRC of its right to repurchase from the Trust, on any Distribution Date, Contracts selected by it, in its sole discretion, which Contracts have an aggregate value on the date of repurchase of not more than the amount specified in the related prospectus supplement, which amount will be the sum of (i) the aggregate Principal Balance of Simple Interest Contracts repurchased and (ii) the aggregate of the present values of the remaining monthly principal and interests due on Rule of 78's Contracts repurchased.

     "Owner Trustee" means the trustee of a Trust that will own the Contracts.

     "Principal Balance" means, (i) as to a Simple Interest Contract, its actual principal balance and (ii) as to a Rule of 78's Contract, its actual principal balance net of unearned interest.

     "Rule of 78's Contract" means, a Contract that provides for the payment by the obligor of a specified total number of payments, payable in equal monthly installments, which total represents the interest in an amount calculated by using the Rule of 78's. Under the Rule of 78's, the amount of a monthly payment allocable to interest on a Contract is determined by multiplying the total amount of interest payable over the term of the Contract by a fraction. The denominator of that fraction consists of a number equal to the sum of a series of numbers representing the number of each monthly payment due under the Contract. For example, with a Contract providing for 12 payments, the denominator of each month's fraction will be 78, the sum of a series of numbers from 1 to 12. Accordingly, in the example of a twelve payment Contract, the fraction for the first payment is 12/78, for the second payment 11/78, for the third payment 10/78, and so on through the final payment, for which the fraction is 1/78. The numerator of that fraction, for a given month, consists of the number of payments remaining before the maturity of the Contract. The applicable fraction is then multiplied by the total add-on interest payment over the entire term of the contract, and the resulting amount is the amount of add-on interest earned that month. The difference between the amount of the monthly payment by the obligor and the amount of earned add-on interest calculated for the month is applied to the principal reduction. Under the law of Texas, a similar procedure is permitted for calculating the amount of add-on interest earned, except the fraction is derived by using the sum of monthly payments rather than the sum of the number of months (the "sum of the balances"). As a Contract using either the Rule of 78's or the sum of the balances method to compute interest earned is payable in equal monthly payments, the mathematical result is substantially identical under either system. Accordingly, for purposes of convenience, the term "Rule of 78's" is used in this prospectus in referring to Contracts with add-on interest regardless of which system is used to calculate interest earned.

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

     "Sale and Servicing Agreement" means an agreement among WFSRC, WFS and the Trust for the acquisition and servicing of the Contracts.

     "Scheduled Balance" means, with respect to (i) a Rule of 78's Contract, the present value of the remaining Scheduled Payments of monthly principal and interest due on that Contract discounted on a monthly basis as described below. The Scheduled Balance of a Simple Interest Contract will be its actual principal balance. The monthly principal and interest for a contract will be the installment of principal and interest due each month, each such date being a due date, and will be substantially equal for the term of the Contract. The Scheduled Balance of a Rule of 78's Contract for the cut-off date and each due date will be set forth in a schedule to the Sale and Servicing Agreement and will be equal to the present value, determined as discussed below, at each of those dates of all payments of monthly principal and interest on the contract that are due after that due date. That present value will be determined by discounting, on a monthly basis, each payment of monthly principal and interest from the last day of the month in which that payment of monthly principal and interest is due to the first day of the month in which that due date occurs, using a discount rate that will produce a present value at the cut-off date equal to the outstanding principal balance of the contract as of the cut-off date. The interest rate borne by substantially all of the Contracts will not be less than the weighted average of the interest rates on the Closing Date plus the servicing fee percent.

     "Scheduled Payments" means, with respect to any Distribution Date, payments which are scheduled to be made on the senior Notes during the term of the Note Policy in accordance with the original terms of the senior Notes when issued and without regard to any subsequent amendment or modification of the senior Notes or of the Indenture except amendments or modifications to which Financial Security has given its prior written consent in an amount equal to (i) the Note Interest Distributable Amount and (ii) the Note Principal Distributable Amount, in each case as more fully described in the related prospectus supplement. Scheduled Payments will not include (i) payments which become due on an accelerated basis as a result of (a) a default by the Trust, (b) any election to pay principal on an accelerated basis, (c) the occurrence of an event of default under the Indenture or (d) any other cause, unless Financial Security elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration or
(ii) any premium payable in connection with the exercise by the Seller of its Optional Repurchase option. If Financial Security does not so elect, the Note Policy will continue to guarantee Scheduled Payments on the Notes in accordance with their original terms. Scheduled Payments shall not include any portion of a
Note Interest Distributable Amount due to holders of the senior Notes because a notice and certificate in proper form was not timely received by Financial Security unless, in each case, Financial Security elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include any amounts due in respect of the notes attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or any event of default in respect of the Notes, or by reason of any deterioration of the creditworthiness of the Trust. Scheduled Payments shall also not include, nor shall coverage be provided under the Note Policy in respect of, any taxes, withholding or other charge with respect to any holder of the Notes imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a holder of the Notes.

     "Seller" means WFS Receivables Corporation, or WFSRC.

     "Servicer Default" means any of the events described under "Certain Information Regarding the Securities -- Servicer Defaults."

     "Servicing Fee" means the dollar value of the Servicing Fee Percent plus all late payment charges, extension fees (the Master Servicer will determine when an extension is to be granted, subject to the limitations described under "The Master Servicer -- Collection of Payments") and similar items paid in respect of the contracts in addition to the amount, if any, by which the outstanding Principal Balance of a Contract that is prepaid in full prior to its maturity exceeds the Scheduled Balance of that Contract.

     "Servicing Fee Percent" means compensation the Master Servicer shall be entitled to receive for each Contract from the monthly principal and interest paid in or in respect of that Contract an amount equal to
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

a certain percentage, which, except as otherwise specified in the related prospectus supplement, shall equal one-twelfth of 1.25% per annum of the Scheduled Balance of that contract for the related month in respect of which the monthly principal and interest for that month has been collected or advanced.

     "Simple Interest Contract" means a Contract as to which interest is calculated each day on the basis of the actual principal balance of that Contract on that day.

     "Spread Account" means a segregated trust account in the name of the Indenture Trustee that will afford some limited protection against losses on the Contracts.

     "Standard & Poor's" means Standard & Poor's Rating Services, a Division of The McGraw Hill Companies, Inc.

     "Trust" means either a Delaware business trust, or a trust established under the laws of another state, to which the Seller will sell the Contracts and which will issue the Notes.

     "Trust Agreement" means an amended and restated trust agreement pursuant to which the Trust will be established.

     "Unreimbursed Insurer Amounts" means any unreimbursed fees, expenses or other amounts owing to Financial Security under the insurance agreement pursuant to which the related Note Policy was issued.

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                                 $1,200,000,000
                          AUTO RECEIVABLE BACKED NOTES

                        WFS FINANCIAL 2001-C OWNER TRUST
                   $180,000,000   3.63625% CLASS A-1 NOTES
                   $300,000,000   3.97000% CLASS A-2 NOTES
                   $410,000,000   FLOATING RATE CLASS A-3 NOTES
                   $310,000,000   5.18000% CLASS A-4 NOTES

                     [WFS LOGO] WFS RECEIVABLES CORPORATION
                                     SELLER

                          [WFS LOGO] WFS FINANCIAL INC
                                MASTER SERVICER

                          ---------------------------

                             PROSPECTUS SUPPLEMENT
                                 JULY 27, 2001

                          ---------------------------

CREDIT SUISSE FIRST BOSTON
                  BANC OF AMERICA SECURITIES LLC
                                    DEUTSCHE BANC ALEX. BROWN
                                                  SALOMON SMITH BARNEY

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